SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

  Filed by the Registrant ☒

  Filed by a Party other than the Registrant ☐

  Check the appropriate box:

  ☐   Preliminary Proxy Statement

  ☐   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  ☒  Definitive Proxy Statement

  ☐   Definitive Additional Materials

  ☐   Soliciting Material Under Rule 14a-12

PVH CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐   Fee paid previously with preliminary materials:

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

PVH CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of PVH CORP. (the “Company”), a Delaware corporation, will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Thursday, June 20, 2013, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

(1)	to elect 12 directors of the Company to serve for a term of one year;

(2)	to consider and act upon a proposal to approve the material terms under the Company’s Performance Incentive Bonus Plan;

(3)	to consider and act upon a proposal to approve the material terms under the Company’s Long-Term Incentive Plan;

(4)	to consider and act upon an advisory resolution to approve the Company’s executive compensation;

(5)	to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

(6)	to consider and act upon such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on April 23, 2013 are entitled to vote at the meeting.

Attendance at the meeting will be limited to holders of record as of the record date of the Company’s Common Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership. Attendees also must present a picture ID to be admitted.

You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

By order of the Board of Directors,

MARK D. FISCHER
Secretary

New York, New York

May 13, 2013

PVH CORP. PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

— Date and Time	June 20, 2013, at 10:00 a.m., Eastern Daylight Savings Time
— Place	The Graduate Center - City University of New York 365 Fifth Avenue, Proshansky Auditorium, Concourse Level New York, New York
— Record Date	April 23, 2013
— Voting	Stockholders as of the record date are entitled to vote. Each share of our Common Stock is entitled to one vote.
— Admission	Attendance at the meeting will be limited to holders of record as of the record date of our Common Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement as of the record date will suffice as evidence of ownership. Attendees also must present a picture ID.

VOTING MATTERS AND VOTE RECOMMENDATION

See “Voting Information” for more information

Matter	Board Vote Recommendation	Required Vote	Broker Discretionary Vote Allowed

Election of directors	FOR EACH DIRECTOR NOMINEE	Majority of votes cast	No
Continuation of our Performance Incentive Bonus Plan and approval of material terms	FOR	Majority of shares present and entitled to vote on this matter	No
Continuation of our Long-Term Incentive Plan and approval of material terms	FOR	Majority of shares present and entitled to vote on this matter	No
Advisory vote on executive compensation	FOR	Majority of shares present and entitled to vote on this matter	No
Ratification of Ernst & Young LLP as our independent auditors for fiscal year 2013	FOR	Majority of shares present and entitled to vote on this matter	Yes

DIRECTOR ELECTION

See “Election of Directors” for more information

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

					Committee Memberships
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	CSR	NG
Mary Baglivo	55	2007	Former Chairman and Chief Executive Officer of Latin America and Multicultural, Saatchi & Saatchi Worldwide	Yes		M
Emanuel Chirico	56	2005	Chief Executive Officer of the Company	No
Juan R. Figuereo	57	2011	Executive Vice President and Chief Financial Officer, NII Holdings, Inc.	Yes	M
Joseph B. Fuller	56	1991	Senior Lecturer in Business Administration, Harvard Business School; Founder, Joseph Fuller LLC	Yes				C
Fred Gehring	58	2010	Chief Executive Officer of Tommy Hilfiger and PVH International Operations	No
Margaret L. Jenkins	61	2006	Founder and Owner, Margaret Jenkins & Associates; Former Senior Vice President and Chief Marketing Officer, Denny’s Corporation	Yes			M	M
Bruce Maggin	70	1987	Principal, The H.A.M. Media Group, LLC	Yes	C		M
V. James Marino	62	2007	Retired Chief Executive Officer, Alberto-Culver Company	Yes				M
Helen McCluskey	58	2013	Former President and Chief Executive Officer, The Warnaco Group, Inc.	Yes			M
Henry Nasella	66	2003	Partner and Co-Founder, LNK Partners	Yes		C
Rita M. Rodriguez	70	2005	Senior Fellow, Woodstock Theological Center at Georgetown University	Yes	M		C
Craig Rydin	61	2006	Chairman of the Board of Directors, Yankee Holding Corp.; Non-Executive Chairman, The Yankee Candle Company, Inc.	Yes		M

Key: AC CC CSR	Audit Committee Compensation Committee Corporate Social Responsibility Committee			NG C M	Nominating & Governance Committee Chair Member

Each director nominee is a current director and during 2012 attended at least 75% of the aggregate of all meetings of the Board and each committee on which he or she sits, other than Ms. McCluskey, who did not serve as a director during 2012.

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE INCENTIVE BONUS PLAN

See “Approval of the Material Terms of the Performance Incentive Bonus Plan” for more information

We are seeking approval of the material terms of this Plan. This will also have the effect of continuing this plan until our 2018 Annual Meeting of Stockholders. The Board of Directors recommends that stockholders approve this proposal.

APPROVAL OF THE MATERIAL TERMS OF THE LONG-TERM INCENTIVE PLAN

See “Approval of the Material Terms of the Long-Term Incentive Plan” for more information

We are seeking approval of the material terms of this Plan. This will also have the effect of continuing this plan until our 2018 Annual Meeting of Stockholders. The Board of Directors recommends that stockholders approve this proposal.

EXECUTIVE COMPENSATION MATTERS

See “Compensation Discussion and Analysis,” “Executive Compensation” and “Advisory Vote on Executive Compensation” for more information

Business Highlights

We experienced significant growth and financial performance in 2012, building upon the strong momentum in recent years. 2012 highlights include:

—	Revenue increased 3%;
—	Earnings before interest and taxes[1] increased 10%;
—	Earnings per share[1] increased 21%; and
—	We generally outperformed our peer group.

Executive Compensation Advisory Vote

The Board of Directors recommends that stockholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as described in this Proxy Statement for these reasons:

Pay for Performance

The bulk (approximately 65% to 86%) of each Named Executive Officer’s compensation package consists of short-term and long-term awards that only pay out upon the achievement of specific financial targets and equity awards that are linked to increases in stock value over time. The compensation paid to these executives is reflective of, and consistent with, our having outperformed our peer group for the one-, two-and three-year periods ended 2012 in virtually all key performance metrics, with our performance above median for the one-year period and well above the 75th percentile overall for the two-and three-year periods.

Sound Program Design

We designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment with the long-term interests of stockholders are key principles. We achieve our objectives through compensation that:

—	Is subject to our performance and the performance of our Common Stock;
—	Is heavily weighted towards long-term components;
—	Includes performance targets that are based upon budgeted earnings levels that are reviewed and approved by the Board of Directors;
—	Includes a limit on the maximum amount that an executive officer can receive as a payout for each incentive award; and
—	Does not encourage unnecessary and excessive risk taking.

Best Practices in Executive Compensation

Our executive compensation program incentives reward superior individual and business performance and do not encourage or reward inappropriate risks. Highlights of our practices include:

—	All of our incentive compensation plans include clawback provisions.
—

Our Chief Executive Officer is required to hold Common Stock with a value equal to six times his base salary and our other executive officers must hold Common Stock with a value equal to their base salaries.

—	We prohibit executive officers from hedging their ownership of our Common Stock.
—	Our compensation program does not rely on significant pension or welfare benefits or perquisites.
—	No employment agreement provides for tax gross-ups or includes long-term compensation in the calculation of the amount of severance payable.

1 On a non-GAAP basis, as reported in our earnings releases. The reconciliations to GAAP amounts appear on Exhibit A.

AUDITORS

  See “Ratification of the Appointment of Auditors” for more information

We ask that our stockholders ratify the selection of Ernst & Young LLP as our independent auditor. Below is summary information about Ernst & Young LLP’s fees for services provided in 2012 and 2011.

	2012	2011
Audit Fees	$3,211,000	$2,887,000
Audit-Related Fees	$826,000	$20,000
Tax Fees	$2,114,000	$2,230,000
All Other Fees	$290,000	—

	$6,441,000	$5,137,000

2013 ANNUAL MEETING

—

Stockholder proposals submitted for inclusion in the proxy statement for our 2014 Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Act (which we refer to as the “Exchange Act”) must be received by us by January 10, 2014.

The proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2014 Annual Meeting but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or before March 26, 2014 and certain other conditions of the applicable rules of the Securities and Exchange Commission (which we refer to as the “SEC”) are satisfied.

PVH CORP.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PVH CORP. to be used at the Annual Meeting of Stockholders, which will be held at The Graduate Center—City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Thursday, June 20, 2013, at 10:00 a.m., Eastern Daylight Savings Time, and at any adjournments thereof.

Our principal executive offices are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was May 13, 2013.

Disclosures in this Proxy Statement generally pertain to matters related to our most recently completed fiscal year, which ended on February 3, 2013. References herein to “2012” refer to that fiscal year, as the fiscal year commenced in calendar 2012. Similarly, references to “2011,” “2013,” “2014” and “2015” are to our fiscal years that commenced or will commence in the referenced calendar year.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2013

Our Annual Report to Stockholders for our fiscal year ended February 3, 2013, this Proxy Statement and all other proxy materials are available at http://www.pvhannualmeetingmaterials.com.

“Green” Initiative

As part of our Corporate Social Responsibility programs, we are advancing “green” practices to our external communications with investors. Instead of receiving future copies of our Annual Reports to Stockholders and proxy statements by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will give you faster delivery of the documents, save us the cost of printing and mailing, and enable us to lessen our environmental impact by allowing us to print and mail fewer copies of these materials.

If you are a stockholder of record, you may enroll in our electronic proxy delivery service at any time by going directly to www.ematerials.com/pvh and following the enrollment instructions. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information in the proxy materials provided to you by your bank or broker regarding the availability of this service.

VOTING INFORMATION

Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Shares will be voted FOR the election of all of the nominees for director with respect to item (1) of the attached Notice of Annual Meeting of Stockholders and FOR the proposals set forth in items (2), (3), (4) and (5) of the Notice, if no directions are given in a valid proxy.

Stockholders vote by casting ballots (in person or by proxy), which are tabulated by the inspectors of elections. Abstentions and broker “non votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors, as they are not considered to be votes cast in the election and directors are elected by a majority of the votes cast. Broker “non votes” are not counted in the tabulations of the votes cast on proposals presented to stockholders because they are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker non vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Banks, brokers and other nominees have discretionary voting power only with respect to the ratification of the appointment of our auditor, as this is the only proposal considered to be a “routine” matter under New York Stock Exchange rules. We encourage all beneficial owners to vote their shares because banks, brokers and other nominees cannot vote on the other matters.

Common stockholders of record at the close of business on April 23, 2013, the record date set by the Board of Directors for the meeting, will be entitled to one vote for each share of our Common Stock then held. As of the record date, there were 81,044,559 shares of Common Stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

5% Stockholders

The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our Common Stock as of the record date for the meeting.

The persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class

FMR LLC(1) 82 Devonshire Street Boston, MA 02109	7,591,942	9.4

Goldman Sachs Asset Management(2) 200 West Street New York, NY 10282	5,092,020	6.3

BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	4,734,061	5.8

[1]

Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,090,903 shares of our Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and their related funds. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has power to dispose of these 7,090,903 shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the applicable fund’s Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the fund’s Board of Trustees. Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 474 shares of our Common Stock, beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 67,900 shares of our Common Stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has dispositive power over 67,900 shares and sole power to vote or to direct the voting of 44,500 shares of our Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 423,065 shares of our Common Stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 423,065 shares and sole power to vote or to direct the voting of 229,465 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S.

investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 9,600 shares of our Common Stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2012 and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by FMR LLC on February 14, 2013 with the SEC.

[2]

Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (which we refer to collectively in this Proxy Statement as “GSAM”), investment advisers in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act, may be deemed to be the beneficial owners of 5,092,020 shares of our Common Stock, including 4,364,059 shares with respect to which they have shared voting power and as to all 5,092,020 of which they have shared dispositive power. These amounts reflect the securities beneficially owned by certain operating units (collectively, the “GSUs”) of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates (which we refer collectively to in this Proxy Statement as “GSG”). These amounts do not reflect securities, if any, beneficially owned by any operating units of GSG whose ownership of securities is disaggregated from that of the GSUs. The GSUs disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the GSUs or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both and (ii) certain investment entities of which the GSUs act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the GSUs. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2012 and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by GSAM on February 14, 2013 with the SEC.

[3]

BlackRock, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act, may be deemed to be the beneficial owner of 4,734,061 shares of Common Stock. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2012 and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by BlackRock, Inc. on February 5, 2013 with the SEC.

Directors, Nominees for Director and Executive Officers

The following table presents certain information with respect to the number of shares of our Common Stock beneficially owned as of April 23, 2013 by the following persons:

—	each of our directors;
—	each of the nominees for director;
—

our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers with respect to our most recently completed fiscal year, other than our Chief Executive Officer and Chief Financial Officer; and

—	our directors, the nominees for director and our executive officers, as a group.

Each of the persons named below has sole voting and investment power with respect to the shares listed as owned by him or her except as otherwise indicated below.

	Amount Beneficially Owned(1)	Percent of Class
Mary Baglivo	8,585	*
Emanuel Chirico	819,953	1.0
Francis K. Duane	56,623	*
Juan R. Figuereo	1,912	*
Joseph B. Fuller	23,760	*
Fred Gehring(2)	615,289	*
Margaret L. Jenkins	5,277	*
Bruce Maggin	51,191	*
V. James Marino	14,862	*
Helen McCluskey	66,129	*
Paul Thomas Murry	21,039	*
Henry Nasella	20,000	*
Rita M. Rodriguez	33,862	*
Craig Rydin	16,572	*
Michael A. Shaffer	56,597	*
All directors, nominees for director and executive officers as a group	1,811,651	2.2

*	Less than 1% of class.

[1]

The figures in the table are based upon information furnished to us by our directors, nominees for director and executive officers and upon our records. The figures include the shares held for the benefit of our executive officers in a trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our Associates Investment Plan, which is a defined contribution plan (a so-called “401(k)” plan) under the Employee Retirement Income Security Act of 1974, as amended. We refer to the Associates Investment Plan as the “AIP.” Participants in the AIP who make investments in the PVH Stock Fund may direct the vote of shares of Common Stock held for their benefit in the trust for the PVH Stock Fund.

As of the record date, the following persons have the right to cast votes equal to the following number of shares held in the trust for the PVH Stock Fund (which have been rounded to the nearest full share): Emanuel Chirico, 6,885 shares; Francis K. Duane, 684 shares; Michael A. Shaffer, 6,667 shares; and all of our directors, nominees for director and executive officers as a group, 16,061 shares.

The Trustee of the trust for the PVH Stock Fund has the right to vote shares in the trust that are unvoted as of two days prior to the meeting in the same proportion as the vote by all other participants in the AIP who have cast votes with respect to their investment in the PVH Stock Fund. The committee that administers the AIP makes all decisions regarding the disposition of Common Stock held in the trust for the PVH Stock Fund, other than the limited right of a participant to receive a distribution of shares held for his or her benefit. As such, the committee may be deemed to be a beneficial owner of the Common Stock held in the trust. Mr. Shaffer is a member of that committee. The figures in the table do not include shares in the trust for the PVH Stock Fund (other than applicable to Mr. Shaffer’s investment in the PVH Stock Fund) to the extent that, as a member of the committee, he may be deemed to have beneficial ownership of the shares held in the trust. There were 581,546 shares of Common Stock (0.7% of the outstanding shares) held in the trust for the PVH Stock Fund as of April 23, 2013.

The table also includes the following shares which each of the individuals and the group listed on the table have the right to acquire within 60 days of the record date upon the exercise of stock options granted to them: Emanuel Chirico, 780,825 shares; Francis K. Duane, 41,125 shares; Fred Gehring, 44,959 shares; Bruce Maggin, 30,000 shares; Helen McCluskey 34,459 shares; Paul Thomas Murry, 17,325 shares; Henry Nasella, 20,000 shares; Rita M. Rodriguez, 20,000 shares; Craig Rydin, 10,000 shares; Michael A. Shaffer, 30,450 shares; and all of our current directors, nominees for director and executive officers as a group, 1,029,143 shares.

The table also includes the following shares of Common Stock that are subject to awards of restricted stock units made to the individuals and as a group, the restrictions on which will lapse within 60 days of the record date: Mary Baglivo, 1,700 shares; Margaret L. Jenkins, 1,700 shares; Bruce Maggin, 4,475 shares; V. James Marino, 1,700 shares; Rita M. Rodriguez, 1,700 shares; Craig Rydin, 1,700 shares; Michael A. Shaffer, 232 shares; and all of our current directors, nominees for director and executive officers as a group, 13,207 shares.

[2]

Includes 566,346 shares of Common Stock registered under the name of Elmira 5 B.V., a Dutch company (“Elmira 5”), of which Mr. Gehring is the sole member of the Managing Board. Elmira 5 received such shares in connection with our acquisition of Tommy Hilfiger B.V. and certain related companies (we refer to the companies acquired as “Tommy Hilfiger,” collectively, and to the acquisition as the “Tommy Hilfiger acquisition”) as consideration for the sale of its ownership interest in Tommy Hilfiger. These ownership interests were initially issued by

Stichting Administratiekantoor Elmira (“Stichting Elmira”), a shareholder of Tommy Hilfiger, to Mr. Gehring and to Messrs. Ludo Onnink, Daniel Grieder and Michael Arts, who are also senior executives of Tommy Hilfiger. Messrs. Gehring and Onnink ultimately contributed to Elmira 5 all of the Tommy Hilfiger interests issued to them by Stichting Elmira, and Messrs. Grieder and Arts contributed to Elmira 5 some of the Tommy Hilfiger interests issued to them by Stichting Elmira. Of the 566,346 shares of Common Stock registered in the name of Elmira 5, (i) 409,029 shares of Common Stock were distributed to Elmira 5 as consideration for all the ownership interests initially issued by Stichting Elmira to Mr. Gehring; (ii) 82,429 shares of Common Stock were distributed to Elmira 5 as consideration for all the securities initially issued by Stichting Elmira to Mr. Onnink; (iii) 37,444 shares of Common Stock were distributed to Elmira 5 as consideration for the portion of the ownership interests issued by Stichting Elmira to Mr. Grieder that he subsequently contributed to Elmira 5; and (iv) 37,444 shares of Common Stock were distributed to Elmira 5 as consideration for the portion of the ownership interests issued by Stichting Elmira to Mr. Arts that he subsequently contributed to Elmira 5. As the sole member of the Managing Board of Elmira 5, Mr. Gehring has voting power over the 566,346 shares of Common Stock held by Elmira 5 and, as such, may be deemed to beneficially own all such shares. However, pursuant to the articles of association of Elmira 5, the Managing Board is required, in order to vote the shares of Common Stock held by Elmira 5, to obtain the prior approval of each of Elmira 5’s stockholders with respect to their allocable number of shares of Common Stock held by Elmira 5 (i.e., the amounts identified in clauses (i) through (iv) in the second sentence preceding this sentence). Mr. Gehring disclaims beneficial ownership of the aggregate of 157,317 shares of Common Stock referred to in this Note 2 that were distributed by Stichting Elmira to Messrs. Onnink, Grieder and Arts and contributed to Elmira 5. As of April 23, 2013, 566,339 shares of Common Stock registered under the name of Elmira 5 were held in escrow pursuant to an escrow agreement entered into in connection with our acquisition of Tommy Hilfiger. These shares were released from escrow on May 6, 2013.

ELECTION OF DIRECTORS

Directors

All nominees elected as directors at the meeting will serve for a term of one year or until their successors are elected and qualified. All of the nominees were elected directors at last year’s Annual Meeting of Stockholders, other than Ms. McCluskey, who was appointed a director in February 2013. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The election of directors requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting. In determining whether a director nominee has received the requisite vote for election, abstentions and broker non votes will have no effect. Our Corporate Governance Guidelines provide that (i) a director who fails to be re-elected as a result of not obtaining a majority vote of stockholders must offer a letter of resignation for the Board of Directors’ consideration; (ii) the Board’s Nominating & Governance Committee must make a recommendation to the full Board on whether to accept or reject the resignation, or whether other action should be taken; and (iii) the Board must act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Our Corporate Governance Guidelines also provide that (x) the Committee and Board may consider any factors and other information that they consider appropriate and relevant to making their respective decisions; and (y) the director who tenders his or her resignation cannot participate in the Committee’s or Board’s decision.

The Board of Directors recommends a vote FOR the election of the 12 nominees named below. Proxies received in response to this solicitation will be voted FOR the election of the nominees unless otherwise specified in a proxy.

Name	Principal Occupation	Age	Year Became a Director

Mary Baglivo	Former Chairman and Chief Executive Officer of Latin America and Multicultural, Saatchi & Saatchi Worldwide, an advertising agency	55	2007

Emanuel Chirico	Chief Executive Officer of the Company	56	2005

Juan R. Figuereo	Executive Vice President and Chief Financial Officer, NII Holdings, Inc., a provider of differentiated mobile communications in Latin America	57	2011

Joseph B. Fuller	Senior Lecturer in Business Administration, Harvard Business School; founder, Joseph Fuller LLC, a business consulting firm	56	1991

Fred Gehring	Chief Executive Officer of Tommy Hilfiger and PVH International Operations	58	2010

Margaret L. Jenkins	Founder and Owner, Margaret Jenkins & Associates, a marketing and philanthropic services consulting firm; Former Senior Vice President and Chief Marketing Officer, Denny’s Corporation	61	2006

Bruce Maggin	Principal, The H.A.M. Media Group, LLC, a media investment company	70	1987

V. James Marino	Retired Chief Executive Officer, Alberto-Culver Company, a personal care products company	62	2007

Helen McCluskey	Former President and Chief Executive Officer, The Warnaco Group, Inc. (which we refer to in this Proxy Statement as “Warnaco”), an apparel company that we acquired in February 2013	58	2013

Henry Nasella	Partner and Co-Founder, LNK Partners, a private equity investment firm	66	2003

Rita M. Rodriguez	Senior Fellow, Woodstock Theological Center at Georgetown University	70	2005

Craig Rydin	Chairman of the Board of Directors, Yankee Holding Corp.; Non-Executive Chairman, The Yankee Candle Company, Inc., a designer, manufacturer and branded marketer of premium scented candles	61	2006

Additional Information

Other Public Company Directorships

Several of our directors also currently serve as directors of other public companies:

—	Mr. Chirico is a director of Dick’s Sporting Goods, Inc.;
—	Mr. Maggin is a director of Central European Media Enterprises Ltd.;
—	Mr. Marino is a director of OfficeMax Incorporated;
—	Dr. Rodriguez is a director of Affiliated Managers Group, Inc. and Ensco plc; and
—	Mr. Rydin is a director of priceline.com Incorporated and Yankee Holding Corp.

Several of our directors held directorships at other public companies during the last five years:

—	Mr. Marino served at Alberto-Culver Company from 2006 to 2011;
—	Mr. Nasella served at Denny’s Corporation from 2004 to 2008; and
—	Ms. McCluskey served at Warnaco from 2012 to 2013.

Other Employment Information

Each of our directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except:

—

Ms. Baglivo, who was Chairman and Chief Executive Officer of the Americas, Saatchi & Saatchi Worldwide from January 2008 to August 2012 and Chairman and Chief Executive Officer of Latin America and Multicultural from August 2012 to March 2013;

—

Mr. Figuereo, who was Executive Vice President and Chief Financial Officer of Cott Corporation, a manufacturer of private label soft drinks, from 2007 to 2009, and Executive Vice President and Chief Financial Officer of Newell Rubbermaid, Inc., a consumer and commercial products company, from 2009 to 2012;

—	Mr. Fuller who was Founder, Director and Vice-Chairman, Monitor Company LP, an international management consulting firm, from 1983 to 2012[2];
—

Mr. Gehring, who, in addition to having served as Chief Executive Officer of Tommy Hilfiger B.V. since April 2006, was Chief Executive Officer of its subsidiary, Tommy Hilfiger U.S.A., Inc., from April 2006 to November 2009 and, from 1997 to April 2006, was the Chief Executive Officer of Tommy Hilfiger Europe B.V., which includes the period when it was a third party licensee of Tommy Hilfiger Licensing, LLC, the worldwide owner and licensee of the Tommy Hilfiger trademarks;

—	Ms. Jenkins, who was Senior Vice President and Chief Marketing Officer of Denny’s Corporation, a full service family restaurant chain, from June 2002 to August 2007;
—

Mr. Maggin, who was Executive Vice President and Secretary of Media & Entertainment Holdings, Inc., a blank check company that sought acquisition opportunities, particularly in the entertainment, media and communications industries, from 2005 to 2009 and Treasurer of Media & Entertainment Holdings, Inc. from 2007 to 2009;

—	Mr. Marino, who was President and Chief Executive Officer of Alberto-Culver Company from November 2006 to May 2011;
—

Ms. McCluskey, who served as President and Chief Executive Officer of Warnaco from February 2012 to February 2013 and as its Chief Operating Officer from September 2012 to February 2012 and in several Group President positions from July 2004 to September 2010;

—	Dr. Rodriguez, who has also been self-employed in the field of international finance since 1999; and
—	Mr. Rydin, who was Chief Executive Officer of Yankee Holding Corp. and The Yankee Candle Company, Inc. from 2001 to 2009.

[2]	On January 11, 2013, Deloitte Consulting LLP acquired all of the business of Monitor Company pursuant an agreement entered into on November 7, 2012. To help facilitate the acquisition, Monitor Company filed for bankruptcy protection on November 7, 2012 in Wilmington, Delaware and the sale was accomplished by means of a bankruptcy court-approved sale under the U.S. Bankruptcy Code.

Independence of Our Directors

The Board of Directors has determined the independence (or lack thereof) of each of the directors and nominees for director and, as a result thereof, concluded that a majority of our directors are independent, as required under the rules of the New York Stock Exchange, on which exchange our Common Stock is listed for trading. Specifically, the Board determined that Messrs. Chirico and Gehring, as officers of the Company, are not independent. The Board also determined that Dr. Rodriguez, Ms. Baglivo, Ms. Jenkins, Ms. McCluskey and each of Messrs. Figuereo, Fuller, Maggin, Marino, Nasella and Rydin are independent under Section 303A.02 of the New York Stock Exchange rules.

In making these independence determinations, the Board of Directors considered (i) whether a director had, within the last three years, any of the relationships under Section 303A.02(b) of the New York Stock Exchange rules with us which would disqualify a director from being considered independent, (ii) whether the director had any disclosable transaction or relationship with us under Item 404 of Regulation S-K of the Exchange Act, which relates to transactions and relationships between directors and their affiliates, on the one hand, and us and our affiliates (including management), on the other, and (iii) the factors suggested in the New York Stock Exchange’s Commentary to Section 303A.02, such as a commercial, consulting and other relationships, or other interactions with management that do not meet the absolute thresholds under Section 303A.02 or Item 404(a) but which, nonetheless, could reflect upon a director’s independence from management. In considering the materiality of any transactions or relationships that do not require disqualification under Section 303A.02(b), the Board considered the materiality of the transaction or relationship to the director, the director’s business organization and us and whether the relationship between (i) the director’s business organization and the Company, (ii) the director and the Company and (iii) the director and his business organization interfered with the director’s business judgment. Messrs. Chirico and Gehring each had relationships with us that disqualify them from being independent under Section 303A.02 of the New York Stock Exchange rules. None of the other directors, except for Mr. Marino, had any relationship with us that required any further consideration.

The Board of Directors considered that Mr. Marino’s daughter is employed by us when making its independence decision with respect to him. In concluding that Mr. Marino is independent, the Board noted that his daughter’s annualized compensation is well below the threshold of $120,000 that would require disclosure under Item 404 of Regulation S-K.

No family relationship exists between any director or executive officer of the Company.

Experience, Qualifications, Attributes and Skills of Our Directors

The Nominating & Governance Committee considers a variety of factors in selecting our directors. These include a person’s qualification as independent under the New York Stock Exchange rules, as well as consideration of skills and experience in the context of the needs of the Board of Directors. Important factors considered by the Committee are a person’s understanding of our business, experience as a director of other public companies, leadership, financial skills, business experience and skills that are relevant to our operations and plans for growth and expansion and, for an existing director, his or her tenure and contributions made as a director of the Company.

The following sets forth the specific experience, qualifications, attributes or skills that led to the conclusion that each of the nominees for director should continue to serve as a director:

—

Mary Baglivo brings to the Board valuable marketing, advertising and strategic planning expertise, developed during her professional career, including as Chairman and Chief Executive Officer of several divisions at Saatchi & Saatchi Worldwide, an advertising agency.

—

Emanuel Chirico has extensive knowledge of the operational and financial aspects of the Company, acquired during his seven years as the Company’s Chief Executive Officer and six years as Chief Financial Officer. In addition, Mr. Chirico provides the Board with valuable insight into the Company’s business and management’s strategic vision.

—

Juan R. Figuereo has a strong background in finance and accounting (principally with large multi-national public companies), consumer goods and retail. His resume includes experience living and working in international markets where the Company has or is planning to have operations. Mr. Figuereo has also considerable experience in brand building and driving innovation at established companies.

—

Joseph B. Fuller has extensive experience advising management with respect to strategy, corporate finance, governance and marketing, which he developed as a co-founder and executive of an international management consulting firm, and, as a professor at a renowned business school, has exposure to management principles used by leading businesses worldwide. In addition, Mr. Fuller brings to the Board his knowledge of channel management, pricing trends and pressures and innovation.

—

Fred Gehring has extensive senior executive leadership experience in the apparel industry, including more than 12 years of experience managing the global and European operations of Tommy Hilfiger as Chief Executive Officer. Mr. Gehring’s knowledge of the Tommy Hilfiger operations, as well as his experience in the apparel industry outside of the United States, provides valuable insight to the Board into the Tommy Hilfiger business in particular and the expansion of our other businesses in Europe.

—

Margaret L. Jenkins brings to the Board more than 30 years of experience in the consumer marketing and advertising industries. Also, as the founder of a marketing and philanthropic services firm and the former Chief Marketing Officer for Denny’s Corporation, Ms. Jenkins possesses significant management expertise.

—

Bruce Maggin has served as one of our directors for over 25 years. As a result, he has a deep understanding of our operations and strategy, as well as our financial reporting and internal controls through his stalwart service on our Audit Committee. Mr. Maggin brings to the Board financial, operational and development expertise, which he gained in various executive positions in the media industry.

—

V. James Marino, as the former President and Chief Executive Officer of a large consumer products company, brings to the Board significant senior executive leadership experience in the consumer products industry, including internationally and in channels of distribution in which we have not traditionally had significant levels of business.

—

Helen McCluskey has extensive experience as an apparel industry executive, including her role in several leadership positions at Warnaco, which provides her with invaluable knowledge and expertise in our business and industry, generally, as well as of the businesses we acquired from Warnaco, specifically.

—

Henry Nasella has significant management experience, gained in senior executive positions in publicly traded retail companies and as a partner in private equity firms. In addition, Mr. Nasella has extensive experience serving on boards of directors and board committees of retail companies.

—

Rita Rodriguez has extensive international finance and policy-making experience, which she developed during her professional career and over 16 years as a full-time member of the Board of Directors of the Export-Import Bank of the United States, a presidential appointment. In addition, Dr. Rodriguez has expertise in financial reporting and internal controls as a result of her service on the audit committees of several public and private company boards of directors.

—

Craig Rydin has significant management and leadership experience, which he gained in various executive positions in the consumer products and retail industry over 30 years. In addition, Mr. Rydin has extensive experience serving on the audit and compensation committees of several public and private company boards of directors.

Diversity

Although the Nominating & Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider the diversity of its members and potential candidates in selecting new directors. This consideration includes the diversity of business and financial talents, skills, abilities and experiences, as well as the race, ethnicity and gender of qualified candidates. We are proud of the diversity of backgrounds that characterize our current Board of Directors and believe that the diversity that exists on the Board provides significant benefits to us.

Meetings

Our Corporate Governance Guidelines provide that each member of the Board of Directors is expected to use reasonable efforts to attend, in person, or by telephone or by video conference, all meetings of the Board and of any committees of which they are a member, as well as the annual meeting of stockholders. All of the current members of the Board attended the 2012 Annual Meeting of Stockholders, other than Ms. McCluskey, who was not a director at that time.

There were 14 meetings of the Board of Directors during 2012. All of the current directors who were directors during 2012 attended at least 75% of the aggregate number of meetings of the Board and the Committees of the Board on which they served held during the fiscal year.

Our non-management directors meet regularly in executive sessions without management or the management directors. During part of 2012, we had one non-management director who was not independent. As such the independent directors periodically continued their executive sessions, with the non-independent, non-management director leaving. The non-independent, non-management director is no longer on the Board. Mr. Nasella, our presiding director, presides at the executive sessions of the non-management and independent directors.

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating & Governance Committee and Corporate Social Responsibility Committee. Each committee has a written charter adopted by the Board of Directors that is available free of charge on our website, www.pvh.com.

Audit Committee

The Audit Committee is currently composed of Dr. Rodriguez and Messrs. Figuereo and Maggin (Chairman), each of whom served on the Committee for the entirety of 2012. Each of Dr. Rodriguez and Messrs. Figuereo and Maggin has been determined by the Board to be independent for purposes of audit committee service under the New York Stock Exchange’s listing standards and Rule 10A-3 of the Exchange Act and an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act.

The Audit Committee’s charter provides for the Committee to be composed of three or more directors all of whom must meet the independence requirements under the New York Stock Exchange rules and Rule 10A-3 of the Exchange Act. Pursuant to its charter, the Committee is charged with providing assistance to the Board in fulfilling the Board’s oversight functions relating to the quality and integrity of our financial reports, monitoring our financial reporting process and internal audit function, monitoring the outside auditing firm’s qualifications, independence and performance, and performing such other activities consistent with its charter and our By-laws, as the Committee or the Board deems appropriate. The Committee will also have such additional functions as are required by the New York Stock Exchange, the SEC and federal securities law. The Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm.

The Audit Committee held nine meetings during 2012.

Compensation Committee

The Compensation Committee is currently composed of Ms. Baglivo and Messrs. Nasella (Chairman) and Rydin, each of whom served on the Committee for the entirety of 2012. Our Chief Executive Officer, Chief Financial Officer, Senior Vice President – Human Resources and General Counsel regularly attend and participate in meetings, although they generally excuse themselves from the meetings during discussions or votes on sensitive or personal matters.

The Compensation Committee is responsible for the compensation of our Chief Executive Officer and all of our other “executive officers.” “Executive officers” is defined for these purposes by a New York Stock Exchange rule as all “officers” and “executive officers” under Rule 16a-1(f) of the Exchange Act and includes all of our “Named Executive Officers,” whose compensation is discussed in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” as well as five other senior executives.

The Committee is also the administrative committee for all of our incentive compensation plans. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all of our compensation plans, policies and programs.

The Compensation Committee’s charter provides for the Committee to be composed of three or more directors. All Committee members must be independent under the rules of the New York Stock Exchange, and must qualify as “outside” directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee” directors under Rule 16b-3 under the Exchange Act. The Board has determined that all current members satisfy such requirements. The Committee is charged with discharging the Board of Director’s responsibilities relating to the compensation of our Chief Executive Officer and all of our other “executive officers” as defined under New York Stock Exchange rules and covers both “executive officers” and “officers” under the Exchange Act. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all of our compensation plans, policies and programs and is responsible for preparing the disclosure required by Item 407(e)(5) of Regulation S-K to be included in the proxy statement for each Annual Meeting of Stockholders.

The Compensation Committee has delegated limited authority to our Chief Executive Officer to make equity awards under our 2006 Stock Incentive Plan. Pursuant to this authority, the Chief Executive Officer may grant, on an annual basis, a maximum of 100,000 shares, with each stock option treated as one share and each restricted stock unit granted treated as two shares, and may grant up to 5,000 stock options and 2,500 restricted stock units to each grantee. However, the authority to grant equity awards to individuals whose compensation is set by the Committee, such as Section 16 officers and employees who are, or could be, a “covered employee” within the meaning of Section 162(m) of the Code, rests with the Committee.

The Compensation Committee meets regularly throughout each year. Compensation decisions regarding the most recently completed fiscal year (i.e., determination of bonuses under our Performance Incentive Bonus Plan and payouts under our Long-Term Incentive Plan and 2006 Stock Incentive Plan, as well as discretionary bonuses) and the current fiscal year (i.e., establishing base salary, setting bonus and performance share targets and granting of option and restricted stock unit awards) are generally made at the meetings during the first quarter of the year. In addition, the Committee considers and approves at these meetings any new incentive compensation plans or arrangements that need to be approved by the Board and/or our stockholders. The other meetings are typically focused on reviewing our compensation programs generally and discussing potential changes to the program, including replacement or additional incentive compensation plans, as well as specific issues that arise during the course of the year (such as the need to amend plans as a result of regulatory changes or to address compensation issues relating to changes in and promotions among the executive officers).

For 2012, the Compensation Committee engaged a compensation consultant, ClearBridge Compensation Group, to advise it on all matters related to the compensation of our Chief Executive Officer and the other executive officers and our compensation plans. The Committee has used ClearBridge Compensation Group in establishing compensation since 2009.

The Compensation Committee directs the compensation consultant, approves the scope of the compensation consultant’s work each year and approves the compensation consultant’s fees. The compensation consultant meets and works with the Committee, and the Chairman of the Committee, as well as with our Chief Executive Officer and our Senior Vice President – Human Resources, in developing each year’s compensation packages and any compensation plans to be considered by the Committee. The Committee identifies in advance of setting compensation for each year the aspects of the compensation program that it wishes to review and challenge in depth and instructs the compensation consultant to provide information, analysis and recommendations to the Committee. The composition and appropriateness of our peer group, the performance measures used to establish performance targets, performance cycles and payouts under our incentive compensation plans were the aspects of the program that were reviewed prior to setting 2012 compensation and awards. The Senior Vice President – Human Resources reviews drafts of the materials the compensation consultant prepares for distribution to the Committee to ensure the accuracy of our internal data and, together with our General Counsel, provides additional guidance to the Committee regarding applicable matters such as employee perceptions and reactions, legal and disclosure developments and the like. The compensation consultant is used primarily to compile peer data, prepare tally sheets, help identify the appropriate types and terms of incentive compensation plans and address developments in executive compensation. Additionally, the consultant is used to address specific issues identified by the Committee and assists the Committee in conducting an assessment of risk considerations in our compensation programs.

ClearBridge Compensation Group also advised the Board’s Nominating & Governance Committee on director compensation during 2012, which it has done since 2009.

We have established a policy that management will not retain the compensation consultant used by the Board or any of its committees for any purpose without first informing and obtaining the approval of the Compensation Committee. No such approval has been sought by management.

The Compensation Committee held nine meetings during 2012.

Nominating & Governance Committee

The Nominating & Governance Committee currently consists of Ms. Jenkins and Messrs. Fuller (Chairman) and Marino, each of whom served on the Committee for the entirety of 2012. The Nominating & Governance Committee’s charter provides for the Committee to be composed of three or more directors, all of whom must meet the independence requirement under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement.

Pursuant to the charter, the Nominating & Governance Committee is charged with (1) assisting the Board of Directors by identifying individuals qualified to become Board members and recommending to the Board director nominees for the next annual meeting of stockholders, (2) recommending to the Board Corporate Governance Guidelines applicable to us, (3) overseeing the annual evaluation of the Board and (4) recommending to the Board director nominees for each committee.

The Nominating & Governance Committee will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

The Nominating & Governance Committee seeks and evaluates individuals qualified to become Board members for recommendation to the Board when and as appropriate. In evaluating potential candidates, and the need for new directors, the Committee may consider such factors, including, without limitation, professional experience and business, charitable or educational background, performance, age, service on other boards of directors and years of service on the Board, as the members deem appropriate.

The Nominating & Governance Committee held four meetings during 2012.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee is currently composed of Dr. Rodriguez (Chairperson), Ms. Jenkins, Mr. Maggin and Ms. McCluskey, each of whom, other than Ms. McCluskey, served on the Committee for the entirety of 2012. Ms. McCluskey joined the Committee upon her appointment to the Board in February 2013.

The Corporate Social Responsibility Committee’s charter provides for the Committee to be composed of two or more directors, all of whom must meet the independence requirement under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement. The Committee is charged with acting in an advisory capacity to the Board and management with respect to policies and strategies that affect the Company’s role as a socially responsible organization.

The Corporate Social Responsibility Committee held four meetings during 2012.

Other Corporate Governance Policies

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. The Guidelines address several key areas of corporate governance, including director qualifications and responsibilities, Board committees and their charters, the responsibilities of the presiding director, director independence, director access to management, director compensation, director orientation and education, evaluation of management, management development and succession planning, and annual performance evaluations for the Board. The Nominating & Governance Committee reviews the Guidelines annually to determine whether to recommend changes to the Board to reflect new laws, rules and regulations and developing governance practices. The Guidelines are available on our website, www.pvh.com.

Leadership Structure of the Board

Currently, our Chief Executive Officer serves as Chairman of the Board of Directors. Our Corporate Governance Guidelines provide for the independent directors to elect annually one of the independent directors to serve as presiding director for any annual period that the Chief Executive Officer serves as Chairman. The Nominating & Governance Committee is responsible for nominating the director to serve in such role. Mr. Nasella currently serves as our presiding director.

The duties of the presiding director include the following:

—	presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the non-management and independent directors;

—	serving as liaison between the Chairman and the non-management directors;

—	discussing with management and/or approving non-routine information sent to the Board;

—	reviewing and approving Board meeting agendas;

—	assuring that there is sufficient time for discussion of all agenda items;

—	having the authority to call meetings of the independent directors; and

—	if reasonably requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

The Board of Directors believes that no single leadership model is right for the Company and that whether the offices of Chief Executive Officer and Chairman should be combined or separate depends on the circumstances. Currently, the Board of Directors believes that combining these two roles is the most effective leadership structure for us. Mr. Chirico’s combined role as Chief Executive Officer and Chairman has promoted unified leadership and direction for the Board and executive management and has allowed for a single, clear focus for the chain of command to execute our strategic initiatives and business plans. Mr. Chirico’s extensive knowledge of and tenure at the Company places him in a unique leadership role. The Board believes that having Mr. Chirico serve as both Chief Executive Officer and Chairman, coupled with a presiding director with the duties described above, is the most effective leadership structure for the Company.

To assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

—	requiring that the members of all key committees of the Board must be independent under the rules of the New York Stock Exchange;

—	holding executive sessions of the non-management directors after every Board meeting and, periodically, continuing these sessions with only the independent directors present; and

—	requiring a strong, independent, clearly-defined presiding director role (as discussed above).

Director Education

We encourage directors to pursue educational opportunities to enable them to better perform their duties and learn about emerging issues. In addition, we provide educational materials, including New York Stock Exchange materials, in-house education materials and outside publications, to directors on a regular basis. We have not budgeted or limited the amount to be spent on director education. Instead, we allow directors to determine the amount of education that they deem appropriate. In our Corporate Governance Guidelines, we strongly encourage directors to attend at least one external director education program per year.

Risk Oversight

The Board of Directors oversees the management of risks related to the operation of our business. As part of its oversight, the Board receives regular reports from members of senior management, including our Chief Risk Officer, who oversees our enterprise risk management program, our Director of Risk Management and Group Vice President, Internal Audit and Security Administration, members of our financial reporting group (including our Global Vice President, Tax) and our General Counsel. The Board also receives reports from management relating to our business continuity planning and on risks associated with our business units and corporate functions when reviewing those units and functions.

The committees of the Board of Directors also oversee the management of risks that fall within their respective areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Chairperson of each committee reports on the applicable committee’s activities at each Board meeting and would have the opportunity to discuss risk management with the full Board at that time.

As required under its charter and by New York Stock Exchange rules, the Audit Committee discusses our policies with respect to risk assessment and risk management. As an extension of this role, the Audit Committee oversees the operation of our enterprise risk management program. On an annual basis, the Audit Committee receives an enterprise risk management report, identifying our most significant operating risks and the mitigating factors that exist to control those risks. The Audit Committee also meets privately on a regular basis with representatives of our independent auditors to discuss our auditing and accounting processes and management.

The Compensation Committee considers as part of its oversight of our executive compensation program the potential for risky behavior in connection with our executive compensation program and the incentives created by the compensation awards that it administers. The Committee receives a risk assessment from its compensation consultant that analyzes the risks represented by each component of our executive compensation program, as well as mitigating factors. We discuss this in further detail in this Proxy Statement under the heading “Risk Considerations In Compensation Programs.”

Code of Ethics; Code of Business Conduct and Ethics

We have a Code of Ethics for our Chief Executive Officer and our senior financial officers. In addition, we have a Code of Business Conduct and Ethics for our directors, officers and employees. These codes are posted on our website, www.pvh.com. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics that would otherwise be reportable on a current report on Form 8-K. Such disclosure would be posted within four business days following the date of the amendment or waiver.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from our executive officers and directors, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended February 3, 2013, except that a Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting the sale of 3,347 shares of Common Stock on December 5, 2012 by Mary Baglivo, a director, was filed two business days late.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Henry Nasella, Chairman

Mary Baglivo

Craig Rydin

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following discussion and analysis explains our current compensation program, with particular focus on the compensation of:

—	Emanuel Chirico, our Chairman and Chief Executive Officer;

—	Michael A. Shaffer, our Executive Vice President and Chief Operating & Financial Officer;

—	Fred Gehring, Chief Executive Officer, Tommy Hilfiger and PVH International Operations;

—	Francis K. Duane, Chief Executive Officer, Heritage Brands and North America Wholesale; and

—	Paul Thomas Murry, Chief Executive Officer, Calvin Klein.

We refer to these five executive officers collectively as our “Named Executive Officers.”

Mr. Gehring is based in Europe, had a different compensation structure in place when we acquired Tommy Hilfiger in 2010 that we continued by contract, and has had a large ownership interest in our Common Stock as a result of the stock he received in exchange for the interests in Tommy Hilfiger he owned at the time of the acquisition. Due to these factors, his compensation package is structured somewhat differently than the other Named Executive Officers. In addition, certain terms of awards made to the other Named Executive Officers to provide for their deductibility under the Code are not included in Mr. Gehring’s awards, as the Code is not applicable to his compensation because he is not a U.S. taxpayer and is not paid by a U.S. taxpayer. Accordingly, not all of the discussion regarding our Named Executive Officers pertains to him.

Although this discussion and analysis is framed in terms of “our” (i.e., management’s) approach to compensation and speaks to actions taken by the Compensation Committee of the Board of Directors, our compensation program is a cooperative effort among management, the Committee and the full Board, with advice from an independent compensation consultant. This discussion and analysis reflects that cooperative effort.

Highlights of 2012 Performance and Executive Summary

We are one of the world’s largest apparel companies. On October 31, 2012, we announced that we had entered into an agreement to acquire Warnaco. The acquisition was completed on February 13, 2013, as a result of which we acquired certain rights to the Calvin Klein brands that we did not previously own (principally, men’s and women’s underwear, loungewear and sleepwear) or had licensed to Warnaco (principally jeanswear and related accessories), as well as ownership of the Olga and Warner’s women’s intimates brands, and a perpetual license in North America for the Speedo swimwear brand. This discussion is limited to our business as it existed in 2012, except where specifically noted otherwise.

Our owned brands include Calvin Klein, Tommy Hilfiger and our “heritage brands” (Van Heusen, IZOD, ARROW and Bass) under which we offer products at wholesale (principally men’s dress furnishings and/or sportswear) and retail, and which we license to third parties. We also offer men’s dress furnishings (dress shirts, neckwear and, to a lesser extent, underwear) under numerous well-known brands that we license from third parties, principally for use only in North America. We aggregate our reporting segments into three main businesses: (i) Calvin Klein, which consists of our Calvin Klein licensing, dress furnishings, men’s sportswear, outlet retail and Collection divisions; (ii) Tommy Hilfiger, which consists of our Tommy Hilfiger North America and Tommy Hilfiger International divisions; and (iii) Heritage Brands, which consists of our wholesale dress furnishings, wholesale sportswear and retail divisions that utilize our heritage and licensed brands. Messrs. Chirico, Shaffer and Duane received incentive awards for performance periods ending in 2012 based on our overall performance, while Messrs. Gehring and Murry received incentive awards based both on our overall performance and on the performance of the divisions for which they have responsibility.

We experienced significant growth and financial performance in 2012, building upon the strong momentum begun in the second half of 2009 and continuing through 2010 and 2011. Highlights include increases in revenue (3%), earnings before interest and taxes3 (10%), and earnings per share3 (21%) over 2011 performance. The following charts show our revenue, earnings before interest and taxes and earnings per share performance over the past three years:

Foonotes to Graphs:

1.	Earnings per share is on a non-GAAP basis, as reported in our earnings releases. The reconciliations to GAAP earnings per share appear on Exhibit A.
2.	Earnings before interest and taxes is on a non-GAAP basis, as reported in our earnings releases. The reconciliations to GAAP earnings before interest and taxes appear on Exhibit A.

In addition to the strong empirical growth shown above, the charts below demonstrate that we outperformed our peer group4 for the one-year period, and far outperformed the two—and three-year periods ended 2012 in virtually all key performance metrics5. We believe this performance is particularly notable as it is measured against the peer group we adopted for 2012, as a further improvement on the peer group adopted in 2010 after we acquired Tommy Hilfiger. We believe the 2012 peer group is more competitive than our previous ones, as we have continually eliminated smaller peers and added larger and more diverse ones as our business has grown. See discussion on page 24.

Foonotes to Charts:

(A)   Earnings per share for the Company is on a non-GAAP basis, as reported by us.

(B)   Overall percentile ranking excludes Total Shareholder Return vs. S&P 500.

3 On a non-GAAP basis, as reported in our earnings releases. The reconciliations to GAAP amounts appear on Exhibit A.

4 When measuring performance against our peer group for 2012, Warnaco is excluded, as its 2012 performance was not reported due to its acquisition by us.

5 Return on average equity is not considered a key performance metric. It is, however, used in connection with our long-term performance awards. See Long-Term Incentive Plan and Performance Share Awards.

As a result of our strong performance in 2012 and the two-year period then ended:

—	cash bonuses were paid out between the target and maximum levels for all of our Named Executive Officers; and
—	payouts of performance shares for the two-year performance cycle ending in 2012 were at the maximum level.

The following are key actions taken by us in connection with our 2012 compensation program:

—

we added a time-based vesting condition (in addition to the performance-based vesting condition) to our performance share awards, so that payouts to our Named Executive Officers will occur at the end of three years rather than two years (see discussion on page 32);

—	we increased the base salaries of our Named Executive Officers based on individual performance within the parameters of our budget;
—

we increased the values of the annual stock option and restricted stock unit awards made to our Named Executive Officers, other than for Mr. Gehring, based on Company and individual performance, market compensation data and our desired mix among salary and incentive-based pay elements;

—	we continued our general practice of setting performance targets for performance share awards that required performance in excess of the previous year’s performance to qualify for a payout; and
—

we made an annual grant of stock options and restricted stock units to our Chief Executive Officer; his most recent previous grants were made in 2009 and were in amounts and had vesting schedules that mimicked what would have occurred had separate grants been made in each of 2009, 2010 and 2011.

2012 Stockholder Vote On Executive Compensation Matters

We held a stockholder advisory vote to approve the compensation of our Named Executive Officers in June 2012. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with over 99% of the votes cast in favor of this proposal in 2012, exceeding the approximately 98% favorable vote in 2011. We interpreted these results, coupled with discussions that we have had from time to time with investors regarding compensation, as a validation of our pay-for-performance compensation program. As a result, we have retained our general approach to executive compensation. Nonetheless, the Compensation Committee continues to work with its independent consultant to consider alternatives and intends to make changes to the program, both large and small, where it determines it appropriate. We hold this vote annually based on the 90% stockholder advisory vote in 2011 and the Board’s own recommendation that the stockholder advisory vote on Named Executive Officer compensation be held annually.

Compensation Philosophy, Objectives and Procedure

Our compensation program is a pay-for-performance model based upon the philosophy that we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase stockholder value, and reward them only if they attain these objectives. While we include a competitive base salary as an element of our compensation program to provide steady and secure cash payments at a market competitive level, the bulk (65% to 86%) of each Named Executive Officer’s compensation package consists of short-term and long-term awards that pay out only if we achieve specific financial targets and equity awards that are linked to increases in stock value over time. See page 26 for further discussion on pay mix. The Compensation Committee’s independent compensation consultant analyzes and the Committee considers annually the potential for excessively risky behavior in connection with the performance-based awards we make to ensure that these incentives do not motivate the executive officers to take actions that are not in the long-term best interests of the Company and its stockholders. See “Risk Considerations In Compensation Programs” on page 55.

The Compensation Committee undertakes annually a comprehensive review of our compensation program. This includes keeping abreast of regulatory changes, following marketplace developments and analyzing practices within our peer group. This effort is intended to ensure that our practices are consistent with stockholder interests and continue to enable us to recruit, retain and motivate qualified employees.

Independent Compensation Consultant

Under its charter, the Compensation Committee is authorized to retain a compensation consultant and outside advisors at the Company’s expense. In 2012, the Compensation Committee retained ClearBridge Compensation Group to advise it on all matters related to the compensation of our executive officers and our compensation plans. ClearBridge is engaged by, and reports directly to, the Compensation Committee, which has the sole authority to retain or terminate ClearBridge and to approve the consultant’s fees and other retention terms. ClearBridge also advises, and reports directly to, the Nominating & Governance Committee on non-employee director compensation matters. ClearBridge provides no other services to the Company.

The Compensation Committee has reviewed the independence of ClearBridge in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that ClearBridge’s work for the Compensation Committee and for the Nominating & Governance Committee is independent and does not raise any conflict of interest.

Executive Compensation Practices

The table below highlights important aspects of our executive compensation practices and certain practices that we have not implemented or have eliminated because we do not believe them to be in the interest of our stockholders:

Things We Do	Things We Do Not Do

    Most compensation components are subject to our performance and the performance of our Common Stock and Named Executive Officer compensation is heavily weighted towards long-term components.

    Change in control arrangements in employment agreements are “double trigger,” meaning that severance payments are not paid upon a change in control unless employment is terminated.

    Performance targets under our incentive plans are based upon budgeted earnings levels that are reviewed and approved by the Board of Directors and there is a limit on the maximum amount that an executive officer can receive as a payout for each award.

    We grant both stock options and restricted stock units, as each aligns our executives with stockholder interests in different ways.

    Restricted stock unit awards granted to our Named Executive Officers are subject to performance-based conditions that are intended to satisfy the conditions for the deductibility of the awards under Section 162(m) of the Code.

    Our stock ownership guidelines require our Chief Executive Officer to hold our Common Stock with a value equal to six times his annual base salary and our other Named Executive Officers to hold Common Stock with a value equal to their annual base salary.

    We have a comprehensive insider trading policy that includes a prohibition on hedging and similar transactions to ensure that the interests of our executive officers remain aligned with those of our stockholders and they continue to have the incentive to execute our long-term plans and achieve the performance for which their equity awards are intended.

    All of our incentive compensation plans include clawback provisions.

    The Board’s Compensation Committee consists of only independent directors who utilize the service of an independent compensation advisor.

    Our compensation program does not rely to any significant extent on pension or welfare benefits or perquisites, nor do we generally provide significant additional benefits to the Named Executive Officers that differ from those provided to all other employees.[6]

    Executive officer employment agreements do not provide for tax gross-ups or include long-term compensation in the calculation of the amount of severance payable.

    We do not reprice underwater options.

    We do not generally provide any special benefits or compensation, such as posthumous equity awards or severance pay, that is payable upon the death of any of our Named Executive Officers.[7]

    We do not believe that our program creates incentives for our executives to take risks that could reasonably be expected to have a material adverse impact on us (and we undertake an annual risk assessment to ensure us that this remains the case).

6  Messrs. Chirico and Duane participate in a capital accumulation program, which is a non-qualified defined benefit plan, and Messrs. Chirico, Shaffer, Duane and Murry participate in the Executive Medical Insurance Plan, which is an enhanced medical plan. See page 33.

7Mr. Gehring’s estate receives a payment equal to three months’ base salary upon his death as required by the terms of his employment agreement that we agreed to continue at the time of the Tommy Hilfiger acquisition.

Compensation Components

Compensation packages for our executive officers typically include the following:

—	short-term components consisting of base salary and an annual cash bonus;

—	long-term components consisting of time-based stock options, time—and performance-based restricted stock units, and performance-based cash or stock awards; and

—	health and welfare plans and similar standard benefits.

We consider both objective and subjective factors in formulating individual compensation packages. Examples of these factors include job responsibility; individual, business unit and corporate performance; potential for advancement; relative compensation within our executive group; tenure with the Company; compensation of comparable executives at peer group companies; internal pay equity; and the recommendations of management.

Administration of Compensation Programs

The Compensation Committee annually establishes the individual compensation packages for all of our Named Executive Officers.

On a program-wide basis, the Compensation Committee considers matters such as the composition of our peer group; the mix of compensation (e.g., cash versus equity, time-based versus performance-based incentives, fixed versus at-risk components, etc.); the performance measures and payouts utilized with incentive awards; and the need to amend, extend or replace plans due to the upcoming expiration of existing plans, stock availability, developments in the field of incentive compensation or other reasons. We use generally accepted types of plans and awards that provide clear accounting treatment and are understandable to stockholders and executives alike. Our plans are designed to be flexible in their application so that we can develop compensation packages with the appropriate mix of awards on appropriate terms.

In establishing the program for a year, the Compensation Committee also considers the various elements of our executive compensation packages, including whether to increase salaries in general or for specific executives; whether to change potential payouts as a percentage of salary; and whether to alter the mix between cash and equity compensation or among different types of equity compensation. This review also addresses issues of setting targets under our incentive plans and whether an individual executive’s performance, promotion or change in circumstances warrant changes to his or her compensation package that are different from the other executives as a group.

Management, principally the Chief Executive Officer and the Senior Vice President – Human Resources, reports to the Compensation Committee and the compensation consultant on executive performance, particular business issues facing an executive or his or her division, and management’s views on the efficacy of and incentives behind the compensation program. This insight helps the Committee establish performance goals, adjust salaries, award discretionary bonuses and take other related actions. Additionally, our Chief Executive Officer discusses his own compensation with the Chairman of the Committee and during Committee meetings. The Committee and the compensation consultant then work with management to develop specific packages for the senior executives for whom the Committee has responsibility. Any significant changes to the overall program are first presented by the Committee to, and approved by, the independent members of the Board. The independent members of the Board also review annually the proposed compensation package for our Chief Executive Officer, prior to its approval by the Committee, and approve any material changes in our Chief Executive Officer’s compensation arrangements.

Performance targets based on corporate performance are typically measured on a non-GAAP basis. The Compensation Committee determines at the time it establishes the targets certain types of expenses, costs and other matters (such as acquisition costs and related restructuring and integration costs, as well as changes in accounting rules that occur after the awards are made) that it believes should not affect the calculation of the achievement of a performance goal. Similarly, divisional performance targets typically exclude corporate allocations, costs associated with corporate initiatives, start-up ventures or other matters that management recommends to the Committee not to be considered when measuring performance.

The performance targets discussed in this Proxy Statement all include adjustments and exclusions of the type discussed in the preceding paragraph. These adjustments and exclusions may differ from those used by management when providing guidance and discussing results, particularly as a year progresses and unanticipated items are incurred, and as a multi-year performance cycle progresses and specific items are identified, actual costs are quantified and unanticipated items are incurred. As a result, the earnings per share results and targets discussed in the incentive compensation sections that follow differ from, or may not in the future be in alignment with, our reported earnings.

Industry Peer Group

The Compensation Committee considers a study compiled by the compensation consultant of compensation packages for executives in an industry peer group, generally culled from public filings and published compensation benchmark surveys, as part of its review when considering compensation packages. On an annual basis, the consultant identifies retail, apparel and footwear companies with a similar business mix that use similar channels of distribution and are of a comparable size to us and the Committee reviews, considers and approves the group. The peer group is used to provide market context for compensation decisions, both because these are the companies with which we compete for executive talent and it helps the Committee assess the reasonableness of our compensation packages.

We analyzed our peer group composition in 2012 and determined that, as a result of our growth, the Company was approaching the 75th percentile of the peer group as then constituted based on revenues. We therefore modified the peer group to remove American Eagle Outfitters, Inc. and Fifth & Pacific Companies, Inc., which were both below the median, and added Avon Products, Inc., Estee Lauder Companies Inc. and Luxottica Group S.p.A., which were all above the median. We believe that the modified peer group was appropriate given our business mix, distribution channels and size. Our peer group for 2012 consisted of public companies with businesses meeting the parameters described above that had revenues for their most recently completed fiscal year between approximately 40% and approximately 250% of our annual revenue.

Abercrombie & Fitch Co.	Guess?, Inc.	Ralph Lauren Corporation
Avon Products, Inc.	Hanesbrands Inc.	The Gap, Inc.
Burberry Group plc	Levi Strauss & Co.	The Jones Group Inc.
Coach, Inc.	L Brands, Inc.	The Warnaco Group, Inc.
Esprit Holdings Limited	Luxottica Group S.p.A.	V.F. Corporation
Estee Lauder Companies Inc.	Nordstrom, Inc.

Prior to 2012, we compared the cash compensation of Mr. Murry both to that of comparable executives (from an operational perspective) in the ICR Luxury Goods Survey and the comparable indexed executive from the peer group for benchmarking purposes. We did this because a significant portion of the Calvin Klein businesses for which Mr. Murry has responsibility is more comparable to the businesses operated by the group covered by the ICR Luxury Goods Survey. However, in 2012, we decided to assess Mr. Murry’s compensation package using only the peer group, because the ICR Luxury Goods Survey does not provide all of the data that is most useful in establishing a compensation package. For example, information is provided on an aggregate basis and does not distinguish by position.

Use of Tally Sheets

We use tally sheets when reviewing the compensation packages for our Named Executive Officers. The tally sheets cover prior year compensation and proposed compensation for the then-current year, including all elements of cash compensation, incentive compensation, perquisites and benefits. They also cover eight different termination of employment scenarios, including termination with or without cause or for good reason, voluntary termination, normal and early retirement, death, disability, termination after a change in control and termination for cause. The termination scenarios include 12 elements of compensation, including severance pay and value receivable under cash incentive, equity, pension, savings and deferred compensation plans.

The tally sheets illustrate compensation opportunities and benefits and quantify payments and other value an executive would receive in various termination of employment scenarios, meaning they show full “walk away” values. As such, they enable the Compensation Committee to see and evaluate the full range of executive compensation, understand the magnitude of potential payouts as a result of retirement, change in control and other events resulting in termination of employment, and consider changes to our compensation program, arrangements and plans in light of “best practices” and emerging trends.

Target Compensation

In setting individual compensation packages for the Named Executive Officers, we start with the median of the applicable peer group executives for each executive insofar as his compensation is concerned. We then take into consideration for each executive the individual factors that go into establishing compensation packages (as discussed above under “Compensation Components”), the desire to pay compensation that reflects the extended period of significant growth we have experienced and the fact that the comparisons are often inexact, since the roles of our executive officers do not always correspond with the named executive officers at our peer companies.

When establishing annual compensation for our Named Executive Officers, the Compensation Committee considers the following as constituting total potential compensation:

—	base salary;

—	annual performance bonus potential;

—	potential value to be received under performance-based long-term incentive awards; and

—	stock option and restricted stock unit grant values.

When making the awards of annual performance bonuses and long-term incentives, the Committee establishes a threshold goal (performance below which no payout would be made), target goal and maximum goal (performance above which no additional payout would be made). Inasmuch as annual performance bonus and long-term incentive awards are dependent upon, and vary with, our performance, the value of these awards, as well as each Named Executive Officer’s total compensation, is considered at threshold, target and maximum levels. For this purpose, stock option grants are valued using the Black-Scholes-Merton option pricing methodology. We do this to provide a consistent comparison to the value of stock option grants made to executives at the companies in our peer group, which the compensation consultant values using the same methodology. Restricted stock units are valued based on the market price of our Common Stock.

At the beginning of each fiscal year, we compare the potential total compensation that a Named Executive Officer can earn to the most comparable executives at the companies in our peer group.

At the end of each fiscal year, we calculate the total compensation paid or expected to be paid to our Named Executive Officers for that fiscal year and compare that amount to the total compensation paid to such comparable executives.

The following charts are the benchmarking comparisons reviewed by the Compensation Committee for the 2012 actual total cash compensation and actual total compensation of each of our Named Executive Officers. “Total cash compensation” consists of salary and bonus, and “total compensation” consists of salary, bonus, the value of stock option and restricted stock unit grants made in 2012 and the value of the payouts received from long-term incentive awards for performance cycles ending with 2012. Consistent with the charts on page 20 that show that our strong performance for 2012 and the two—and three-year periods then ended as compared to our peer group, on an overall basis, compensation paid to our Named Executive Officers generally exceeded the median total cash and total compensation of their peer group counterparts, with variation occurring for the reasons discussed above.

Footnote to Chart:

1.   Mr. Duane and Mr. Murry are compared to peer group business unit heads (boxes) and the average of the 3rd and 4th ranked peer group executives (triangles).

Internal Pay Equity

We do not have a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other executive officers, but we do review compensation levels to ensure that appropriate equity exists. In some cases there are differences in the compensation packages awarded to our Named Executive Officers, such as differences in the percentage of base salary payable under our incentive awards. These differences are largely the result of benchmarking but also reflect the Named Executive Officer’s seniority, relative pay, tenure in his position and similar considerations. With these exceptions, our policies and decisions relating to our Named Executive Officer compensation packages are substantially identical.

Our Chief Executive Officer’s total target compensation has been less than two times the total target compensation of the next highest paid executive officer for each of the past three years and under three and a half times the average total target compensation for all the other Named Executive Officers for each year during the three years, which we believe is acceptable.

Allocation Among Compensation Components

Our compensation program does not prescribe a specific formula for the mix of base salary and annual and long-term incentive components so that we have flexibility in developing appropriate compensation packages. Generally, we would like salaries to approximate the median for the peer group and the majority of the other compensation components to be subject to our performance and the performance of our Common Stock and to be at-risk. The chart below shows the mix of these elements for each of our Named Executive Officer’s 2012 compensation package.

We believe that the pay mix for each of our Named Executive Officers is appropriate for our Company and as compared to our peer group. The values attributed to bonuses and long-term incentives (which for our Named Executive Officers in 2012 consisted of grants of stock options (17% to 21%), restricted stock units (11% to 16%) and performance stock awards (0% to 29%)) for purposes of the chart are based on the target performance level and would represent a lower percentage of total compensation at threshold performance levels and a higher percentage at maximum performance levels. The differences in the mix of components among our Named Executive Officers is largely attributable to job responsibility, with Messrs. Chirico’s and Shaffer’s compensation packages being slightly more heavily weighted towards long-term incentives.

Timing of Equity Awards

Our equity award policy provides that the annual equity grant to our senior executives, including our Named Executive Officers, generally will be approved by the Compensation Committee at a meeting held during the period commencing two days after the public release of the prior year’s earnings results and ending two weeks prior to the end of the first fiscal quarter of the current year. Equity awards may be made to our Named Executive Officers outside of the annual grant process in connection with a promotion, assumption of new or additional duties or other appropriate reason. All such grants to our Named Executive Officers must be approved by the Committee and generally will be made on the first business day of the month following the effective date of the precipitating event. The Committee retains the discretion not to make grants at the times provided in the policy if the members determine it is not appropriate to make a grant at such time, such as if they are in possession of material non-public information. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances, such as changes in accounting and tax regulations, warrant making a grant at such other times.

Key Elements of Compensation

Base Salaries

Purpose. We pay base salaries to provide our executive officers with a stable and secure source of income at a market-competitive level in order to retain and motivate these individuals.

Considerations. Annual salaries are determined by evaluating our overall performance and expected performance, the performance of each individual executive officer, and the performance of the executive’s division (for operational executives), as well as by considering market forces, peer data and other factors the Compensation Committee believes to be relevant. Examples of these other factors include time between salary increases, promotion (and, if applicable, the base salary of the predecessor in the position), expansion of responsibilities, advancement potential, and the execution of special or difficult assignments. Additionally, the Committee takes into account the relative salaries of our Named Executive Officers. No specific weight is attributed to any of the factors; the Committee considers all factors and makes a subjective determination, based upon the experience of its members, the information and analysis provided by the compensation consultant and the recommendations of the Chief Executive Officer (other than for himself) and the Senior Vice President – Human Resources.

Prior to 2012, our general practice was to grant larger base salary increases for our Named Executive Officers every few years, as opposed to making smaller annual increases. Beginning in 2012, the Compensation Committee determined that it will consider salary increases for Named Executive Officers on an annual basis to be consistent with our general approach to base salary increases for our other employees.

2012 Decisions and Analysis. We increased the annual base salaries of all of our Named Executive Officers in 2012 as follows:

Name	2011 Base Salary	2012 Base Salary	Increase from Prior Year (%)
Mr. Chirico	$1,250,000	$1,350,000	8.0
Mr. Shaffer	$600,000	$700,000	16.7
Mr. Gehring	€850,000	€892,500	5.0
Mr. Duane	$900,000	$975,000	8.3
Mr. Murry	$900,000	$950,000	5.6

Salary increases for our Named Executive Officers were generally based on our budget for annual salary increases for the general associate population of 4% (including a merit adjustment of 3.5% and a promotion adjustment of 0.5%) and the executive officers’ performance during 2011 and expected performance in 2012. None of these officers had his base salary increased in 2011.

Short-Term Incentives

Performance Incentive Bonus Plan

Purpose. The purpose of our Performance Incentive Bonus Plan is to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of overall Company performance or divisional performance goals, as appropriate. The Plan allows for goals to be set based upon numerous performance criteria, but, to date, the Compensation Committee has chosen to set targets based on our earnings per share or the earnings of our businesses during the applicable year because the Committee believes these goals support our strategic business objectives, are easily understood by participants, and are aligned with the creation of stockholder value.

Considerations. Bonuses under our Performance Incentive Bonus Plan for Messrs. Chirico, Shaffer and Duane for 2012 were based solely on the annual earnings per share goal for the Company as a whole. The earnings per share goal at target was the midpoint of the range provided in our initial earnings guidance, which was based on the budget approved by the Board at the beginning of the year, with the other goals based off of target.

Bonus compensation in the case of Mr. Gehring for 2012 was 67% based on the annual earnings goals for the Tommy Hilfiger International division and 33% based on the same annual earnings targets for the Company as were established for other Named Executive Officers. Bonus compensation in the case of Mr. Murry for 2012 was based 50% on the annual earnings goals for the Calvin Klein business and 50% on the same annual earnings targets for the Company as were established for other Named Executive Officers. The divisional earnings goals at target are the budgeted earnings included in the annual budget approved by the Board, with the other goals based off of the budgeted earnings.

2012 Decisions and Analysis. The Compensation Committee established targets for 2012 for our Named Executive Officers participating in our Performance Incentive Bonus Plan in April 2012. The 2012 earnings per share targets and the percentages by which the targets increased from 2011 earnings per share were as follows:

Threshold Earnings Per Share ($)	Increase From Prior Year EPS (%)	Target Earnings Per Share ($)	Increase From Prior Year EPS (%)	Maximum Earnings Per Share ($)	Increase From Prior Year EPS (%)
5.60	2	6.15	12	6.70	22

The earnings per share goals set forth above reflected our expectation that product costs and the macroeconomic environment would continue to pressure our financial performance resulting in slower growth in the Tommy Hilfiger and Calvin Klein businesses, while the Heritage Brands business would begin to stabilize in the second half of the year.

The 2012 performance range was consistent with the range that we used in 2011. Specifically:

—	the minimum level of performance required for a payout was 91% of the target level, versus 95% in 2011; and

—	the level of performance required for the maximum payout was 109% of the target level, versus 110% in 2011.

Our 2012 earnings per share of $6.59 represented a 20% increase over 2011 earnings per share. As a result, each of our Named Executive Officers earned the portion of their bonuses attributable to our 2012 corporate earnings between the target and maximum levels.

The potential payouts (as a percentage of base salary) and actual payouts (as a percentage of base salary and in dollars) were as follows with respect to Messrs. Chirico, Shaffer and Duane, the Named Executive Officers who received payouts based solely on our annual corporate earnings:

Name	Threshold (%)	Target (%)	Maximum (%)	Actual (%)	Actual ($)
Mr. Chirico	75	150	300	270	3,645,000
Mr. Shaffer	37.5	75	175	155	1,085,000
Mr. Duane	30	60	150	132	1,287,000

We did not increase the potential payouts at the threshold, target or maximum levels in 2012 because, based on the above factors, we thought the levels were appropriate.

Messrs. Gehring and Murry were eligible to receive bonus payouts based upon our total corporate earnings and the earnings of the business divisions for which each had overall responsibility during 2012 (i.e., Tommy Hilfiger International for Mr. Gehring and Calvin Klein for Mr. Murry). The 2012 divisional targets, which were based on earnings, and the percentages by which the targets increased (or decreased) from 2011 divisional earnings, were as set forth below:

Name	Threshold	Increase (Decrease) From Prior Year Earnings (%)	Target	Increase From Prior Year Earnings (%)	Maximum	Increase From Prior Year Earnings (%)
Mr. Gehring	€156,300,000	0	€170,528,000	9	€187,500,000	20
Mr. Murry	$274,300,000	(2)	$286,547,000	2	$310,000,000	11

We set 2012 goals at threshold to be relatively flat to 2011 and at target to exceed 2011 results for the same reasons described above in setting the corporate earnings per share goals.

Mr. Gehring received a bonus payout between target and maximum based on the aggregate earnings of €183,185,000 of our Tommy Hilfiger International division and Mr. Murry received a bonus payout just below target based on the aggregate earnings of $284,182,000 of our Calvin Klein licensing and retail divisions. Messrs. Gehring and Murry also received payouts between target and maximum with respect to the portion of their bonuses attributable to our total corporate earnings.

The potential payouts (as a percentage of base salary) and actual payouts (as a percentage of base salary and in dollars8) for these executives were as follows:

Name	Earnings Component	Threshold (%)	Target (%)	Maximum (%)	Actual (%)	Actual ($)
Mr. Gehring	Company	25.0	50.0	100.0	90.0	1,035,068
	Divisional	50.0	100.0	200.0	174.6	2,007,802

	Total	75.0	150.0	300.0	264.6	3,042,870
Mr. Murry	Company	15.0	30.0	75.0	66.0	627,000
	Divisional	15.0	30.0	75.0	27.1	257,450

	Total	30.0	60.0	150.0	93.1	884,450

We did not increase the potential payouts at the threshold, target or maximum levels for Messrs. Gehring or Murry in 2012 because, based on the above factors, we thought the levels were appropriate. In addition, potential payouts to Mr. Murry at each level of performance reflect a smaller weighting (50% of the total potential payout) towards divisional performance from the 2011 level (75% of the total potential payout), as it was determined at the time awards were made that the company performance portion of his annual incentive bonus opportunity be increased to provide him with further incentive to consider overall company performance, in addition to his focus on his division’s performance.

8 Dollar amounts for Mr. Gehring are based on a Euro to U.S. dollar exchange rate of 1.2886, which was the average exchange rate for 2012.

Discretionary Bonuses

The Compensation Committee from time to time awards discretionary bonuses for undertaking additional duties, accomplishing specific projects or achieving specific benefits for the Company, such as special efforts or accomplishments in connection with a transaction or a corporate initiative. The Committee may also award discretionary bonuses based on other factors. The Committee has the authority to place restrictions, such as a vesting period, on any discretionary bonus it awards to an executive officer. We did not pay any discretionary bonuses to our executive officers in 2012.

Long-Term Incentives

Stock Options and Restricted Stock Units

Purpose.  We make annual grants of stock options and restricted stock units to our Named Executive Officers in order to align their interests with those of our stockholders. The value of these awards is at-risk.

Considerations.  Generally, the stock options we grant may not be exercised until the first anniversary of the grant date and become fully exercisable in equal annual installments through the fourth anniversary of the grant date. These stock options typically remain exercisable during employment until the tenth anniversary of the date of grant. We believe that stock options provide an incentive to recipients to increase stockholder value over the long term, since the maximum benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years. Moreover, we believe that stock options have the potential to deliver more value to an executive than restricted stock units.

Restricted stock units generally vest in increments of 25%, 25% and 50% on the second, third and fourth anniversaries of the date of grant, respectively, and are settled by the delivery of stock as soon as practicable after the vesting date. We grant restricted stock units because we believe that while stock options provide a greater incentive to increase our stock price, restricted stock units better reflect the interests of stockholders, as both increases and decreases in our stock price have the same effect on holders of restricted stock units as they do on stockholders. Additionally, they serve as a constant incentive, regardless of fluctuations in stock price. We start the vesting for restricted stock units later than we do for stock options because restricted stock units provide holders with value immediately upon vesting, regardless of the stock price, and we believe that the later start better aligns employees’ interests with those of longer-term stockholders and provides an effective retention tool.

We target 60% of the overall value of the annual equity awards granted to our Named Executive Officers to be in the form of options and 40% to be in the form of restricted stock units. We believe that the use of both options and restricted stock units is consistent with our compensation philosophy, as each aligns our executives with stockholder interests in different ways. We put more value into stock options because we believe that options better capture pay-for-performance by providing a reward only if our stock price increases.

2012 Decisions and Analysis. During 2012, we granted both stock options and restricted stock units to our Named Executive Officers at increased values from 2011, other than Mr. Gehring, based on Company and individual performance, market compensation data and our desired mix among salary and incentive-based pay components. Mr. Chirico had last received grants in 2009. The awards made then were in amounts and with vesting schedules that mimicked what would have occurred had separate grants been made in each of 2009, 2010 and 2011.

In addition to the service-based criteria for vesting, the annual restricted stock unit awards granted to Messrs. Chirico, Shaffer, Duane and Murry during 2012 were also made subject to a performance-based condition that is intended to satisfy the conditions for the deductibility of the awards under Section 162(m) of the Code. Specifically, the awards required us to achieve $125,000,000 of adjusted net income for any of 2012, 2013, 2014 or 2015. “Adjusted net income” for any of the above fiscal years refers to our net income for the applicable year, adjusted by the applicable automatic adjustments to the performance goals for such year. Automatic adjustments are established by the Compensation Committee in accordance with Section 162(m). We achieved the required level of adjusted net income for 2012. As a result, each of these officers will vest in his award, assuming he remains employed by us through each of the service-based vesting dates, which end in 2016.

Long-Term Incentive Plan and Performance Share Awards

Purpose.  We make performance-based long-term incentive awards to our Named Executive Officers under our Long-Term Incentive Plan and our 2006 Stock Incentive Plan. The Long-Term Incentive Plan is cash-based, while awards under the 2006 Stock Incentive Plan are made in the form of performance shares (which pay out in shares of our Common Stock). The purpose of these long-term awards is to provide compensation that is at-risk and contingent on the achievement of the selected performance criteria over an extended period. Performance shares have an additional link to performance in that their value will increase if our stock price is higher at the end of the performance cycle than it was on the grant date (and will decrease if the stock price is lower). These awards (whether cash or equity) also have retentive value because they only pay out if the participant remains employed for the performance cycle, subject to certain exceptions.

Considerations.  The performance-based long-term incentive awards that we have made have required us to achieve certain performance targets during a period of two or three years, although they can cover shorter or longer periods (but not less than 12 months). The Compensation Committee’s decision to grant cash or stock awards depends on the factors it considers appropriate. The length of the cycles established has depended, in part, on the general state of the economy and its impact on our ability to plan our business over an extended period. While the performance goals always require significant performance over the performance cycles based on the facts known at the time the awards are made, the Compensation Committee uses shorter cycles when longer range forecasts are impractical and potentially unreasonable.

The Compensation Committee can choose from an extensive list of performance measures to evaluate performance but, to date, has only used cumulative earnings growth as measured by cumulative earnings per share targets and, in most cases, average return on equity over the applicable performance cycle. Earnings per share is the principal component of all awards to date, as it is viewed by us as the best measure of performance, with the best alignment of interest with stockholders. Due to our corporate acquisition strategy, which has included using our Common Stock as consideration, we expect our average return on equity performance will be lower than that of our peers. However, average return on equity is used in connection with performance-based long-term incentive awards to place an emphasis on the efficient use of the assets provided by stockholders and ensure an acceptable performance level.

Potential payouts of performance shares are determined by taking the applicable percentage of the recipient’s base salary and converting the dollar amount to a number of shares based on the value of our Common Stock when the award is granted. Payouts for performance at a level between goals is typically proportionate between the two payouts established for each of the goals but can be on any basis established by the Compensation Committee.

2012 Decisions and Analysis – New Awards.  All of our Named Executive Officers, other than Mr. Gehring, received awards of performance shares in 2012 with respect to a performance cycle covering 2012 and 2013. The earnings per share growth targets for the performance cycle are as follows:

Threshold Cumulative Earnings Per Share ($)	Compound Growth (%)	Target Cumulative Earnings Per Share ($)	Compound Growth (%)	Maximum Cumulative Earnings Per Share ($)	Compound Growth (%)
11.99	7.5	13.31	15	15.14	25

The average return on equity goals for the performance cycle covering 2012 and 2013 are 12.00% at threshold, 13.50% at target and 15.00% at maximum. These goals are presented solely for the purpose of describing our compensation program. They are not management’s estimates of results or other guidance. Investors should not apply these goals to other contexts.

Mr. Gehring did not receive an award of performance shares in 2012. The Compensation Committee determined, as it had in 2010 and 2011, that as a result of his substantial ownership of our Common Stock at the time grants were made, no grant was needed to incentivize Mr. Gehring in the same manner as our other Named Executive Officers.

The following table shows the potential payouts in shares of our Common Stock (and the approximate percentage of salary used to calculate the number of shares issuable) that were established when the performance goals were set:

Name		Threshold	Target	Maximum
Mr. Chirico	Shares (#) % of Salary	15,940 105	31,880 210	71,728 473
Mr. Shaffer	Shares (#) % of Salary	1,125 14	2,249 29	4,498 57
Mr. Duane	Shares (#) % of Salary	1,125 10	2,249 21	4,498 41
Mr. Murry	Shares (#) % of Salary	1,125 11	2,249 21	4,498 42

These grants contained approximately the same potential payout levels (as a percentage of base salary) as the performance shares granted in 2011 for Messrs. Duane and Murry. Potential payout levels (as a percentage of base salary) for the performance shares granted in 2012 were greater for Messrs. Chirico and Shaffer to increase the percentage of compensation based on performance shares as compared to awards of stock options and restricted stock units.

Consistent with recent years, we used a two-year performance cycle for 2012. We felt that continued uncertainty with the global economy made it difficult to gauge performance over an extended period but that two years was an appropriate measure of performance over time. However, the 2012 performance share awards also include a one-year time vesting period following the two-year performance cycle to encourage retention and have the effect of aligning interests with stockholders, since their value will continue to fluctuate with increases and decreases in our stock price.

Payouts of Performance Share Awards for 2011 – 2012 Performance Cycle

All of our Named Executive Officers, except Mr. Gehring, received performance share awards for the two-year performance cycle ended February 3, 2013. The earnings per share growth targets with respect to this performance cycle were as follows:

Threshold Cumulative Earnings Per Share ($)	Compound Growth (%)	Target Cumulative Earnings Per Share ($)	Compound Growth (%)	Maximum Cumulative Earnings Per Share ($)	Compound Growth (%)
9.50	7.5	10.54	15	11.99	25

The average return on equity goals for the performance cycle were 12.59% at threshold, 13.81% at target and 15.47% at maximum.

As a result of a strong 2011 and 2012, our earnings per share and average return on equity for the performance cycle were $11.99 and 15.47%, respectively, resulting in payouts to our Named Executive Officers at maximum levels.

Potential and actual payouts in shares of Common Stock (and the approximate percentage of salary at the time of the grant of the performance share awards to calculate the number of shares issuable) were as follows:

Name		Threshold	Target	Maximum	Actual
Mr. Chirico	Shares (#) % of Salary	10,484 60	27,956 160	62,902 360	62,902 360
Mr. Shaffer	Shares (#) % of Salary	1,048 12.5	2,097 25	4,193 50	4,193 50
Mr. Duane	Shares (#) % of Salary	1,258 10	2,516 20	5,032 40	5,032 40
Mr. Murry	Shares (#) % of Salary	1,258 10	2,516 20	5,032 40	5,032 40

Other Benefits

Our Named Executive Officers, except Mr. Gehring, participate in our Pension Plan, Supplemental Pension Plan, AIP, Supplemental Savings Plan and Executive Medical Reimbursement Insurance Plan. Mr. Gehring participates in the Zwitserleven Pensioen Plan (a defined contribution plan of our Tommy Hilfiger B.V. subsidiary). In addition, Messrs. Chirico and Duane are parties to capital accumulation program agreements with the Company. See “Executive Compensation – Pension Benefits,” “Executive Compensation – Non-qualified Deferred Compensation” and “Executive Compensation – Summary Compensation Table” for a description of these programs.

We believe that the benefits offered under our pension and welfare plans serve a different purpose than do the other components of compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on compensation and years of service. Benefits offered to our executive officers are similar to those that are offered to the general employee population, with some variation to promote tax efficiency and replace benefit opportunities lost due to regulatory limits.

Perquisites are limited and generally consist of discounts in our retail stores available to all employees and, in certain cases, clothing allowances and gym memberships. We also own a car and employ a driver who drives executives and provides other work services (such as messenger services). We “acquired” this perquisite as part of the Tommy Hilfiger acquisition and decided to continue to offer the driver’s services. Although the majority of the driver’s services (and, therefore, the costs associated with a car) are for business purposes, we do allow Mr. Chirico to use the service for personal purposes, generally his daily commute, as we believe this service enables him to be more productive during this time. Mr. Gehring is also allowed certain personal use of the car and driver, as it was a service provided to him prior to the acquisition. Additionally, as part of certain of our marketing activities, including as the naming rights sponsor of the IZOD Center sports and entertainment arena and separate sponsorships of the National Football League’s New York Giants and the National Basketball Association’s Brooklyn Nets, we have a limited number of tickets to all events at the Barclay’s Center and to New York Giants and New York Jets football games at MetLife Stadium (and until the end of the third quarter of 2012, had tickets to all events at the IZOD Center). These are provided at no cost to us and may, at times, be used personally by our Named Executive Officers, as they are available to all of our employees on a non-discriminatory basis. We also own rights to suites at Amsterdam Arena (home of Ajax Amsterdam, a team in the Eredivisie, the top soccer league in the Netherlands) and MetLife Stadium, both for the Jets and Giants, as well as a box for the United States Tennis Association’s U.S. Open. Although primarily used for business purposes, tickets to the suites and box may on occasion be used personally by employees of the Company, including our Named Executive Officers.

Employment Agreements and Severance

We have employment agreements with our Named Executive Officers that provide them with severance benefits. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that might appear to them to be less risky absent these arrangements. These agreements include restrictive covenants, including non-competition and non-solicitation covenants, in favor of us in exchange for the severance benefits. We believe that these covenants provide us with significant value in prohibiting our executives from competing against us, using our confidential information, and hiring our best talent if they wish to leave our employment.

The employment agreements also provide for severance payments to be made after a change in control. These change in control benefits mitigate a potential disincentive for executives when they are evaluating a potential acquisition of the Company, particularly when it appears that the services of the executive officers may not be required by the acquiring company. The change in control severance arrangements for our Named Executive Officers are “double trigger,” meaning that severance payments are not awarded upon a change in control unless the executive’s employment is terminated involuntarily (other than for cause) or voluntarily for good reason within the two-year period following the transaction. We believe this structure strikes a balance between the incentives and the hiring and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company following a change in control. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant severance payments in connection with such a transaction whether or not they are offered continued employment.

The compensation consultant has advised us that our employment agreements provide benefits that are generally “market,” particularly within our industry peer group.

The employment agreements for our Named Executive Officers can be found as follows:

Name	Description	SEC Filing
Emanuel Chirico	Second Amended and Restated Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.15
	First Amendment to Second Amended and Restated Employment Agreement	• Quarterly Report on Form 10-Q for the period ended May 2, 2010, Exhibit 10.1
	Second Amendment to Second Amended and Restated Employment Agreement	• Quarterly Report on Form 10-Q for the period ended August 1, 2010, Exhibit 10.6
	Third Amendment to Second Amended and Restated Employment Agreement	• Current Report on Form 8-K filed January 28, 2011, Exhibit 10.1
Michael A. Shaffer	Second Amended and Restated Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.30
	First Amendment to Second Amended and Restated Employment Agreement	• Current Report on Form 8-K filed January 28, 2011, Exhibit 10.2
Fred Gehring	Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended January 30, 2011, Exhibit 10.47
	Addendum to Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended January 30, 2011, Exhibit 10.48
Francis K. Duane	Second Amended and Restated Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.19
	First Amendment to Second Amended and Restated Employment Agreement	• Quarterly Report on Form 10-Q for the period ended May 2, 2010, Exhibit 10.3
	Second Amendment to Second Amended and Restated Employment Agreement	• Current Report on Form 8-K filed January 28, 2011, Exhibit 10.3
Paul Thomas Murry	Second Amended and Restated Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.28
	First Amendment to Second Amended and Restated Employment Agreement	• Quarterly Report on Form 10-Q for the period ended May 2, 2010, Exhibit 10.4
	Second Amendment to Second Amended and Restated Employment Agreement	• Current Report on Form 8-K filed January 28, 2011, Exhibit 10.4

Change In Control Provisions In Equity Plans and Awards

Under the terms of stock option, restricted stock unit and performance share awards, any unvested awards would vest upon the completion of certain transactions that would result in a change in control. This vesting feature, which has been included in our 2006 Stock Incentive Plan since it was first approved by stockholders and was most recently re-approved by stockholders in 2012, is in place because we believe that utilizing a single event to vest awards provides a simple and certain approach for treatment of equity awards in a transaction that will likely result in the elimination or de-listing of our stock. This provision recognizes that such transactions have the potential to significantly disrupt or change employment relationships and thus treats all employees the same regardless of their employment status after the transaction. It also recognizes that because we may no longer exist after a change in control, employees should not be required to have the value of their outstanding equity awards linked to the acquiring company’s future success. In addition, it provides our employee option holders with the same opportunities as our other stockholders who are free to realize the value created at the time of the transaction by selling their equity.

Federal Income Tax Deductibility of Executive Compensation

Section 162(m) of the Code limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The deductibility limit, which applies to a company’s chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, is $1 million, subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer’s compensation for purposes of determining whether his compensation exceeds the deductibility limit. Compensation paid or received under our Performance Incentive Bonus Plan, our Long-Term Incentive Plan and our 2006 Stock Incentive Plan (other than solely time-based restricted stock and restricted stock units) is generally intended to satisfy the requirements for full deductibility. Nonetheless, the Compensation Committee recognizes that in certain instances it may be in our best interest to provide compensation that is not fully deductible and has done so, including with respect to the base salary payable to Mr.  Chirico.

Stock Ownership

All of our Named Executive Officers are in compliance with the guidelines (described in “Executive Compensation Practices”) as of the date of this Proxy Statement.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes the 2010, 2011 and 2012 compensation data for our Named Executive Officers.

Name and Principal Position	Years of Service[1]	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Emanuel Chirico, age 56	19	2012	1,316,667	0	3,957,287	1,879,317	3,645,000	1,378,139	191,738	12,368,148
Chairman and Chief Executive Officer, PVH Corp.		2011	1,250,000	0	1,992,145	0	3,750,000	1,307,017	188,405	8,487,567
		2010	1,166,667	0	4,468,313	0	6,500,000	612,501	108,891	12,856,372
Michael A. Shaffer, age 50	22	2012	700,000	0	649,293	665,676	1,085,000	322,864	66,356	3,489,189
Executive Vice President and Chief Operating & Financial Officer, PVH Corp.		2011	600,000	0	509,626	618,800	1,050,000	319,012	63,268	3,160,706
		2010	558,333	100,000	1,498,636	600,882	1,290,000	145,774	54,965	4,248,590
Francis K. Duane, age 56	14	2012	975,000	0	599,310	665,676	1,287,000	765,110	67,377	4,359,473
Chief Executive Officer, Heritage Brands and North America Wholesale, PVH Corp.(7)		2011	900,000	500,000	529,348	603,925	337,500	830,126	40,768	3,741,667
		2010	866,667	0	1,530,576	599,400	1,710,000	481,992	75,829	5,264,464
Fred Gehring, age 58(8)	16	2012	1,131,820	0	627,357	1,043,163	3,042,870	N/A	180,404	6,025,614
Chief Executive Officer, Tommy Hilfiger and PVH International Operations		2011	1,179,885	0	686,083	1,178,100	3,539,655	N/A	193,615	6,777,338
		2010	832,958	0	9,968,984	1,022,127	3,331,830	N/A	131,360	15,287,259
Paul Thomas Murry, age 62	16	2012	933,333	0	499,345	442,431	884,450	698,112	74,130	3,531,801
Chief Executive Officer, Calvin Klein, Inc.		2011	900,000	0	419,419	413,525	1,350,000	673,976	73,539	3,830,459
		2010	883,333	0	1,416,424	412,920	1,710,000	430,538	95,847	4,949,062

[1]

This column represents service with us by each of our Named Executive Officers, including service, with respect to Messrs. Gehring and Murry, with companies we acquired and their predecessors. It is not the same as their credited service for pension plan purposes.

[2]

The Stock Awards column represents the aggregate grant date fair value of restricted stock units and performance shares granted to each of our Named Executive Officers in the fiscal year listed. In addition, it includes the aggregate grant date fair value of restricted stock issued to Mr. Gehring as part of the consideration for his ownership interests in Tommy Hilfiger, which we acquired in the second quarter of 2010. The following table sets forth for each of our Named Executive Officers the breakdown of restricted stock issued, and restricted stock units and performance shares awarded for the listed fiscal years.

Name	Fiscal Year	Restricted Stock ($)	Restricted Stock Units ($)	Performance Share Awards ($)	Total Reported in the Stock Awards Column ($)
Emanuel Chirico
	2012	N/A	1,135,269	2,822,018	3,957,287
	2011	N/A	N/A	1,992,145	1,992,145
	2010	N/A	N/A	4,468,313	4,468,313
Michael A. Shaffer
	2012	N/A	450,212	199,081	649,293
	2011	N/A	360,194	149,432	509,626
	2010	N/A	358,413	1,140,223	1,498,636
Francis K. Duane
	2012	N/A	400,229	199,081	599,310
	2011	N/A	350,058	179,290	529,348
	2010	N/A	360,480	1,170,096	1,530,576
Fred Gehring
	2012	N/A	627,357	N/A	627,357
	2011	N/A	686,083	N/A	686,083
	2010	9,299,515	669,469	N/A	9,968,984
Paul Thomas Murry
	2012	N/A	300,264	199,081	499,345
	2011	N/A	240,129	179,290	419,419
	2010	N/A	246,328	1,170,096	1,416,424

The fair value of restricted stock is equal to the closing price of our Common Stock on the date of grant multiplied by the number of shares issued. The fair value of restricted stock units is equal to the closing price of our Common Stock on the date of grant multiplied by the number of restricted stock units granted. The fair value of performance shares is equal to the closing price of our Common Stock on the date of grant, reduced for the present value of any dividends expected to be paid on our Common Stock during the performance cycle, as the performance shares do not accrue dividends prior to being earned. The number of performance shares included in the total fair value calculation is the target value set in the award agreement, as such amount represents the probable number of shares that will vest as of the date of grant. The fair values of the performance share awards at the maximum performance payout level on the date of grant were:

Name	2012	2011	2010
Emanuel Chirico	$6,349,363	$4,482,397	$9,434,464
Michael A. Shaffer	398,163	298,793	2,280,382
Francis K. Duane	398,163	358,580	2,340,128
Fred Gehring	N/A	N/A	N/A
Paul Thomas Murry	398,163	358,580	2,340,128

[3]

The Option Awards column represents the aggregate grant date fair value of stock options granted to each of our Named Executive Officers in the fiscal year listed. The fair value of each award is estimated as of the grant date using the Black-Scholes-Merton option valuation model. The following summarizes the assumptions used to estimate the fair value of stock options granted in the fiscal year listed:

	2012	2011	2010
Weighted average estimated fair value	$40.59	$29.75	$26.82
Weighted average risk-free interest rate	1.20%	2.65%	2.47%
Weighted average dividend yield	0.16%	0.23%	0.25%
Weighted average expected volatility	45.16%	44.34%	42.94%
Weighted average expected option term, in years	6.25	6.25	6.25

[4]

The compensation reported in this column includes payouts under our Performance Incentive Bonus Plan, a pre-acquisition bonus plan set up for Mr. Gehring and other executives of Tommy Hilfiger, and our Long-Term Incentive Plan earned with respect to performance cycles ended with the fiscal year listed, as detailed in the table below.

Name	Fiscal Year	Performance Incentive Bonus Plan ($)	Tommy Hilfiger Bonus Plan ($)	Long-Term Incentive Plan ($)	Total Non-Equity Incentive Plan Compensation ($)
Emanuel Chirico	2012	3,645,000	N/A	N/A	3,645,000
	2011	3,750,000	N/A	N/A	3,750,000
	2010	3,750,000	N/A	2,750,000	6,500,000
Michael A. Shaffer	2012	1,085,000	N/A	N/A	1,085,000
	2011	1,050,000	N/A	N/A	1,050,000
	2010	1,050,000	N/A	240,000	1,290,000
Francis K. Duane	2012	1,287,000	N/A	N/A	1,287,000
	2011	337,500	N/A	N/A	337,500
	2010	1,350,000	N/A	360,000	1,710,000
Fred Gehring	2012	3,042,870	N/A	N/A	3,042,870
	2011	3,539,655	N/A	N/A	3,539,655
	2010	N/A	3,331,830	N/A	3,331,830
Paul Thomas Murry	2012	884,450	N/A	N/A	884,450
	2011	1,350,000	N/A	N/A	1,350,000
	2010	1,350,000	N/A	360,000	1,710,000

[5]

The amounts reported in this column consist of the changes in values under our Pension Plan, our Supplemental Pension Plan and each Named Executive Officer’s capital accumulation program agreement, if any, as follows:

Name	Fiscal Year	Change in Pension Plan Value ($)	Change in Supplemental Pension Plan Value ($)	Change in Capital Accumulation Program Value ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings† ($)
Emanuel Chirico	2012	67,426	1,174,434	136,279	1,378,139
	2011	94,557	1,138,626	73,834	1,307,017
	2010	47,646	487,816	77,039	612,501
Michael A. Shaffer	2012	58,729	264,135	N/A	322,864
	2011	83,761	235,251	N/A	319,012
	2010	36,951	108,823	N/A	145,774
Francis K. Duane	2012	59,772	483,756	221,582	765,110
	2011	78,918	564,303	186,905	830,126
	2010	40,954	296,545	144,493	481,992
Fred Gehring	2012	N/A	N/A	N/A	N/A
	2011	N/A	N/A	N/A	N/A
	2010	N/A	N/A	N/A	N/A
Paul Thomas Murry	2012	63,038	635,074	N/A	698,112
	2011	75,552	598,424	N/A	673,976
	2010	46,883	383,655	N/A	430,538

†	Additional information regarding our Pension Plan, our Supplemental Pension Plan and our capital accumulation program is included in this section under the Pension Benefits table and under the heading “Defined Benefit Plans.”

[6]	All Other Compensation includes perquisites and payments or contributions required to be made by us under our AIP, Supplemental Savings Plan and Executive Medical Reimbursement Insurance Plan.

In 2012, we made contributions under our AIP and our Supplemental Savings Plan in the amounts of $153,292 for Mr. Chirico; $53,792 for Mr. Shaffer; $54,813 for Mr. Duane; and $40,500 for Mr. Murry. In 2011, the amounts of the contributions were $151,225 for Mr. Chirico; $50,725 for Mr. Shaffer; $28,225 for Mr. Duane; and $40,500 for Mr. Murry. In 2010, the amounts of the contributions were $96,329 for Mr. Chirico; $42,403 for Mr. Shaffer; $63,267 for Mr. Duane; and $63,371 for Mr. Murry. In 2012, 2011 and 2010, we also contributed $180,404, $193,615 and $131,360, respectively, to the Zwitserleven Pensioen Plan (a Tommy Hilfiger defined contribution plan) for Mr. Gehring.

Our Executive Medical Reimbursement Insurance Plan covers eligible U.S.-based senior executives, including our Named Executive Officers with the exception of Mr. Gehring, for most medical charges not covered by our basic medical plan, with most expenses subject to a specified annual maximum. We incurred $12,564 during 2012, $12,543 during 2011 and $12,562 during 2010 as annual premiums for coverage for each of our Named Executive Officers, with the exception of Mr. Gehring.

Perquisites received over the past three years have included clothing allowances and gym memberships. As part of the Tommy Hilfiger acquisition we acquired a car and the services of a driver, which are generally used for business purposes, but Messrs. Chirico and Gehring are allowed certain personal usage of the service. See discussion on page 33. These amounts are not included in the table as they do not meet the threshold for inclusion, except in the case of Mr. Murry and Mr. Chirico in 2011 and 2012. Mr. Murry receives a clothing allowance for purchases at our Calvin Klein Collection store. This perquisite provided Mr. Murry with a benefit of $21,066 in 2012, $20,496 in 2011 and $19,914 in 2010. The incremental cost to the Company of Mr. Chirico’s personal use of the car for fuel and tolls, as well as an allocation of the driver’s salary and cost of the car, was $24,512 in 2012 and $23,267 in 2011.

[7]	Reflects new position effective February 2013. During 2012, Mr. Duane served as Chief Executive Officer, Wholesale Apparel, PVH Corp.

[8]

Mr. Gehring joined the Company as a Named Executive Officer on May 6, 2010, the closing date of our acquisition of Tommy Hilfiger. The Euro denominated portion of Mr. Gehring’s compensation has been translated at Euro to U.S. dollar exchange rates of 1.2886 for 2012 and 1.3881 for 2011, which are the average exchange rates for the applicable fiscal years. Mr. Gehring’s 2010 compensation is for the period from May 6, 2010 to January 30, 2011 and the Euro denominated portion of his compensation has been translated at a Euro to U.S. dollar exchange rate of 1.3066, which is the average rate for such period.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards[1] ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Emanuel Chirico	4/5/2012	[2]								46,300	91.88	1,879,317
	4/5/2012	[3]							12,356			1,135,269
	4/25/2012	[4]				15,940	31,880	71,728				2,822,018
	4/25/2012	[5]	1,012,500	2,025,000	4,050,000
Michael A. Shaffer	4/5/2012	[2]								16,400	91.88	665,676
	4/5/2012	[3]							4,900			450,212
	4/25/2012	[4]				1,125	2,249	4,498				199,081
	4/25/2012	[5]	262,500	525,000	1,225,000
Francis K. Duane	4/5/2012	[2]								16,400	91.88	665,676
	4/5/2012	[3]							4,356			400,229
	4/25/2012	[4]				1,125	2,249	4,498				199,081
	4/25/2012	[5]	292,500	585,000	1,462,500
Fred Gehring [6]	4/5/2012	[2]								25,700	91.88	1,043,163
	4/5/2012	[3]							6,828			627,357
	4/25/2012	[5]	862,557	1,725,113	3,450,227
Paul Thomas Murry	4/5/2012	[2]								10,900	91.88	442,431
	4/5/2012	[3]							3,268			300,264
	4/25/2012	[4]				1,125	2,249	4,498				199,081
	4/25/2012	[5]	285,000	570,000	1,425,000

[1]

Grant date fair values were computed in accordance with Financial Accounting Standards Board (“FASB”) guidance for stock-based compensation. The grant date fair value of performance based awards was determined using the target performance level, as such amount represents the most probable number of shares that will vest as of the date of grant.

[2]

These amounts represent stock options granted under our 2006 Stock Incentive Plan, which have a 10-year term and vest in four substantially equal installments on each of the first, second, third and fourth anniversaries of the date of grant.

[3]

These amounts represent restricted stock units granted under our 2006 Stock Incentive Plan. These restricted stock units vest in increments of 25.0%, 25.0% and 50.0% on the second, third and fourth anniversaries of the date of grant, respectively, and are settled by the delivery of stock as soon as practicable after each vesting date. In addition, the awards made to the Named Executive Officers other than Mr. Gehring were subject to a performance condition requiring the achievement of adjusted net income at specified levels during any of the fiscal years from the year of grant through the fourth anniversary of grant. More specifically, awards made to Messrs. Chirico, Shaffer, Duane and Murry required us to achieve $125,000,000 of adjusted net income for any of 2012, 2013, 2014 or 2015. We achieved the required levels of adjusted net income in 2012 and, as a result, each of these officers will vest in his award, subject to his remaining employed by us through each of the service-based vesting dates.

[4]

These amounts represent potential payouts of performance share awards under our 2006 Stock Incentive Plan subject to a performance period of two years and a service period of one year following the end of the performance period.

[5]	These amounts represent potential payouts of cash awards under our Performance Incentive Bonus Plan with respect to 2012 performance.

[6]	Mr. Gehring’s cash award amounts are translated from Euros to U.S. dollars at a rate of 1.2886, which is the average exchange rate for 2012.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

        AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Contracts

Emanuel Chirico

Our employment agreement with Emanuel Chirico, our Chief Executive Officer, outlines the compensation and benefits to be paid to him, provides for annual review of his salary and permits upward adjustments of salary. In addition, the agreement sets forth his rights to severance upon termination of employment and the restrictive covenants in our favor to which he has agreed.

Generally, Mr. Chirico is entitled to severance only if his employment is terminated by us without “cause” or if he terminates his employment for “good reason.” “Cause” is generally defined as (1) gross negligence or willful misconduct in Mr. Chirico’s performance of the material responsibilities of his position, which results in material economic harm to us or our affiliates or in reputational harm causing demonstrable injury to us or our affiliates; (2) Mr. Chirico’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness); (3) Mr. Chirico’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (4) Mr. Chirico’s having willfully divulged, furnished or made accessible any confidential information (as defined in the employment agreement); or (5) any act or failure to act by Mr. Chirico, which, under the provisions of applicable law, disqualifies him from acting in his position. “Good reason” is generally defined as (i) the assignment to Mr. Chirico of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position; (ii) a reduction of base salary; (iii) the taking of any action that substantially diminishes (A) the aggregate value of Mr. Chirico’s total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him; (iv) requiring that Mr. Chirico’s services be rendered primarily at a location or locations more than 35 miles from the Company’s principal executive offices; (v) solely after a change in control of the Company, a change in the Chairman of the Board of Directors such that neither the person holding such position immediately prior to the change in control nor Mr. Chirico is serving as the Chairman at any time during the one-year period following such change in control (other than as a result of such person’s cessation of service due to death or disability); or (vi) our failure to require any successor to assume expressly and agree to perform Mr. Chirico’s employment agreement.

In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Chirico is entitled, subject to executing a release of claims in our favor, to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). All such payments are payable in accordance with our payroll schedule in 48 substantially equal installments. The agreement provides that during the two-year period following Mr. Chirico’s termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverages are continued for Mr. Chirico (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Chirico is required to pay the active employee rate, if any, for such coverage. Mr. Chirico also is entitled, subject to executing a release of claims in our favor, to severance upon the termination of his employment by us without cause or by him for good reason within two years after a change in control of the Company (as defined in the agreement). In either such case, he will receive an aggregate amount equal to three times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum, if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Code). This amount will be paid in 72 substantially equal payments if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A. Mr. Chirico also receives comparable medical, dental, life and disability insurance coverage for himself and his family for the three-year period immediately following such a termination. In addition, if the receipt of the foregoing severance would subject Mr. Chirico to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give him a better after-tax result than if he received the full severance amount.

The agreement with Mr. Chirico also includes certain restrictive covenants in favor of the Company. The covenants include prohibitions during and following employment against his use of confidential information and soliciting our employees for employment by himself or anyone else and, other than following a termination without cause or for good reason, competing against us or accepting employment with a competitor and interfering with our business relationships.

Michael A. Shaffer

Our employment agreement with Michael A. Shaffer, our Executive Vice President and Chief Operating & Financial Officer, outlines the compensation and benefits to be paid to him, provides for an annual review of his salary and permits upward adjustments of salary. In addition, the agreement sets forth his rights to severance upon termination of employment and the restrictive covenants in our favor to which he has agreed. Generally, Mr. Shaffer is entitled to severance only if his employment is terminated by us without “cause” or if he terminates his employment for “good reason.” The definition of “cause” under Mr. Shaffer’s agreement is substantially the same as under Mr. Chirico’s employment agreement. “Good reason” is generally defined as (i) the assignment to Mr. Shaffer of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position; (ii) a reduction of base salary; (iii) the taking of any action that substantially diminishes (A) the aggregate value of Mr. Shaffer’s total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him; or (iv) requiring that Mr. Shaffer’s services be rendered primarily at a location or locations more than 75 miles from the Company’s principal executive offices.

In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Shaffer is entitled, subject to executing a release of claims in our favor, to one and a half times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). All such payments are payable in accordance with our payroll schedule in 36 substantially equal installments. The agreement provides that during the 18-month period following Mr. Shaffer’s termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverages are continued for Mr. Shaffer (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Shaffer is required to pay the active employee rate, if any, for such coverage. Mr. Shaffer also is entitled, subject to executing a release of claims in our favor, to severance upon the termination of his employment by us without cause or by him for good reason within two years after a change in control of the Company (as defined in the agreement). In either such case, Mr. Shaffer would receive an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum, if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Code). This amount will be paid in 48 substantially equal payments, if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A. Mr. Shaffer also receives comparable medical, dental, life and disability insurance coverage for himself and his family for a two-year period after such a termination. In addition, if the receipt of the foregoing severance would subject Mr. Shaffer to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give him a better after-tax result than if he received the full severance amount.

The agreement with Mr. Shaffer also includes certain restrictive covenants in favor of the Company. The covenants include prohibitions during and following employment against his use of confidential information and soliciting our employees for employment by himself or anyone else and, other than following a termination without cause or for good reason, interfering with our business relationships.

Fred Gehring

Our employment agreement with Fred Gehring, the Chief Executive Officer of Tommy Hilfiger and PVH International Operations, outlines the compensation and benefits to be paid to him, provides for an annual review of his salary and permits upward adjustments of salary. In addition, the agreement sets forth his rights to severance upon termination of employment and the restrictive covenants in our favor to which he has agreed. Generally, Mr. Gehring is entitled to severance only if his employment is terminated by us without “cause” or if he terminates his employment for “good reason.” The definitions of “cause” and “good reason” under Mr. Gehring’s agreement are substantially the same as under Mr. Chirico’s employment agreement other than the exclusion of clause (v) of Mr. Chirico’s good reason definition.

Either party may terminate the employment agreement, subject to a notice period of 90 days for Mr. Gehring and 180 days for us, if applicable. The employment agreement automatically terminates upon the end of the month in which Mr. Gehring turns 65. In the event of a termination of employment without cause or for good reason Mr. Gehring is entitled to one and a half times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum. The agreement provides that during the 18-month period following Mr. Gehring’s termination of employment without cause or for good reason, medical, dental, life and disability insurance coverages are continued for Mr. Gehring (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Gehring is required to pay the active employee rate, if any, for such coverage. In the event of Mr. Gehring’s disability, which under the employment agreement means his disability for a 104-week period, Mr. Gehring is entitled to receive 70% of his base salary for the 104-week period, and we would be entitled to terminate his employment due to his disability if and when permitted by applicable law. In the event of Mr. Gehring’s death, the Company must make a payment equal to three month’s base salary to his estate.

The agreement with Mr. Gehring also includes certain restrictive covenants in favor of the Company. The covenants include prohibitions during and following employment against his use of confidential information and soliciting our employees for employment by himself or anyone else and, other than following a termination without cause or for good reason, competing against us by accepting employment or being otherwise affiliated with a competitor listed on an exhibit to the employment agreement.

Francis K. Duane and Paul Thomas Murry

We have employment agreements with each of Messrs. Duane and Murry. These agreements outline the compensation and benefits to be paid to these executives during their employment. The agreements provide for an annual review of their respective salaries and permit upward adjustments of salary. In addition, the agreements set forth these executives’ rights to severance upon termination of employment. Generally, each of them is entitled to severance only if his employment is terminated by us without “cause” or if he terminates his employment for “good reason.” The definitions of “cause” and “good reason” under these executives’ agreements are substantially the same as under Mr. Chirico’s employment agreement, other than for the exclusion of clause (v) of Mr. Chirico’s good reason definition.

Each of these executives is entitled, subject to executing a release of claims in our favor, to one and a half times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination) in the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control). All such payments are payable in accordance with our payroll schedule in 36 substantially equal installments. The agreements provide that during the 18-month period following the termination of either executive’s employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverages are continued for such executive (and his family, to the extent participating prior to termination of employment), subject to cessation if the executive obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). The executive is required to pay the active employee rate, if any, for such coverage. These executives also are entitled, subject to executing a release of claims in our favor, to severance upon the termination of their employment by us without cause or by them for good reason within two years after a change in control of the Company (as defined in the agreements). In either such case, the executive will receive an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Code). This amount will be paid in 48 substantially equal payments if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A. These executives also receive comparable medical, dental, life and disability insurance coverage for themselves and their families for a two-year period after such a termination. In addition, if the receipt of the foregoing severance would subject the executive to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give him a better after-tax result than if he received the full severance amount.

The agreements also include certain restrictive covenants in favor of the Company. The covenants include prohibitions during and after employment against the use of confidential information and soliciting our employees for employment by themselves or anyone else and, other than following a termination without cause or for good reason, competing against us or accepting employment with a competitor and interfering with our business relationships.

Other Arrangements

There are a number of other arrangements that would result in payments or other benefits to some or all of our Named Executive Officers upon a termination of employment or in the event of a change in control, in addition to the severance arrangements described above.

2006 Stock Incentive Plan; Stock Option Plans

Our 2006 Stock Incentive Plan provides for the granting of stock options (both incentive stock options and non-qualified stock options), restricted stock, restricted stock units, stock appreciation rights, performance shares and other stock-based awards. To date, we have only granted the following types of incentive awards under the plan: (i) service-based non-qualified stock options and restricted stock units; (ii) contingently issuable performance shares; and (iii) restricted stock units that are intended to satisfy the performance-based condition for deductibility under Section 162(m) of the Code. We also have stock options (consisting of both incentive and non-qualified stock options) outstanding under stock option plans that have been terminated, except with respect to the outstanding options.

The following describes the effect upon stock options, restricted stock units and performance share awards in the event of a termination of employment or change in control.

Stock Options

All unvested stock options become immediately exercisable in full upon a change in control of the Company. In addition, in the event of the death of an optionee, all unvested stock options generally become immediately exercisable. Unvested stock options are forfeited immediately if the recipient retires prior to December 31 of the year in which the options were granted but otherwise become immediately exercisable upon retirement. If such options are not thereafter exercised, they will expire, generally within three months after the qualification of the representative of such optionee’s estate in the event of such optionee’s death or three years in the event of such optionee’s retirement. In all other circumstances, all unexercisable options will expire upon the termination of the optionee’s employment. If an optionee leaves our employ prior to his or her death or retirement, for any reason other than a termination for cause, any then exercisable options previously granted to but not exercised by such optionee will expire within 90 days of such optionee’s termination of employment. All exercisable options will expire upon an optionee’s termination of employment in the event an optionee is terminated for cause. Each of our Named Executive Officers holds options under one or more of these plans.

Restricted Stock Units

All outstanding restricted stock units vest in full in the event of the death of the recipient, as well as upon a change in control of the Company. In the event of the retirement of a recipient of restricted stock units, restricted stock units generally vest in full, except that restricted stock units are forfeited immediately if the recipient retires prior to December 31 of the year in which the restricted stock units were granted. When the recipient’s employment terminates for any other reason, unvested restricted stock units are forfeited immediately. Each of our Named Executive Officers holds restricted stock units.

Performance Share Awards

The following sets forth the effect upon performance share awards of certain triggering events occurring during a performance cycle:

Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	The participant will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Disability	The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement/Termination Without Cause/Termination For “Good Reason” [1]	The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant, if at least the first fiscal year during the performance cycle has been completed. The participant will not receive a payout if the first fiscal year during the performance cycle has not been completed.

[1]	“Good reason” is as defined under the participant’s employment agreement.

In all other cases, a participant must be employed by us on the last day of the performance cycle in order to remain eligible to receive an award. The payout payable in the event of death or a change in control will be paid within 30 days of death or the change in control, as the case may be, unless to do so would trigger the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill. Each of our Named Executive Officers, with the exception of Mr. Gehring, has received performance share awards.

Performance Incentive Bonus Plan

We pay annual cash bonuses under our Performance Incentive Bonus Plan, based upon corporate and/or divisional performance. The following sets forth the effect upon Plan awards of certain triggering events occurring during a performance cycle:

Death	The participant’s estate will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	The participant will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Disability/Retirement/Termination Without Cause/Termination For “Good Reason” [1]	The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

[1]	“Good reason” is as defined under the participant’s employment agreement.

In all other cases, a participant must be employed by us on the last day of the performance cycle in order to remain eligible to receive an award. The bonus payable in the event of death or a change in control will be paid within 30 days of death or the change in control, as the case may be, unless to do so would trigger the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill. Each of our Named Executive Officers has been a participant in our Performance Incentive Bonus Plan.

Long-Term Incentive Plan

We make cash payments under our Long-Term Incentive Plan based upon corporate performance over performance cycles in excess of 12 months. The following sets forth the effect upon the Long-Term Incentive Plan awards of certain triggering events occurring during a performance cycle:

Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	The participant will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Disability	The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement/Termination Without Cause/Termination For “Good Reason” [1]	If at least 12 months of the performance cycle has elapsed, the participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant. If less than 12 months of the performance cycle has elapsed, the participant will not receive a payout.

[1]	“Good reason” is as defined in the participant’s employment agreement.

In all other cases, a participant must be employed by us on the last day of the performance cycle. The award payable in the event of death or a change in control will be paid within 30 days of death or the change in control, as the case may be, unless to do so would trigger the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill. Each of our Named Executive Officers, with the exception of Mr. Gehring, has been a participant in our Long-Term Incentive Plan.

Tommy Hilfiger Growth and Retention Incentive Plan

We have established our Tommy Hilfiger Growth and Retention Incentive Plan to pay cash bonuses to Tommy Hilfiger executives, subject to Tommy Hilfiger achieving EBITDA for the three-year period after closing at performance levels established. The following sets forth the effect upon the Tommy Hilfiger Growth and Retention Incentive Plan awards of certain triggering events:

Death	The participant’s estate will receive a payout prorated to reflect the portion of the incentive period worked by the participant and actual achievement of the performance goal if the death is on or after the first anniversary of the closing of the Tommy Hilfiger acquisition. The payment will be made at the same time that the award would have been paid had no termination of employment occurred.
Disability	The participant will receive the payout prorated to reflect the portion of the incentive period worked by the participant and actual achievement of the performance goal, if the disability is on or after the first anniversary of the closing of the Tommy Hilfiger acquisition.
Termination Without Cause/Termination For “Good Reason” [1]	The participant will receive a payout prorated to reflect the portion of the incentive period worked by the participant and actual achievement of the performance goal, provided they have worked at least until the first anniversary of the closing of the Tommy Hilfiger acquisition. The payment will be made at the same time that the award would have been paid had no termination of employment occurred.

[1]	“Good reason” is as defined in the participant’s employment agreement, if any.

In all other cases, a participant must be employed by us on the last day of the three-year period. The payout will be made as soon as practicable following the end of the incentive period, but no later than 90 days following that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			OPTION AWARDS[1]				STOCK AWARDS
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Emanuel Chirico	1/17/2006		120,000	0	35.63	1/17/2016
	3/27/2006		200,000	0	38.98	3/27/2016
	4/12/2007		70,000	0	58.57	4/12/2017
	4/9/2008		110,000	0	36.45	4/9/2018
	4/16/2009		117,000	39,000	26.11	4/16/2019
	6/25/2009		113,250	188,750	28.46	6/25/2019
	4/5/2012		0	46,300	91.88	4/5/2022
	6/25/2009						91,500	10,637,790
	4/5/2012	[4]					12,356	1,436,509
	6/23/2010	[5]							97,660	11,353,952
	4/25/2012	[6]							15,940	1,853,184

Michael A. Shaffer	4/9/2008		8,250	0	36.45	4/9/2018
	4/16/2009		8,500	8,500	26.11	4/16/2019
	4/6/2010		9,650	9,650	60.08	4/6/2020
	5/27/2010		1,750	1,750	56.04	5/27/2020
	4/7/2011		5,200	15,600	64.97	4/7/2021
	4/5/2012		0	16,400	91.88	4/5/2022
	6/25/2009						4,450	517,357
	4/6/2010						3,825	444,695
	5/27/2010						696	80,917
	4/7/2011	[4]					5,544	644,545
	4/5/2012	[4]					4,900	569,674
	6/23/2010	[5]							39,064	4,541,581
	4/25/2012	[6]							1,125	130,793

Francis K. Duane	4/16/2009		0	10,000	26.11	4/16/2019
	4/6/2010		11,250	11,250	60.08	4/6/2020
	4/7/2011		5,075	15,225	64.97	4/7/2021
	4/5/2012		0	16,400	91.88	4/5/2022
	6/25/2009						5,200	604,552
	4/6/2010	[4]					4,500	523,170
	4/7/2011	[4]					5,388	626,409
	4/5/2012	[4]					4,356	506,429
	6/23/2010	[5]							39,064	4,541,581
	4/25/2012	[6]							1,125	130,793

Fred Gehring	11/1/2010		18,734	18,734	61.60	11/1/2020
	4/7/2011		9,900	29,700	64.97	4/7/2021
	4/5/2012		0	25,700	91.88	4/5/2022
	11/1/2010						8,151	947,635
	4/7/2011						10,560	1,227,706
	4/5/2012						6,828	793,823

Paul Thomas Murry	4/16/2009		0	7,250	26.11	4/16/2019
	4/6/2010		0	7,750	60.08	4/6/2020
	4/7/2011		0	10,425	64.97	4/7/2021
	4/5/2012		0	10,900	91.88	4/5/2022
	6/25/2009						3,700	430,162
	4/6/2010	[4]					3,075	357,500
	4/7/2011	[4]					3,696	429,697
	4/5/2012	[4]					3,268	379,938
	6/23/2010	[5]							39,064	4,541,581
	4/25/2012	[6]							1,125	130,793

[1]

These awards consist of stock options that vest in four substantially equal installments on each of the first, second, third and fourth anniversaries of the date of grant, except for stock options granted on June 25, 2009 to Mr. Chirico, which vest in increments of 12.5%, 25.0%, 25.0%, 25.0% and 12.5% on the second, third, fourth, fifth and sixth anniversaries of the date of grant, respectively.

[2]

These awards consist of restricted stock units that vest in increments of 25.0%, 25.0% and 50.0% on the second, third and fourth anniversaries of the date of grant, respectively, except for the restricted stock units granted on June 25, 2009 to Mr. Chirico, which vest in increments of 8.3%, 16.7%, 33.3%, 25.0% and 16.7% on the second, third, fourth, fifth and sixth anniversaries of the date of grant, respectively. Certain of the restricted stock unit awards were also subject to our attainment of specific levels of adjusted net income in order to vest. In all cases, this condition has been satisfied.

[3]

The market value of unvested restricted stock units and unvested performance shares was calculated by multiplying the number of units or shares by $116.26, the closing stock price of our Common Stock on February 1, 2013, which was the last business day of 2012.

[4]

These awards also required that we achieve a specific level of adjusted net income, as defined in the award agreement, for any one of the performance periods set forth in the agreement in order to vest. The required level of income was achieved as of February 3, 2013.

[5]	These awards consist of performance shares at the maximum award level.

[6]	These awards consist of performance shares at the threshold award level that would vest in January 2015 if the performance criteria are satisfied.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise [1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [2] ($)
Emanuel Chirico	0	0	96,486	10,097,782
Michael A. Shaffer	0	0	12,050	1,170,951
Francis K. Duane	43,750	2,845,599	13,882	1,355,894
Fred Gehring [3]	0	0	156,657	13,950,860
Paul Thomas Murry	22,975	974,720	10,032	1,015,904

[1]	The value realized on exercise equals the stock price of our Common Stock on the date of exercise less the grant date exercise price, multiplied by the number of shares acquired upon exercise.

[2]	The value realized upon vesting equals the stock price of our Common Stock on the date of vesting multiplied by the number of shares vested.

[3]	Mr. Gehring’s stock awards consist of shares of restricted stock issued as part of the consideration for his ownership interests in Tommy Hilfiger, which we acquired in 2010.

PENSION BENEFITS

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Emanuel Chirico	Pension Plan [2,3]	18.1667	403,100	0
	Supplemental Pension Plan [2,3]	18.1667	4,441,927	0
	Capital Accumulation Program [4]	10.0000	1,280,216	0
Michael A. Shaffer	Pension Plan [2,3]	21.5833	321,716	0
	Supplemental Pension Plan [2,3]	21.5833	816,512	0
Francis K. Duane	Pension Plan [2,3]	13.6667	327,451	0
	Supplemental Pension Plan [2,3]	13.6667	2,290,719	0
	Capital Accumulation Program [4]	6.9167	1,095,063	0
Fred Gehring		N/A	N/A	N/A
Paul Thomas Murry	Pension Plan [2,3]	10.0000	336,907	0
	Supplemental Pension Plan [2,3]	10.0000	2,723,826	0

[1]

Please see Note 10, “Retirement and Benefit Plans,” in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended February 3, 2013 for the assumptions used in calculating the present value of the accumulated benefit. The present value of the accumulated benefit for the capital accumulation program was calculated using a settlement rate of 2.04%, which is equal to the 10-year Treasury bill rate on February 1, 2013, which was the last business day of 2012.

[2]

Pension Plan and Supplemental Pension Plan service credit and actuarial values are calculated as of February 3, 2013, which is the pension plan measurement date that we use for financial statement reporting purposes. Retirement age is the plan’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction.

[3]

Actuarial values as of February 3, 2013 are calculated based on (i) the RP-2000 (projected to 2020) mortality table; (ii) a 4.67% discount rate; (iii) the form of payment in the qualified plan for males as follows: 30% assumed to elect a life annuity, 40% assumed to elect a 50% joint and survivor, and 30% assumed to elect a 100% joint and survivor; and (iv) Supplemental Pension Plan lump sum values based on the assumptions prescribed under the Pension Protection Act of 2006.

[4]

Capital accumulation program credited service relates to the number of full years of vesting credit accrued by each of the applicable Named Executive Officers based on the effective date of his underlying agreement under the program. The benefit is fully vested after 10 years. Retirement age is the program’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction.

Defined Benefit Plans

Pension Plan

Our Pension Plan is a qualified defined benefit plan. This Plan is open to U.S. based salaried, hourly clerical and retail associates, with a few exceptions. Salaried associates are eligible to participate in our Pension Plan on the first day of the calendar quarter after they have completed one year of service in which they have worked at least 1,000 hours.

The benefits under our Pension Plan are generally based on a participant’s career average compensation, excluding relocation pay, sign-on bonus, clothing allowance, Long-Term Incentive Plan pay and education expenses. Pre-2000 benefits for current salaried associates are based on pre-2000 last five-years’ average compensation, unless the participant’s career average compensation is greater than the last five-years’ average.

The participant’s prior service benefit and future service benefit are added together to determine the total retirement benefit from our Pension Plan. The prior service benefit is calculated by taking 1.00% of the past service compensation, plus 0.50% of the past service compensation over the Social Security average breakpoint (dollar amount determined by the year in which the participant reaches Social Security Normal Retirement Age), multiplied by the prior benefit service at January 1, 2000. The future service benefit is calculated by taking 1.00% of each year’s future service compensation, plus 0.50% of each year’s future service compensation over the Social Security covered compensation breakpoint for each year of benefit service, assuming that the total benefit service (including prior service) does not exceed 35 years.

The pension benefits are vested after completion of five years of service or, if earlier, when the participant becomes totally and permanently disabled, or reaches age 65. The benefits of our Named Executive Officers under the Pension Plan are fully vested, with the exception of Mr. Gehring, who is not a participant.

If a break in service occurs due to the birth or adoption of a child, or related childcare in a plan year in which a participant is credited with less than 501 hours of service, a participant will be credited with 501 hours of service to prevent a break in service. A participant will not incur a break in service due to any leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993 or on account of military duty, provided they return to work within the period in which they are entitled to re-employment under Federal law.

Pension benefits become payable on the first of the month following retirement, which is normally at age 65. Participants who have completed 10 or more years of service are eligible for early retirement, however, they must wait until they obtain age 55 before commencement of benefit payments. Participants who terminate employment prior to age 55 and have worked 10 or more years will receive reduced benefits based on the factors in the following table:

Age at Commencement	Early Retirement Factor
55	40.00%
56	43.00%
57	46.00%
58	50.00%
59	55.00%
60	60.00%
61	66.00%
62	73.00%
63	81.00%
64	90.00%
65	100.00%

Mr. Shaffer is eligible for reduced early retirement benefits.

We will subsidize the early retirement benefit for participants who are at least age 55 and have 10 or more years of service when they retire as follows:

		Years of Service
Age At Commencement		10	11	12	13	14	15	16	17	18	19	20
	64	95.00%	95.15%	95.30%	95.45%	95.60%	95.75%	95.90%	96.05%	96.20%	96.35%	96.50%
	63	90.00%	90.30%	90.60%	90.90%	91.20%	91.50%	91.80%	92.10%	92.40%	92.70%	93.00%
	62	85.00%	85.45%	85.90%	86.35%	86.80%	87.25%	87.70%	88.15%	88.60%	89.05%	89.50%
	61	80.00%	80.60%	81.20%	81.80%	82.40%	83.00%	83.60%	84.20%	84.80%	85.40%	86.00%
	60	75.00%	75.75%	76.50%	77.25%	78.00%	78.75%	79.50%	80.25%	81.00%	81.75%	82.50%
	59	70.00%	70.90%	71.80%	72.70%	73.60%	74.50%	75.40%	76.30%	77.20%	78.10%	79.00%
	58	65.00%	66.05%	67.10%	68.15%	69.20%	70.25%	71.30%	72.35%	73.40%	74.45%	75.50%
	57	60.00%	61.20%	62.40%	63.60%	64.80%	66.00%	67.20%	68.40%	69.60%	70.80%	72.00%
	56	55.00%	56.35%	57.70%	59.05%	60.40%	61.75%	63.10%	64.45%	65.80%	67.15%	68.50%
	55	50.00%	51.50%	53.00%	54.50%	56.00%	57.50%	59.00%	60.50%	62.00%	63.50%	65.00%
		Early Retirement Factor
		Years of Service
Age At Commencement		21	22	23	24	25	26	27	28	29	30
	64	96.65%	96.80%	96.95%	97.10%	97.25%	97.40%	97.55%	97.70%	97.85%	98.00%
	63	93.30%	93.60%	93.90%	94.20%	94.50%	94.80%	95.10%	95.40%	95.70%	96.00%
	62	89.95%	90.40%	90.85%	91.30%	91.75%	92.20%	92.65%	93.10%	93.55%	94.00%
	61	86.60%	87.20%	87.80%	88.40%	89.00%	89.60%	90.20%	90.80%	91.40%	92.00%
	60	83.25%	84.00%	84.75%	85.50%	86.25%	87.00%	87.75%	88.50%	89.25%	90.00%
	59	79.90%	80.80%	81.70%	82.60%	83.50%	84.40%	85.30%	86.20%	87.10%	88.00%
	58	76.55%	77.60%	78.65%	79.70%	80.75%	81.80%	82.85%	83.90%	84.95%	86.00%
	57	73.20%	74.40%	75.60%	76.80%	78.00%	79.20%	80.40%	81.60%	82.80%	84.00%
	56	69.85%	71.20%	72.55%	73.90%	75.25%	76.60%	77.95%	79.30%	80.65%	82.00%
	55	66.50%	68.00%	69.50%	71.00%	72.50%	74.00%	75.50%	77.00%	78.50%	80.00%
		Early Retirement Factor

Messrs. Chirico, Duane and Murry are eligible for subsidized early retirement benefits.

Benefits under the Pension Plan become payable on the first of the month following retirement, normally at age 65, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:

t Life Only Annuity: If a participant is not married or married less than 12 months when payments begin and does not elect an optional payment method, he or she will receive the full amount of his or her benefit in equal monthly installments for the rest of his or her life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

t 50% Joint & Survivor Annuity: If a participant is married for at least 12 months when payments begin, he or she will receive his or her benefit as a 50% Joint & Survivor Annuity absent an election by the participant (and spousal consent) for an optional payment form. Under this option, a participant will receive a reduced monthly benefit during his or her lifetime. After the participant’s death, his or her spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant, but after the participant begins receiving payments, the participant will continue to receive the same benefit amount during his or her lifetime and no additional payments are made after death.

t 100% (or 75% or 66 2/3%) Joint & Survivor Annuity: A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of his or her benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100%, 75% or 66 2/3%) for the remainder of his or her life. The participant’s age at the date benefits commence, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

t Life & Period Certain Annuity: A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least the period of time elected (between 1 and 15 years) under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than the minimum number of payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

t Full Refund Annuity: A participant will receive a reduced benefit for his or her lifetime, payable in equal monthly installments under this option. If the participant dies before receiving the full single lump sum value of his or her benefit, determined at the date he or she retires, the balance will be paid to his or her beneficiary in a single lump sum payment. In addition, payments will continue to be paid for the rest of the participant’s life, even if the guaranteed lump sum value is exceeded.

t Social Security Equalization: This option allows a participant to receive an increased monthly payment from the Pension Plan initially if a participant retires early and begins receiving payments from the Plan before he or she is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the Plan is reduced. This option does not provide any survivor benefits and, therefore, no benefit is payable after death.

Supplemental Pension Plan

Our Supplemental Pension Plan is a non-qualified defined benefit plan. Certain management and highly paid associates who are participants in our qualified Pension Plan, including our Named Executive Officers (with the exception of Mr. Gehring), are eligible for benefits under our Supplemental Pension Plan.

Our Supplemental Pension Plan was created in order to provide deferred compensation to those management or highly compensated associates in an effort to promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out our long range plans and securing our continued growth and financial success.

Our Supplemental Pension Plan is designed to work in conjunction with our Pension Plan. The pension benefit outlined in our Pension Plan is calculated as if there were no compensation limits under the Code. The maximum benefit allowable is paid out under our Pension Plan and the balance is paid out under our Supplemental Pension Plan.

A participant in our Supplemental Pension Plan will not have any vested interest in such portion of his or her benefit under our Supplemental Pension Plan that accrues after January 1, 2007, unless the sum of his or her attained age and credited vesting years equals or exceeds 65, and while employed by us, he or she has reached age 50 and has completed at least 10 credited vesting years.

As part of the enrollment process, a participant may elect for benefits to be paid following termination in one of the following three ways:

•	In a lump sum within 60 days of termination of employment;

•	In a lump sum deferred until January 1 of the year following termination of employment; or

•	In five equal annual installments commencing January of the year following termination of employment.

A participant may elect to change his or her benefit payment election (except in the year employment ends) but the new election must extend the commencement date of the benefit payment by at least five years.

Benefits under our Supplemental Pension Plan are unsecured and are generally payable from our general assets. Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the plan year in which the delayed payment period commences.

Capital Accumulation Program

Our capital accumulation program is a non-qualified defined benefit program that was created to retain a select group of senior executives. Under the program, participants are party to individual agreements under which participants remaining in our employ for a period of 10 years from the date they enter into their agreement are entitled to receive payments equaling a specified benefit after the termination of their employment with us. The benefit vests over a five-year period, commencing on the fifth anniversary of the execution of the underlying agreement. Interest accrues on the benefit amount once it is fully vested and the participant has reached age 55. Interest is compounded annually and is equal to the average of the 10-year Treasury bill rate on the first day of each month until payment commences. The vested portion of the benefit (including any accrued interest) generally is paid in monthly installments over a 10-year period commencing after the participant reaches age 65.

The agreements provide that if a participant’s employment with us is terminated following a change in control (as defined in the agreements), the full undiscounted value of the future payments to be made to the participant thereunder become immediately payable in a lump sum. The benefits under the capital accumulation program agreements are forfeited upon a termination of a participant’s employment for cause. Each participant’s rights are, however, subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of the Company. Messrs. Chirico and Duane are each parties to an agreement with us under the capital accumulation program that provide for benefits of $2,000,000 each. Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rate in effect on the first day of each calendar month during the delay period.

NON-QUALIFIED DEFERRED COMPENSATION1

Name	Executive Contributions in Last Fiscal Year[2] ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year [3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year [4] ($)
Emanuel Chirico	299,583	144,250	166,649	0	3,845,113
Michael A. Shaffer	89,500	44,750	57,534	0	914,350
Francis K. Duane	105,125	45,844	79,848	0	2,972,247
Fred Gehring	N/A	N/A	N/A	N/A	N/A
Paul Thomas Murry	337,500	40,500	77,320	0	3,925,740

[1]	Our sole non-qualified deferred compensation plan is our Supplemental Savings Plan.
[2]	Amounts in these columns are reported in the Summary Compensation Table for fiscal year 2012.
[3]	Amounts in this column are not reported in the Summary Compensation Table.
[4]

The amounts shown include amounts that were reported as compensation in the Summary Compensation Table for 2011 and 2010. The aggregate of these previously reported amounts are $709,383 for Mr. Chirico; $226,838 for Mr. Shaffer; $419,433 for Mr. Duane; and $823,317 for Mr. Murry.

Supplemental Savings Plan

Our Supplemental Savings Plan is a non-qualified defined contribution plan that was designed to work in conjunction with our AIP to provide key executives and certain “highly compensated employees” (as defined under the Code) sufficient pre-tax retirement savings opportunities. The plan is available to associates with a minimum base salary of $150,000 who are eligible for and participate in our AIP, including all of our U.S.-based Named Executive Officers.

Contributions by a participant are based on his or her elected deferral rate up to 25% of base pay. Deferrals are directed first to a participant’s AIP account up to the maximum amount of eligible pay available under the law. Contributions not allowed under our AIP are made instead to our Supplemental Savings Plan. Eligible pay under our Supplemental Savings Plan includes all categories of pay eligible under the AIP, as well as payouts under our Performance Incentive Bonus Plan. A participant may elect to defer up to 25% of bonus compensation into his or her Supplemental Savings Plan account.

For our Supplemental Savings Plan, we contribute an amount equal to 100% of the first 2% of total compensation contributed by a participant and an amount equal to 25% of the next 4% of total compensation contributed by the participant. For the AIP, we contribute an amount equal to 100% of the first 1% of total compensation contributed by a participant executive and an amount equal to 50% of the next 5% of total compensation contributed by the participant.

Our Supplemental Savings Plan is an unfunded plan. Participant contributions and our matching contributions are not invested in actual securities or maintained in an independent trust for the exclusive benefit of plan participants. Instead, for technical and tax reasons, contributions to our Supplemental Savings Plan are retained as part of our general assets, a common corporate practice. Therefore, benefits are dependent on our ability to pay them when they become due.

Participant contributions, as well as our matching contributions for our Named Executive Officers, are measured against the 10-year Treasury bill. These contributions accrue interest based on the rate of return for 10-year Treasury bills, as established on January 1 of each calendar year. Several of our Named Executive Officers have current “grandfathered” balances measured against our Common Stock. Although such balances are not invested in actual Common Stock, the balances are adjusted daily to reflect the fair market value of a share of our Common Stock.

A participant’s before-tax contributions in our Supplemental Savings Plan are immediately fully vested. Our matching contributions vest ratably from the second through the fifth year of employment or, if earlier, when the participant reaches age 65, dies, or becomes totally and permanently disabled.

Unless a participant elects otherwise in accordance with the Supplemental Savings Plan election procedures, a participant’s vested amount under the Plan (plus, with respect to any portion of a participant’s account measured against our Common Stock, an amount equal to dividends that the participant would have received during the calendar year in which the participant’s distribution occurs) will be distributed in a lump sum within 30 days after the participant’s termination date. Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first day of the plan year in which the deferral begins, or if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first day of the following plan year.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL PROVISIONS

We maintain certain agreements, plans and programs that require us to provide compensation to our Named Executive Officers in the event of a termination of employment or a change in control. A description thereof is contained herein under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

The following tables disclose the potential payments upon termination of employment or change in control with respect to each of our Named Executive Officers. The assumptions used in calculating these amounts are set forth below the last table.

Emanuel Chirico

	Voluntary Termination at February 3, 2013	Retirement at February 3, 2013	Death at February 3, 2013	Disability at February 3, 2013	Termination Without Cause or for Good Reason at February 3, 2013	Termination for Cause at February 3, 2013	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 2013[1]
Severance value [2]	$0	$0	$0	$0	$6,750,000	$0	$10,125,000
Performance Incentive Bonus Plan [3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options [4]	0	0	21,216,894	0	0	0	21,216,894
Value of unvested restricted stock units [5]	0	0	12,074,299	0	0	0	12,074,299
Value of unvested performance shares [6]	0	0	6,439,351	12,643,701	12,643,701	0	6,439,351
Capital accumulation program [7]	1,219,910	1,219,910	1,884,754	1,219,910	1,219,910	0	2,000,000
Welfare benefits value [8]	0	0	0	0	60,190	0	90,285
Payout adjustment [9]	0	0	0	0	0	0	0
Total	$1,219,910	$1,219,910	$41,615,298	$13,863,611	$20,673,801	$0	$51,945,829

Michael A. Shaffer

	Voluntary Termination at February 3, 2013	Retirement at February 3, 2013	Death at February 3, 2013	Disability at February 3, 2013	Termination Without Cause or for Good Reason at February 3, 2013	Termination for Cause at February 3, 2013	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 2013[1]
Severance value [2]	$0	$0	$0	$0	$1,837,500	$0	$2,450,000
Performance Incentive Bonus Plan [3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options [4]	0	0	2,613,753	0	0	0	2,613,753
Value of unvested restricted stock units [5]	0	0	2,257,188	0	0	0	2,257,188
Value of unvested performance shares [6]	0	0	2,168,714	4,306,735	4,306,735	0	2,168,714
Capital accumulation program [7]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value [8]	0	0	0	0	45,143	0	60,070
Payout adjustment [9]	0	0	0	0	0	0	0
Total	$0	$0	$7,039,655	$4,306,735	$6,189,378	$0	$9,549,725

Francis K. Duane

	Voluntary Termination at February 3, 2013	Retirement at February 3, 2013	Death at February 3, 2013	Disability at February 3, 2013	Termination Without Cause or for Good Reason at February 3, 2013	Termination for Cause at February 3, 2013	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 2013[1]
Severance value [2]	$0	$0	$0	$0	$2,340,000	$0	$3,120,000
Performance Incentive Bonus Plan [3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options [4]	0	0	2,714,247	0	0	0	2,714,247
Value of unvested restricted stock units [5]	0	0	2,260,559	0	0	0	2,260,559
Value of unvested performance shares [6]	0	0	2,168,714	4,306,735	4,306,735	0	2,168,714
Capital accumulation program [7]	361,033	361,033	1,595,510	361,033	361,033	0	2,000,000
Welfare benefits value [8]	0	0	0	0	45,143	0	60,190
Payout adjustment [9]	0	0	0	0	0	0	0
Total	$361,033	$361,033	$8,739,030	$4,667,768	$7,052,911	$0	$12,323,710

Fred Gehring

	Voluntary Termination at February 3, 2013	Retirement at February 3, 2013	Death at February 3, 2013	Disability at February 3, 2013	Termination Without Cause or for Good Reason at February 3, 2013	Termination for Cause at February 3, 2013	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 2013[1]
Severance value [2,10]	$0	$0	$304,432	$0	$4,566,476	$0	$4,566,476
Performance Incentive Bonus Plan [3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options [4]	0	0	3,173,879	0	0	0	3,173,879
Value of unvested restricted stock units [5]	0	0	2,969,164	0	0	0	2,969,164
Tommy Hilfiger Growth and Retention Incentive Plan [10,11]	0	0	5,346,743	5,346,743	5,346,743	0	5,346,743
Value of unvested performance shares [6]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Capital accumulation program [7]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value [8,10]	0	0	0	0	13,303	0	13,303
Payout adjustment [9]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	$0	$0	$11,794,218	$5,346,743	$9,926,522	$0	$16,069,565

Paul Thomas Murry

	Voluntary Termination at February 3, 2013	Retirement at February 3, 2013	Death at February 3, 2013	Disability at February 3, 2013	Termination Without Cause or for Good Reason at February 3, 2013	Termination for Cause at February 3, 2013	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 2013[1]
Severance value [2]	$0	$0	$0	$0	$2,280,000	$0	$3,040,000
Performance Incentive Bonus Plan [3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options [4]	0	0	1,889,423	0	0	0	1,889,423
Value of unvested restricted stock units [5]	0	0	1,597,296	0	0	0	1,597,296
Value of unvested performance shares [6]	0	0	2,168,714	4,306,735	4,306,735	0	2,168,714
Capital accumulation program [7]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value [8]	0	0	0	0	39,209	0	52,278
Payout adjustment [9]	0	0	0	0	0	0	0
Total	$0	$0	$5,655,433	$4,306,735	$6,625,944	$0	$8,747,711

[1]

In the event of a change in control with no termination of employment, a Named Executive Officer would be entitled to all amounts (if any) set forth in this column, except for the amounts set forth on the rows entitled Severance value, Tommy Hilfiger Growth and Retention Incentive Plan, Welfare benefits value and Payout adjustment.

[2]

Severance is calculated in accordance with the applicable Named Executive Officer’s employment agreement. In each case, for termination without cause or for good reason, severance value is equal to a multiple of the sum of our Named Executive Officer’s base salary plus an amount equal to the bonus that would be payable if target level performance was achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination). For termination without cause or for good reason other than within two years after a change in control, the multiple is two for Mr. Chirico and one and one half for Messrs. Duane, Gehring, Murry and Shaffer. For termination without cause or good reason within two years after a change in control, the multiple is three for Mr. Chirico, two for Messrs. Duane, Murry and Shaffer, and one and one half for Mr. Gehring. In addition, in the event of Mr. Gehring’s death, the Company would be required to make a payment equal to three months of his base salary.

[3]

A participant must be employed by the Company on the last day of the applicable performance cycle in order to remain eligible to receive a bonus under our Performance Incentive Bonus Plan, unless (i) the participant’s employment is terminated without cause or for good reason; (ii) the participant dies, becomes disabled or retires; or (iii) there is a change in control during the performance cycle. Therefore, if a termination of employment or change in control had occurred on February 3, 2013, each Named Executive Officer would have been entitled to receive his actual bonus for the performance cycle. The bonuses paid for 2012 are disclosed in “Compensation Discussion and Analysis—Short Term Incentives” and “Executive Compensation—Summary Compensation Table.”

[4]

Represents the value of unexercisable “in the money” stock options outstanding as of February 3, 2013, the vesting of which would accelerate upon death, a change in control or retirement. An amount of zero is included in the Retirement column for each of Messrs. Chirico, Shaffer, Duane, Gehring and Murry because none of them is eligible for retirement with respect to his unexercisable stock options. The value is equal to the difference between the closing price of our Common Stock on February 1, 2013, the last business day of 2012, and the per share exercise price of each stock option that would become exercisable, multiplied by the number of shares of our Common Stock receivable upon exercise.

[5]

Represents the value of unvested restricted stock units as of February 3, 2013, the vesting of which would accelerate upon death, a change in control or retirement. The value is equal to the closing price of our Common Stock on February 1, 2013, the last business day of 2012, multiplied by the number of shares of our Common Stock receivable upon vesting.

[6]

Awards of performance shares were made under our 2006 Stock Incentive Plan for the following performance cycles: second quarter 2010 to first quarter 2013, 2011-2012 and 2012-2013. All of our Named Executive Officers, with the exception of Mr. Gehring, are included in all performance cycles.

Under the terms of the 2006 Stock Incentive Plan, a participant who is employed by the Company on the last day of the applicable performance cycle is eligible to receive a payout of his or her performance share award. As such, even if a termination of employment or change in control had occurred on February 3, 2013, it would not have triggered any payouts of awards for the 2011-2012 performance cycle, as each Named Executive Officer was already entitled to receive his performance shares for the 2011-2012 performance cycle. The payout is disclosed in “Compensation Discussion and Analysis – Long Term Incentives.”

The amounts set forth in this row represent the target or anticipated share payout levels for the second quarter 2010 to first quarter 2013 and 2012-2013 performance cycles, as discussed below, multiplied by the closing price of our Common Stock on February 1, 2013, the last business day of 2012.

In regards to each of the performance cycles, in the event of disability or termination without cause or for good reason, the amounts are based on the amount of our accruals with respect to the currently anticipated payouts for the performance cycle. In the event of death or a change in control (with or without an accompanying termination of employment), the amounts are based on the amounts that would otherwise have been payable to the grantee for the performance period if the plan target level were achieved. Any amounts payable in respect of the second quarter 2010 to first quarter 2013 and 2012-2013 performance cycles are prorated for 92% and 33%, respectively, of the target or anticipated payout level, as the case may be, representing the portion of the relevant performance cycle actually worked by our Named Executive Officers as of February 3, 2013.

[7]

Messrs. Chirico and Duane are our only Named Executive Officers who are parties to agreements with us under our capital accumulation program. See the discussion of the program under the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” All benefits, other than the payment to be made in connection with a change in control, are paid monthly over a 10-year period. The payouts shown include, where applicable, the interest that participants receive on the vested portion of their benefit for the period after the date on which they are scheduled to fully vest until payment. For Mr. Duane, interest is assumed to accrue at the 10-year Treasury bill rate on February 1, 2013, the last business day of 2012, as he is not currently eligible to receive interest on his benefit. For Mr. Chirico, interest is assumed to accrue at the rate of 1.68% per annum, which is the average 10-year Treasury bill rate currently applicable under his agreement. The total value of the 120 payments is discounted to present value using a rate of 4.67%.

Amounts shown in the Voluntary Termination column represent, where applicable, a prorated portion of the total benefit for the participant, based on vesting. Mr. Chirico was fully vested and 30% of Mr. Duane’s benefit has vested as of February 3, 2013.

Retirement – The capital accumulation program agreements do not specifically provide for payment upon retirement. The amounts shown in the retirement column represent the amounts payable, if any, upon voluntary termination of employment.

Amounts shown in the Death column represent the present value of the full benefit for each participant as of February 3, 2013.

Disability – The capital accumulation program agreements do not specifically provide for payment upon disability. The amounts shown in the disability column represent the amounts payable, if any, upon voluntary termination of employment.

Amounts shown in the Termination Without Cause or for Good Reason column represent, where applicable, a prorated portion of the total benefit for the participant, based on vesting. Mr. Chirico was fully vested and 30% of Mr. Duane’s benefit has vested as of February 3, 2013.

Termination for Cause – We do not have any obligation to make payments to Messrs. Chirico or Duane in the event employment terminates for cause.

Amounts shown in the Termination Without Cause or for Good Reason Upon Change in Control column represent a lump sum payment for the full benefit for each of Messrs. Chirico and Duane.

Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rate in effect on the first day of each calendar month during the delay period.

[8]

The amounts shown represent the cost of welfare benefits, including medical, dental, life and disability coverage, that our Named Executive Officers would have received under their employment agreements if their employment had been terminated without cause or for good reason on February 3, 2013. Such benefits are not receivable if their employment is terminated for any other reason. Those benefits would continue for two years for Mr. Chirico and one and one half years for Messrs. Duane, Gehring, Murry and Shaffer, other than if the termination occurred within two years after a change in control. Those benefits would continue for three years for Mr. Chirico, two years for Messrs. Shaffer, Duane and Murry and one and one half years for Mr. Gehring, if the termination occurred within two years after a change in control.

[9]

If any of our Named Executive Officers (other than Mr. Gehring, who is not a U.S. taxpayer) would become subject to the Federal excise tax on excess parachute payments under Section 4999 of the Code as a result of the amount of his termination payments under a change in control, then such termination payments would be reduced as necessary to maximize each Named Executive Officer’s respective after-tax termination payout. It is projected that none of our Named Executive Officers would have been subject to such excise taxes if they had been terminated under a change in control as of February 3, 2013.

[10]

Mr. Gehring’s potential severance payments, Tommy Hilfiger Growth and Retention Incentive Plan payments and welfare benefits upon termination have been translated at the Euro to U.S. dollar exchange rate of 1.3644, which is the closing rate on February 3, 2013.

[11]

A participant must be employed by us on the last day of the three-year performance cycle in order to remain eligible to receive a bonus under our Tommy Hilfiger Growth and Retention Incentive Plan, unless (i) the participant’s employment is terminated without cause or for good reason; or (ii) the participant dies or becomes disabled during the performance cycle. The amounts shown in the table are based on the amount of our accruals with respect to currently anticipated payouts prorated to the portion of such performance cycle actually worked by such participant. In the case of voluntary termination, retirement, or termination for cause, Mr. Gehring would not have been entitled to receive any payout as of February 3, 2013.

RISK CONSIDERATIONS IN COMPENSATION PROGRAMS

Because performance-based incentives play a large role in our compensation program, we believe that it is important to ensure that these incentives do not result in our associates taking actions that may conflict with our long-term best interests. We address this issue in several ways.

Pay Mix. We believe that base salaries are a sufficient component of total compensation. Additionally, incentive compensation consists of both short-term and long-term incentives, which creates a balance between short-term results and long-term sustainable performance. Although a large portion of pay is variable, incentive compensation is heavily weighted towards long-term components. These factors discourage risk taking.

Performance Plan Leverage. There is a limit on the maximum amount that an associate can receive in connection with our Performance Incentive Bonus Plan, our annual management bonus programs, our Long-Term Incentive Plan and performance share awards. This mitigates against the risks that associates may take.

Long-Term Performance. Long-Term Incentive Plan and performance share awards are typically based upon our earnings per share and average return on equity over a two- or three-year period, which mitigates against the taking of short-term risks and are goals that align management with stockholder interests.

Vesting Over Extended Periods. Stock options and restricted stock units generally do not vest fully for four years. This longer vesting period discourages unnecessary or excessive risk taking. Additionally, our Insider Trading Policy prohibits hedging and other activities that could offset the benefits of having these as long-term awards.

Performance Metrics and Goals. The earnings goals under our Performance Incentive Bonus Plan, in which our senior executives participate, including our Named Executive Officers, are based upon budgeted earnings levels that are reviewed and approved by our Board of Directors and that we believe are sufficiently challenging but attainable without the need to take inappropriate risks or make material changes to our business or strategy. The bonuses payable under the annual management bonus programs, in which certain other executives participate, are based on the same performance measures (e.g., earnings per share and/or divisional earnings) established in accordance with our Performance Incentive Bonus Plan for the senior executive to whom these other executives report or such other measure consistent with our Performance Incentive Bonus Plan but reflecting only the part of such senior executive’s division in which the participant has responsibility. These measures are consistent with stockholder interests. The only other bonus plan we have in which associates may receive bonuses based upon financial metrics that differ from those in our Performance Incentive Bonus Plan and our annual management bonus program provide de minimis bonuses.

Recoupment. Our Performance Incentive Bonus Plan, Long-Term Incentive Plan and 2006 Stock Incentive Plan provide for recoupment and/or cancellation of part or all of a participant’s bonuses and awards in the event we restate our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of the participant. In the case of the 2006 Stock Incentive Plan, this recoupment and/or cancellation of a participant’s awards is limited to participants who are members of our senior executive group.

Equity Ownership. Because incentive compensation has a large stock component to it, the value is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines for our Named Executive Officers, which expose our Named Executive Officers to the loss of the value of the retained equity if stock appreciation is jeopardized.

The above items were identified in a risk assessment of each component of our Named Executive Officers’ compensation that was performed by our compensation consultant and presented to the Compensation Committee. The assessment also looked at the impact of compensation on risks identified as part of our enterprise risk management program and reached the same conclusion for the same reasons. We believe that the assessment is applicable to the potential risks arising in connection with compensating our other employees as well, due to the similarities between compensating our Named Executive Officers and our other employees. As a result of the risk assessment performed by our compensation consultant and the factors discussed in this section, we do not believe that there are any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us.

DIRECTOR COMPENSATION

Prior to June 21, 2012, each of our non-employee directors received an annual retainer of $45,000 for his or her services as a director, $2,000 for each Board of Directors’ meeting attended in person (plus expenses), and $1,000 for each telephonic meeting and meeting attended telephonically. In addition, each of our directors who was a member of the Audit Committee received an additional fee of $2,500 for each committee meeting attended in person (plus expenses) and $1,250 for each meeting attended telephonically. Each of our directors who was a member of the Compensation Committee, the Nominating & Governance Committee or Corporate Social Responsibility Committee received an additional fee of $1,500 for each committee meeting attended in person (plus expenses) and $750 for each telephonic meeting and meeting attended telephonically. The Chairman of the Audit Committee also received an additional retainer of $15,000. The Chairpersons of the Compensation Committee, Nominating & Governance Committee and Corporate Social Responsibility Committee also received an additional retainer of $10,000. The presiding director also received an additional retainer of $20,000. Each of our non-employee directors also received an annual grant of restricted stock units of our Common Stock with a value of approximately $125,000 on the date of grant for his or her services as a director.

We approved a new director compensation program on June 21, 2012. Under this program, each of our non-employee directors receives an annual retainer of $70,000 for his or her services as a director and no longer receives meeting fees; we continue to reimburse our non-employee directors for their meeting-related expenses. The Chairman of the Audit Committee receives an additional retainer of $35,000 and each of our directors who is a member of the Audit Committee receives an additional retainer of $20,000. The Chairman of the Compensation Committee receives an additional retainer of $30,000 and each of our directors who is a member of the Compensation Committee receives an additional retainer of $15,000. The Chairpersons of each of the Nominating & Governance Committee and the Corporate Social Responsibility Committee receive an additional retainer of $20,000 and each of our directors who is a member of such committee receives an additional retainer of $10,000. The presiding director also receives an additional retainer of $30,000. Each of our non-employee directors also receives an annual grant of restricted stock units of our Common Stock with a value of approximately $135,000 on the date of grant for his or her services as a director. In accordance with this schedule, each of our non-employee directors who was elected on June 21, 2012 received on that date a grant of 1,700 restricted stock units.

Notwithstanding the foregoing, we do not pay fees or make equity grants to non-employee directors who are designated for election by a stockholder having director nomination rights.

Our non-employee directors generally do not receive any benefits or perquisites, other than discounts to our retail stores available to all employees.

Our non-employee directors (other than directors designated for election by a stockholder having director nomination rights) are required to own Common Stock with a value equal to five times the annual cash retainer payable to directors. Non-employee directors have five years from the later of May 1, 2008 or the date of their election as directors to attain this ownership level. All of our non-employee directors subject to this requirement are in compliance as of the date of this Proxy Statement, including Ms. McCluskey, who joined the Board on February 14, 2013. Ms. McCluskey does not appear on the following tables, as she was not a director in 2012.

Current Directors	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2,3] ($)	Option Awards[3] ($)	All Other Compensation ($)	Total ($)
Mary Baglivo	78,750	135,082	N/A	N/A	213,832
Juan R. Figuereo	80,750	135,082	N/A	N/A	215,832
Joseph B. Fuller	84,750	135,082	N/A	N/A	219,832
Margaret L. Jenkins	82,750	135,082	N/A	N/A	217,832
Bruce Maggin	106,250	135,082	N/A	N/A	241,332
V. James Marino	74,000	135,082	N/A	N/A	209,082
Henry Nasella	116,250	135,082	N/A	N/A	251,332
Rita M. Rodriguez	101,250	135,082	N/A	N/A	236,332
Craig Rydin	79,500	135,082	N/A	N/A	214,582

Former Director
David A. Landau[4]	N/A	N/A	N/A	N/A	N/A

Footnotes to table:

[1]	The fees earned or paid in cash to the directors consist of the following:

Current Directors	Annual Director Fees ($)	Board of Director Meeting Fees ($)	Committee Chair Fees ($)	Committee Meeting Fees ($)	Presiding Director Fee ($)	Total ($)
Mary Baglivo	57,500	7,000	N/A	14,250	N/A	78,750
Juan R. Figuereo	57,500	5,000	N/A	18,250	N/A	80,750
Joseph B. Fuller	57,500	7,000	15,000	5,250	N/A	84,750
Margaret L. Jenkins	57,500	7,000	N/A	18,250	N/A	82,750
Bruce Maggin	57,500	7,000	25,000	16,750	N/A	106,250
V. James Marino	57,500	7,000	N/A	9,500	N/A	74,000
Henry Nasella	57,500	7,000	20,000	6,750	25,000	116,250
Rita M. Rodriguez	57,500	7,000	12,500	24,250	N/A	101,250
Craig Rydin	57,500	7,000	N/A	15,000	N/A	79,500

Former Director
David A. Landau[4]	N/A	N/A	N/A	N/A	N/A	N/A

[2]

The Stock Awards column represents the aggregate grant date fair value of restricted stock units granted to our directors in 2012. Restricted stock units were the only stock-based awards granted to our directors in 2012. The fair value of restricted stock units is equal to $79.46, the closing price of our Common Stock on the date of grant, multiplied by the number of restricted stock units granted to each director.

[3]	The number of unexercised stock options and restricted stock units outstanding for each of our directors as of February 3, 2013 was as follows:

Current Directors	Option Awards (#)	Stock Awards (#)
Mary Baglivo	N/A	2,625
Juan R. Figuereo	N/A	1,700
Joseph B. Fuller	N/A	14,787(a	)
Margaret L. Jenkins	N/A	2,625
Bruce Maggin	30,000	8,360(b	)
V. James Marino	N/A	2,625
Henry Nasella	20,000	14,787(a	)
Rita M. Rodriguez	20,000	2,625
Craig Rydin	10,000	9,915(c	)

Former Director
David A. Landau[4]	N/A	N/A

(a)	Settlement of 12,162 vested restricted stock units underlying these outstanding stock awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

(b)	Settlement of 5,735 vested restricted stock units underlying these outstanding stock awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

(c)	Settlement of 7,290 vested restricted stock units underlying these outstanding stock awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

[4]

Mr. Landau was designated as a nominee for election of a director by LNK Partners, L.P. pursuant to a Stockholders Agreement entered into in connection with Series A Convertible Preferred Stock issued to LNK Partners in connection with our acquisition of Tommy Hilfiger. In December 2012, LNK Partners converted its holdings of our Series A Convertible Preferred Stock into Common Stock and sold its shares and Mr. Landau resigned as a director. Mr. Landau did not receive fees, stock or option awards or any other compensation from us for his services as director.

TRANSACTIONS WITH RELATED PERSONS

Public issuers, such as us, must disclose certain transactions with “related persons” under a rule of the SEC. These are transactions, subject to certain exceptions, in which we are a participant where the amount involved exceeds $120,000, and

—	a current director or executive officer;

—	a person who during our most recently completed fiscal year served as a director or executive officer;

—	a nominee for director;

—	a holder of more than 5% of our Common Stock; or

—	an immediate family member of any of the foregoing persons

has a direct or indirect material interest. We have been participants in the following transactions that are required to be disclosed in this Proxy Statement pursuant to the referenced SEC rule:

—

Paul Gehring, the brother of Fred Gehring, is the owner of Gehring & Heijdenrijk B.V., a picture framing business, which is a vendor to TH Retail and TH Creative Services, divisions of Tommy Hilfiger. Tommy Hilfiger paid €558,092 during 2012 to Gehring & Heijdenrijk for goods and services provided to the two Tommy Hilfiger divisions. Gehring & Heijdenrijk B.V. was selected as a vendor in 2009 by the Tommy Hilfiger divisions pursuant to a competitive tender process. We intend to continue purchasing goods and services from Gehring & Heijdenrijk.

—

In February 2013, we completed the acquisition of Warnaco. Helen McCluskey, one of our directors, was the President and Chief Executive Officer of Warnaco at the time of the acquisition, as well as a stockholder of Warnaco. In exchange for Ms. McCluskey’s ownership interest in Warnaco, we paid Ms. McCluskey $2,752,227 in cash and 31,670 shares of Common Stock (which includes shares issued in connection with settlement of Warnaco equity awards and is net of shares withheld to pay taxes for such shares).

The Audit Committee’s charter requires that the Committee review and approve all transactions between us and any director or executive officer that will, or is reasonably likely to require disclosure under SEC rules. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:

—	whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person;

—	whether there are business reasons for the Company to enter into the transaction;

—	whether the transaction would impair the independence of an outside director; and

—

whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction and the ongoing nature of any proposed relationship.

Additionally, under our Code of Business Conduct & Ethics and Conflict of Interest Policy, our directors and our employees, including our executive officers, have a duty to report all potential conflicts of interests, including transactions with related persons. We have established procedures for reviewing and approving disclosures under the policy and all disclosures are also discussed annually with the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mary Baglivo, Henry Nasella and Craig Rydin were members of the Compensation Committee for the entirety of 2012. No other person served as a member of the Committee during 2012. There were no interlocks or relationships involving any of the Committee members during 2012 that are required to be disclosed under the SEC’s rules or the SEC’s proxy regulations.

AUDIT COMMITTEE REPORT

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the Company’s financial statements and express an opinion on the financial statements based on their audit. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.

As part of its oversight of the Company’s financial statements and reporting process, the Audit Committee has met and held discussions with Company management, the Company’s internal auditing staff and Ernst & Young LLP, the Company’s independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended February 3, 2013, as filed with the SEC. The Committee also has recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

The members of the Audit Committee reviewed on a quarterly basis the Company’s earnings releases and, as applicable, its Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, and earnings guidance issued outside of quarterly earnings releases. In addition, the Committee met quarterly with Company management and the Company’s independent auditors to discuss the earnings releases, as well as when needed in conjunction with earnings guidance issued other than in quarterly earnings releases.

Audit Committee

Bruce Maggin, Chairman
Juan R. Figuereo
Rita M. Rodriguez

APPROVAL OF THE MATERIAL TERMS OF

THE PERFORMANCE INCENTIVE BONUS PLAN

Introduction and Board Recommendation

Our Performance Incentive Bonus Plan was approved by stockholders at our 2005 Annual Meeting of Stockholders, and its material terms were re-approved at our 2009 Annual Meeting. Currently, the Plan will terminate after payment of all bonuses, if any, earned with respect to awards made under the Plan prior to the 2014 Annual Meeting of Stockholders, unless the stockholders approve the continuation of the Plan no later than the date of our 2014 Annual Meeting of Stockholders.

The Board of Directors has approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, the material terms of our Performance Incentive Bonus Plan. This approval is required so that awards paid to executive officers under the Plan can continue to qualify as performance-based compensation and be tax deductible by us under Section 162(m) of the Code. The material terms being approved are the eligible participants in the Plan, the performance objectives and the maximum bonus that may be paid to any participant for a fiscal year. Approval of the material terms will also have the effect of extending the term of the Plan through the period ending with our Annual Meeting of Stockholders to be held in 2018.

The following summary of certain features of our Performance Incentive Bonus Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit B to this Proxy Statement.

The Board of Directors recommends a vote FOR the approval of the material terms of our Performance Incentive Bonus Plan. Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.

Nature and Purposes of the Performance Incentive Bonus Plan

The purposes of our Performance Incentive Bonus Plan are to induce certain senior executive employees to remain in our employ and that of our subsidiaries, to attract new senior executive employees and to provide additional incentives to such senior executive employees to promote the success of our business and that of our subsidiaries. The approximate number of persons currently eligible to participate in the Plan is 50.

Duration and Modification

Upon the adoption of this proposal, our Performance Incentive Bonus Plan will be effective for awards made prior to our Annual Meeting of Stockholders to be held in 2018 and will terminate after payment of all bonuses, if any, earned with respect to awards made under the Plan prior to such meeting, unless the stockholders approve the continuation of the Plan no later than the date of our 2018 Annual Meeting of Stockholders. The Board of Directors (or committee administering the Plan) may at any time terminate the Plan or make such modifications thereof as it determines. However, the Board (or committee administering the Plan) may not amend the Plan, without the approval of the holders of a majority of the then outstanding shares of our Common Stock then eligible to vote thereon, to the extent such approval is necessary to continue to qualify the amounts payable under the Plan to “covered employees” (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

Administration of the Performance Incentive Bonus Plan

Our Performance Incentive Bonus Plan is administered by the Compensation Committee or such other committee of the Board of Directors that the Board may designate from time to time. The Committee must consist of two or more members of the Board who are intended to be “outside directors” within the meaning of Section 162(m) of the Code. The Committee has the complete authority and discretion to administer and interpret the Plan, including to determine the participants in the Plan and establish the performance objectives for each performance cycle. The Committee may delegate authority to our Chief Executive Officer to administer the Plan with respect to employees who are not, and are not reasonably expected to become, “covered employees.” The members of the Committee do not receive additional compensation for service in connection with the administration of the Plan.

Determination of Participation, Performance Objectives and Bonuses

Within 90 days after the commencement of each fiscal year, the Committee is required to determine the executives of our company and our subsidiaries whose compensation is, or is reasonably expected to become, subject to the provisions of Section 162(m) of the Code and who will be participants in our Performance Incentive Bonus Plan with respect to such fiscal year and the performance objectives that must be satisfied for a participant to be eligible to receive a bonus. Performance cycles of less than one year may also be established, with performance objectives determined prior to the expiration of 25% of the cycle’s length. Performance objectives are based upon the achievement of earnings or other performance measures established by the Committee. These measures include earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Performance objectives may be established on a corporate-wide basis or at subsidiary or business unit levels. Bonuses that are not intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code may be based on these or such other performance measures as the Committee may determine. Historically, the Committee has established performance objectives based upon the achievement of earnings targets, on a corporate-wide basis, for participants with corporate responsibilities and, for a subsidiary, division or business unit and, in certain cases, on a corporate-wide basis, for participants who are responsible for a subsidiary, division or business unit. If and to the extent the performance objectives are achieved, participants are eligible to receive a bonus based upon a percentage of their base salary in effect on the October 31 that coincides with or immediately precedes the last day of the performance cycle. Threshold, plan and maximum targets are established for each performance cycle and bonus percentages are established for the achievement of each of the targets. The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded. If the level of achievement falls between two of the targets, the bonus is based on a percentage of the participant’s base salary that is on a straight-line interpolation between the percentages for the two targets, or such other basis as the Committee shall determine at the time the performance objective for the participant is established. The percentage of base salary that a participant can earn as a bonus may differ among participants. No bonus is earned if the participant’s threshold target is not achieved. The maximum bonus payable to any participant for a fiscal year will be $7,000,000, if the proposal passes (it is currently $4,000,000).

Payment of Bonuses

Participants who qualify for a bonus receive their bonuses in the form of a single sum cash payment no later than 30 days after the Committee certifies that the performance criteria have been satisfied.

If a participant dies or a change in control (as defined in our Performance Incentive Bonus Plan) occurs during a performance cycle, the participant or his or her estate will receive the target level bonus for such cycle, prorated to reflect the portion of the cycle worked by the participant. Such award will be paid within 30 days of the participant’s death or the change in control, as the case may be. If a participant becomes disabled or retires during a performance cycle, the participant will receive the bonus, if any, that would have otherwise been payable to the participant for such cycle, prorated to reflect the portion of the cycle worked by the participant. In all other cases, a participant must be employed by us at the end of the performance cycle in order to remain eligible to receive an award.

Our Performance Incentive Bonus Plan provides the date of payment described above must occur no later than the 15th day of the third month following the later of (x) the last day of the fiscal year in which the performance cycle ends or (y) the last day of the participant’s taxable year in which the performance cycle ends, in either case, in which the right to the payment of the bonus is no longer subject to forfeiture.

In addition, in the event any payment under our Performance Incentive Bonus Plan constitutes “deferred compensation” (within the meaning of Section 409A of the Code), and such payment is payable to a participant who is a “specified employee” (as determined under our policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such bonus shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the Plan or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

The Committee has the rights to reduce or eliminate any bonus earned based on individual performance or other factors the Committee deems appropriate.

Clawback

In the event of a restatement of our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all bonuses paid to the participant pursuant to the Performance Incentive Bonus Plan on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles beginning after 2008 to the extent the bonuses relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser bonus or bonuses would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for our benefit the amount by which the participant’s bonus or bonuses for the restated period(s) exceeded such lesser bonus or bonuses, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for our benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant outstanding bonus opportunities and recovery (in whole or in part) of any additional amounts relating to prior bonuses paid to the participant under the Plan.

Federal Income Tax Consequences of the Payment of Bonuses

The following discussion of the Federal income tax consequences of the payment of bonuses under our Performance Incentive Bonus Plan is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

Ordinary income will be recognized by a participant at the time he or she receives payment of a bonus under our Performance Incentive Bonus Plan. This ordinary (compensation) income will constitute wages subject to withholding and we will be required to make whatever arrangements are necessary to ensure that the amount of tax required to be withheld is available for payment.

We generally will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the participant.

APPROVAL OF THE MATERIAL TERMS OF

THE LONG-TERM INCENTIVE PLAN

Introduction and Board Recommendation

Our Long-Term Incentive Plan was approved by stockholders at our 2005 Annual Meeting of Stockholders, and its material terms were re-approved at our 2009 Annual Meeting. Currently, the LTIP will terminate after payment of all bonuses, if any, earned with respect to awards made under the LTIP prior to the 2014 Annual Meeting of Stockholders, unless the stockholders approve the continuation of the LTIP no later than the date of our 2014 Annual Meeting of Stockholders.

The Board of Directors has approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, the material terms of our Long-Term Incentive Plan. This approval is required so that awards paid to executive officers under the LTIP can continue to qualify as performance-based compensation and be tax deductible by us under Section 162(m) of the Code. The material terms being approved are the eligible participants in the LTIP, the allowable performance objectives and the maximum award that may be made to any participant with respect to a performance cycle. Approval of the material terms will also have the effect of extending the term of the LTIP through the period ending with our Annual Meeting of Stockholders to be held in 2018.

The following summary of certain features of the Long-Term Incentive Plan is qualified in its entirety by reference to the full text of our LTIP, which is attached as Exhibit C to this Proxy Statement.

The Board of Directors recommends a vote FOR the approval of the material terms of our Long-Term Incentive Plan. Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.

Nature and Purposes of the Long-Term Incentive Plan

The purposes of our Long-Term Incentive Plan are to induce certain senior executive employees to remain in our employ and that of our subsidiaries and to provide inducement for such senior executive employees to promote the success of our business and that of our subsidiaries. Our “executive officers,” as defined under the Exchange Act, are the only persons eligible to participate in our LTIP. We currently have five executive officers.

Duration and Modification

Upon the adoption of this proposal, our Long-Term Incentive Plan will be effective for awards made prior to our Annual Meeting of Stockholders to be held in 2018 and will terminate after payment of all awards, if any, earned thereunder with respect to the awards made under the LTIP prior to such meeting, unless the stockholders approve the continuation of the LTIP, no later than the date of our 2018 Annual Meeting of Stockholders. The Board of Directors (or committee administering the LTIP) may at any time terminate the Plan or make such modifications thereof as it determines. However, the Board (or committee administering the LTIP) may not amend the LTIP, without the approval of the holders of a majority of the then outstanding shares of our Common Stock then eligible to vote thereon, to the extent such approval is necessary to continue to qualify the amounts payable under the LTIP to “covered employees” (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

Administration of the Long-Term Incentive Plan

Our Long-Term Incentive Plan is administered by the Compensation Committee or such other committee of the Board of Directors that the Board may designate from time to time. The Committee must consist of two or more members of the Board who are intended to be “outside directors” within the meaning of Section 162(m) of the Code. The Committee has the complete authority and discretion to administer and interpret the LTIP, including to establish the performance objectives for each performance cycle. The members of the Committee do not receive additional compensation for service in connection with the administration of the LTIP.

Determination of Participation, Performance Objectives and Awards

Within 90 days after the commencement of each performance cycle, the Committee is required to determine the performance objectives with respect to such performance cycle. Performance cycles are a three fiscal year period, or other period of at least 13 months, established by the Committee. Performance objectives are based upon earnings per share growth, return on equity performance or other performance criteria established by the Committee. These measures include earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Performance objectives may be established on a corporate-wide basis or at subsidiary or business unit levels. Threshold, plan and maximum targets are established for each performance cycle, and awards are established for the achievement of each of the targets. Awards are based upon a percentage of a participant’s base salary. The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant’s base salary that is an interpolation between the percentages for the two targets. The percentage of base salary that a participant can earn as an award can differ among the participants. No awards are earned if the threshold targets are not satisfied. The maximum award that may be made to any participant with respect to any performance cycle will be $10,000,000 if the proposal passes (it is currently $5,000,000).

Payment of Awards

If a participant earns an award with respect to a performance cycle, he or she will receive his or her award in the form of a single sum cash payment no later than 30 days following the Committee’s certification that the performance objectives have been achieved.

If a participant dies or a change in control (as defined in our Long-Term Incentive Plan) occurs during a performance cycle, the participant or his or her estate will receive the target level award for such cycle, prorated to reflect the portion of the cycle worked by the participant. Such award will be paid within 30 days of the participant’s death or the change in control, as the case may be. If a participant becomes disabled, retires, is fired without cause or is fired for any reason which would constitute “good reason” under the terms of the participant’s employment agreement with us or any of our subsidiaries during a performance cycle and, in the case of retirement or termination without cause or for good reason, such retirement or termination without cause or for good reason occurs before the last day of the first fiscal year of the cycle, the participant will receive the award, if any, that would have otherwise been payable to the participant for such cycle, prorated to reflect the portion of the cycle worked by the participant. In all other cases, a participant must be employed by us at the end of the performance cycle in order to remain eligible to receive an award.

Our Long-Term Incentive Plan provides the date of payment described above must occur no later than the 15th day of the third month following the later of (x) the last day of the fiscal year in which the performance cycle ends or (y) the last day of the participant’s taxable year in which the performance cycle ends, in either case, in which the right to the payment of the award is no longer subject to forfeiture.

In addition, in the event any payment under our Long-Term Incentive Plan constitutes “deferred compensation” (within the meaning of Section 409A of the Code), and such payment is payable to a participant who is a “specified employee” (as determined under our policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such award shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the LTIP or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

The Committee has the right to reduce or eliminate any award earned based on individual performance or other factors the Committee deems appropriate.

Clawback

In the event of a restatement of our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all awards paid to the participant pursuant to the Long-Term Incentive Plan on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles beginning after 2008 to the extent the awards relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser award or awards would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for our benefit of the amount by which the participant’s award(s) for the restated period(s) exceeded such lesser award or awards, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for our benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant’s outstanding award opportunities and recovery (in whole or in part) of any additional amounts relating to prior awards paid to the participant under the LTIP.

Federal Income Tax Consequences of the Payment of Awards

The following discussion of the Federal income tax consequences of the payment of awards under our Long-Term Incentive Plan is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

Ordinary income will be recognized by a participant at the time he or she receives payment of an award under our Long-Term Incentive Plan. This ordinary (compensation) income will constitute wages subject to withholding and we will be required to make whatever arrangements are necessary to ensure that the amount of tax required to be withheld is available for payment.

We generally will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the participant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of February 3, 2013 with respect to shares of our Common Stock that may be issued under our existing equity compensation plan – our 2006 Stock Incentive Plan – as well as under our 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan. The 1997, 2000 and 2003 Option Plans have been terminated, so no further option grants may be made thereunder, but valid options to purchase shares of Common Stock granted thereunder are still outstanding and governed by the provisions of those plans. All of the foregoing plans were approved by our stockholders and we have no equity compensation plans that were not approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,210,999[1]	$33.03[2]	6,381,454

Equity compensation plans not approved by security holders	—	—	—

	3,210,999	$33.03	6,381,454

[1]

Consists of (a) 659,987 shares of Common Stock underlying restricted stock units, (b) 593,447 shares of Common Stock underlying performance share awards and (c) 1,957,565 shares of Common Stock underlying stock options.

[2]

The weighted average exercise price does not take into account performance shares but does include restricted stock units. Excluding the restricted stock units, which have no exercise price, the weighted average exercise price is $44.17.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to provide advisory approval of the compensation of our Named Executive Officers. While the results of this vote are advisory, and not binding on us, the Compensation Committee intends to carefully consider the results of this vote when making future compensation decisions. The following is a summary of key points that stockholders may wish to consider in connection with their voting decision.

Our compensation program places a strong emphasis on performance-based variable pay and equity performance to ensure a high pay-for-performance culture. The bulk (approximately 65% to 85%) of each Named Executive Officer’s compensation package consists of short-term and long-term awards that only pay out upon the achievement of specific financial targets and equity awards that are linked to increases in stock value over time. We outperformed our peer group for the one-year period ended 2012 and far outperformed the group for two-and three-year periods ended 2012 in virtually all key performance metrics, putting our performance above the median for each of those periods and well over the 75th percentile for the two-and three-year periods. We believe this performance is particularly notable as it is measured against our current peer group, which we adopted for 2012 as a further improvement on the group adopted in 2010 after we acquired Tommy Hilfiger. We believe the 2012 peer group is more competitive than our previous ones. The compensation paid to our Named Executive Officers with respect to 2012 and the long-term incentive plan performance cycle that ended in 2012 is consistent with the strong performance in 2012 and the outperformance for the two-year performance cycle then ended.

Our performance targets are meaningful and are designed to encourage our executives to perform at high levels. Typically, to pay out bonuses under our Performance Incentive Bonus Plan at the target level, we must achieve earnings per share that falls within the middle of the earnings per share guidance range that management provides to the financial market at the beginning of each fiscal year and divisional executives must achieve earnings goals for their respective divisions. In both cases, these goals are based on the annual budget reviewed and approved by the Board of directors.

Our compensation program reflects sound pay practices. In addition to the practices described above, our compensation program reflects the following:

—	We do not provide our Named Executive Officers with any guarantees as to salary increases, bonuses, incentive plan awards or equity compensation;

—	Our perquisites are very modest and do not include any tax reimbursements or “gross-ups”; and

—

We have adopted stock ownership guidelines for our Named Executive Officers, which are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus in managing our company.

We believe that the information disclosed in this Proxy Statement, in particular the Compensation Discussion and Analysis and Executive Compensation sections, demonstrates that our executive compensation program is well-designed, is working as intended, emphasizes pay-for-performance without encouraging undue risk to us, incorporates sound corporate governance practices and foregoes elements that are considered poor pay practices. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are submitting for stockholder consideration the following resolution to approve, in a non-binding, advisory vote, the compensation of our Named Executive Officers:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.

The Board of Directors recommends a vote FOR approval of the compensation paid to our Named Executive Officers. Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.

We submit this proposal for an advisory vote annually. Following the meeting, the next time the advisory vote will occur is at our 2014 Annual Meeting of Stockholders.

RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee has selected Ernst & Young LLP, independent auditors, as our auditors for the fiscal year ending February 2, 2014. Although stockholder ratification of the Audit Committee’s selection is not required, the Board of Directors considers it desirable for our stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to request the Audit Committee to reconsider the selection of auditors for the fiscal year ending February 1, 2015, because it would be impracticable to replace our auditors so late into our current fiscal year.

It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors unless otherwise specified in a proxy.

Fees Paid to Auditors

The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended February 3, 2013 and January 29, 2012, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on our behalf during those fiscal years. All of such fees were pre-approved by the Audit Committee.

	2012	2011
Audit Fees[1]	$3,211,000	$2,887,000

Audit-Related Fees[2]	$826,000	$20,000

Tax Fees[3]	$2,114,000	$2,230,000

All Other Fees[4]	$290,000	—

[1]

Consists of fees for professional services performed for the audit of our annual financial statements, the audit of internal control over financial reporting in conjunction with the audit of our annual consolidated financial statements and reviews of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services that are normally provided in connection with statutory filing requirements.

[2]	Includes fees that are related to audit or review of our consolidated financial statements, including consultations in connection with acquisitions.

[3]	Includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice. Such fees include tax compliance fees of $1,043,000 in 2012 and $857,000 in 2011.

[4]	Includes fee for a Eurozone contingency study and an assessment of technology risk.

The Audit Committee’s charter requires the Committee to pre-approve at its meetings all audit and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations that the members deem appropriate. The decision to pre-approve any services made by any member to whom authority has been so delegated must be presented to the full Committee at its next meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal of an eligible stockholder intended to be presented at the 2014 Annual Meeting of Stockholders must be received by us for inclusion in our Proxy Statement and form of proxy relating to that meeting on or before January 10, 2014. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2014 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or before March 26, 2014 and certain other conditions of the applicable rules of the SEC are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

MISCELLANEOUS

The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and/or personal interview. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson Shareholder, which is retained by us on an annual basis, will aid in the solicitation of proxies for the meeting for a fee of $7,500 plus expenses.

Copies of our Annual Report on Form 10-K for our fiscal year ended February 3, 2013, excluding the exhibits thereto but including certain additional information, are being mailed to our stockholders together with this Proxy Statement. The Annual Report on Form 10-K, together with such additional information, comprise our Annual Report to Stockholders. If you want to save us the cost of mailing more than one annual report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you. In addition, if you want to save us future printing and mailing costs and help us reduce the environmental impact of printing and mailing communications, you can agree to electronic delivery of future Annual Reports to Stockholders, proxy statements and other proxy materials by enrolling at www.ematerials.com/pvh or as offered by your bank or broker.

Stockholders and other interested parties may send communications to the Board of Directors (or specified group of individual directors, such as the non-management directors and the director who presides over the sessions of non-management directors). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of PVH Corp., 200 Madison Avenue, New York, New York, 10016-3903.

By order of the Board of Directors,

MARK D. FISCHER
Secretary

New York, New York

May 13, 2013

EXHIBIT A

GAAP TO NON-GAAP RECONCILIATIONS

Reconciliations of GAAP Earnings Before Interest and Taxes to Non-GAAP Earnings Before Interest and Taxes

(Dollars in thousands)

		Year Ended
	2/3/2013	1/29/2012	(1)	1/30/2011	(1)
Earnings before interest and taxes	$660,362	$491,173		$203,030
% change over prior year	34%	142%
Items excluded:
Short-lived non-cash valuation amortization related to Tommy Hilfiger acquisition (gross margin)				44,503
Inventory liquidation costs associated with exit of certain Tommy Hilfiger product categories (gross margin)		7,627		2,583
Actuarial losses on retirement plans	28,142	76,120		4,534
SG&A expenses associated with buyout of perpetual license for Tommy Hilfiger in India		20,709
SG&A expenses associated with Tommy Hilfiger acquisition, integration and related restructuring	20,525	61,895		144,091
SG&A expenses associated with negotiated termination of license to market Timberland sportswear and exitfrom the Izod women’s wholesale sportswear business		8,118
SG&A expenses associated with the exit from the United Kingdom and Ireland Van Heusen dresswear andaccessories business				6,552
SG&A expenses associated with acquisition of Warnaco	42,579
Debt modification and extinguishment costs		16,233		6,650
Losses on hedges against Euro to U.S. dollar exchange rates relating to Tommy Hilfiger purchase price				140,490
Non-GAAP earnings before interest and taxes	$751,608	$681,875		$552,433
% change over prior year	10%	23%

Reconciliations of GAAP Diluted Net Income per Common Share to Non-GAAP Diluted Net Income per Common Share

(Dollars and Shares in thousands, except per share data)

		Year Ended			Year Ended			Year Ended
		2/3/2013			1/29/2012(1)			1/30/2011(1)
	GAAP	Adjustments(2)	Non-GAAP	GAAP	Adjustments (3)	Non-GAAP	GAAP	Adjustments(4)	Non-GAAP
Net Income	$433,840	$ (52,520)	$ 486,360	$275,697	$ (121,226)	$396,923	$54,377	$ (236,033)	$290,410
Weighted average common shares	70,392		70,392	67,158		67,158	62,744		62,744
Weighted average dilutive securities	1,397		1,397	1,576		1,576	1,527		1,527
Weighted average impact of assumed convertible preferred stock conversion	2,087		2,087	4,189		4,189	3,107		3,107
Total shares	73,876		73,876	72,923		72,923	67,378		67,378
Diluted Net Income per Common Share	$5.87		$6.58	$3.78		$5.44	$0.81		$4.31
% Change over prior year	55%		21%	367%		26%

(1) In the fourth quarter of 2012, we changed our method of accounting for our retirement plans to (i) calculate expected return on plan assets using the fair value of plan assets; and (ii) immediately recognize actuarial gains and losses in our operating results in the year in which they occur. Prior periods have been retrospectively adjusted to reflect the effect of these accounting changes.

(2) Adjustments for the year ended February 3, 2013 represent the elimination of (i) the costs incurred in connection with our integration of Tommy Hilfiger and the related restructuring; (ii) the costs incurred in connection with our acquisition of Warnaco, which closed on February 13, 2013; (iii) the interest expense incurred in connection with the issuance of $700 of senior notes related to our acquisition of Warnaco; (iv) the recognized actuarial losses on retirement plans; (v) the tax effects associated with these costs; and (vi) the tax benefit resulting from the recognition of previously unrecognized net operating loss assets and tax credits.

(3) Adjustments for the year ended January 29, 2012 represent the elimination of (i) the costs incurred in connection with our integration of Tommy Hilfiger and the related restructuring; (ii) the expense incurred associated with settling the unfavorable preexisting license agreement in connection with our buyout of the Tommy Hilfiger perpetual license in India; (iii) the costs incurred in connection with our modification of our credit facility; (iv) the costs incurred in connection with our negotiated early termination of our license to market sportswear under the Timberland brand and the 2012 exit from the Izod women’s wholesale sportswear business; (v) the recognized actuarial losses on retirement plans; (vi) the tax effects associated with these costs; and (vii) the tax benefit resulting from revaluing certain deferred tax liabilities due to a decrease in the statutory tax rate in Japan.

(4) Adjustments for the year ended January 30, 2011 represent the elimination of (i) the costs incurred in connection with our acquisition and integration of Tommy Hilfiger, including transaction, restructuring and debt extinguishment costs, short-lived non-cash valuation amortization charges and the effects of hedges against Euro to U.S. dollar exchange rates relating to the purchase price; (ii) the costs incurred in connection with our exit from the United Kingdom and Ireland Van Heusen dresswear and accessories business; (iii) the recognized actuarial losses on retirement plans; (iv) the tax effects associated with these costs; and (v) a tax benefit related to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

A-1

EXHIBIT B

PVH CORP.

PERFORMANCE INCENTIVE BONUS PLAN

(As Amended and Restated Effective May 2, 2013)

1.          Purpose.  The purposes of the Plan are to induce certain senior executive employees of the Company and its Subsidiaries to remain in the employ of the Company and its Subsidiaries, to attract new individuals to enter into such employ and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

2.	Definitions.

(a)          Defined Terms.  The following words as used in the Plan shall have the meanings ascribed to each below.

  “Board” means the Board of Directors of the Company.

  “Cause” means, with respect to any Participant, the definition of “cause” as contained in the Participant’s employment agreement as then in effect or, if no such agreement or definition exists, “Cause” shall mean:

  (1)      gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position, which results in material economic harm to the Company or its affiliates or in material reputational harm causing demonstrable injury to the Company or its affiliates;

  (2)      the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Company that specifically identifies the manner in which the Board or the Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has not cured such failure to the reasonable satisfaction of the Board or the Company within 20 days following the Participant’s receipt of such written demand;

  (3)      the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation);

  (4)      the Participant having willfully divulged, furnished or made accessible to anyone other than the Company, its directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any Confidential Information; or

  (5)      any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from acting in any or all capacities in which the Participant is then acting for the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

  “Change in Control” means the first to occur of the following events:

  (1)      Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent

Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

  (2)      Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

  (3)      Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

  (4)      The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

“Company” means PVH Corp., a Delaware corporation.

“Confidential Information” means any knowledge and information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of trade secrets, vendor and customer lists and information, employee lists and information, information regarding product development, marketing plans, management organization information, operating policies and manuals, sourcing data, performance results, business plans, financial records, and other financial, commercial, business and technical information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” means each fiscal year of the Company, as set forth in the Company’s books and records.

“Participant” means each senior executive officer of the Company or a Subsidiary designated by the Committee to participate in the Plan from time to time, as provided herein.

“Performance Cycle” means each Fiscal Year or such shorter period as may be designated by the Company from time to time.

“Performance Objective” means any one or more of the following: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such Performance Objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and either in absolute terms, as a goal relative to performance in prior periods, or relative to the performance of one or more comparable companies or an index covering multiple companies. Bonuses that are not intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code may be based on these or such other performance measures as the Committee may determine.

“Person” means person such as term is used in Sections 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the PVH Corp. Performance Incentive Bonus Plan, as set forth herein and as may be amended from time to time.

“Retirement” means the termination of a Participant’s employment with the Company and all of its Subsidiaries (A) other than for Cause or by reason of his or her death and (B) on or after the earlier to occur of (x) the first day of the calendar month in which his or her 65th birthday shall occur and (y) the date on which he or she shall have attained his or her 62nd birthday and completed five years of employment with the Company and/or any of its Subsidiaries.

“Subsidiary” has the meaning ascribed to such term in Section 424(f) of the Code.

(b)         Interpretation.

 (i)      The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

 (ii)      Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

 (iii)      All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

 (iv)      The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

3.         Effective Date.  The Plan originally became effective April 21, 2005. The Plan previously was amended and restated, and its material terms were reapproved by the Company’s stockholders, effective April 30, 2009, and was again amended and restated effective April 26, 2012. The Plan is hereby amended and restated, effective May 2, 2013, subject to the approval of the Company’s stockholders.

4.         Eligibility.  Participation in the Plan with respect to any Performance Cycle shall be available only to such senior executive employees of the Company and/or one or more of its Subsidiaries as may be designated by the Committee.

5.         Committee.  The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board. To the extent the Committee is taking action with respect to an award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that the Committee would be comprised solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board. The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committee, however created. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

6.	Administration.

(a) Subject to the express provisions of the Plan, the Committee shall have complete authority to administer and interpret the Plan. The Committee shall establish the Performance Objectives for any Performance Cycle in accordance with Section 7 hereof and determine whether such Performance Objectives have been attained prior to the payment of any bonus. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee in its sole discretion shall resolve any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual’s willful misconduct.

(b) The Chief Executive Officer of the Company, subject to such conditions, restrictions and limitations as may be imposed by the Committee, may administer the Plan with respect to employees of the Company or a Subsidiary whose compensation is not, and is reasonably not expected to become, subject to the provisions of Section 162(m) of the Code, and who are not “executive officers” for purposes of Section 303A of the New York Stock Exchange Listed Company Manual. Any actions duly taken by the Chief Executive Officer with respect to the administration of the Plan and the qualification for and payment of bonuses to employees shall be deemed to have been taken by the Committee for purposes of the Plan.

7.	Determination of Participation, Performance Criteria and Bonuses.

(a)        Participation and Performance Criteria.  The Committee shall determine who the Participants for each Performance Cycle will be and establish the Performance Objective or Performance Objectives that must be satisfied in order for a Participant to be eligible to receive a bonus for such Performance Cycle; provided, however, that with respect to employees of the Company or a Subsidiary whose compensation is, or is reasonably expected to become, subject to the provisions of Section 162(m) of the Code, such determinations shall be made within 90 days of the commencement of such Performance Cycle, or if less, prior to the expiration of 25% of the length of such Performance Cycle.

(b)        Performance Objectives.  The Committee shall establish three or more targets for each Performance Cycle for the Performance Objectives established by the Committee. The targets shall consist of at least a threshold (below which no bonus shall be payable), a plan level and a maximum level (above which no additional bonus shall be payable).

(c)        Bonus Percentages.  At the time that the Committee determines the Participants and establishes the Performance Objectives with respect to a Performance Cycle, it shall determine the bonus percentage payable to each Participant with respect to such Performance Cycle if the applicable threshold, plan or maximum level of the applicable Performance Objective is attained. If a level achieved falls between two of the specified target levels for a Performance Cycle, a Participant shall receive a bonus based on a straight line interpolation between the bonuses for the two target levels, or such other basis as the Committee shall determine at the time the Performance Objective for the Participant is established. The bonus percentages represent the percentage of a Participant’s base salary as in effect on the October 31 that coincides with or immediately precedes the last day of the Performance Cycle that he or she shall be entitled to receive as a bonus if specified Performance Objective targets are attained. Subject to the provisions of Section 7(g), there shall be no limit to the minimum or maximum bonus percentages that may be established for any Performance Cycle. Bonus percentages may differ from Participant to Participant in any Performance Cycle and a Participant’s bonus percentages may change from year to year, but with respect to each Participant for each Performance Cycle, the bonus percentage for attaining the maximum level of the applicable Performance Objective shall exceed the bonus percentage for attaining the plan level (or other specified level above the plan level) of the applicable Performance Objective, which, in turn, shall exceed the bonus percentage for attaining the threshold level (or other specified level above the threshold level) of the applicable Performance Objective. In determining the bonus percentage for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his past, present and potential contribution to the Company and its Subsidiaries, his seniority with the Company or any of its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

(d)        Termination of Employment During or After Performance Cycle.

(i)      If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her death, his or her estate shall receive the bonus that would otherwise have been payable to such Participant for such Performance Cycle if the plan level were achieved, prorated to the portion of such Performance Cycle actually worked by such Participant.

(ii)      If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her disability, such Participant shall receive the bonus, if any, which would otherwise been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

(iii)      If a Participant’s employment terminates during a Performance Cycle by reason of his or her Retirement, such Participant shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

(iv)      If a Participant’s employment terminates during a Performance Cycle for any reason other than on account of death, disability or Retirement, such Participant shall receive no bonus for such Performance Cycle.

(v)      If a Participant’s employment terminates for any reason on or after the end of a Performance Cycle but prior to the date of payment of a bonus, such Participant shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Performance Cycle.

(e)        Determination of Bonuses.  Subject to Section 8(a), the Committee shall determine whether any Performance Objective targets were achieved for a Performance Cycle, which Participants shall have earned bonuses as the result thereof, and the bonus percentage such Participants are entitled to no later than the end of the first quarter of the Performance Cycle immediately subsequent to the Performance Cycle with respect to which the bonuses were earned. With respect to bonuses intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee must certify in writing prior to the payment of the bonus that the applicable Performance Objective targets and any other material terms were in fact satisfied. Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

(f)        Change In Control.  Notwithstanding the foregoing, in the event that there shall be a Change in Control during a Performance Cycle, each Participant for such Performance Cycle shall be entitled to receive a bonus equal to the bonus payable to such Participant if the plan level for such Performance Cycle had been achieved prorated to the portion of such Performance Cycle actually worked by such Participant through the date of the Change in Control.

(g)        Absolute Maximum Bonus.  Notwithstanding any other provision in the Plan to the contrary, the maximum bonus that may be paid to any Participant under the Plan with respect to any Fiscal Year may not exceed $7,000,000.

(h)        Unusual or Nonrecurring Events.  Unless otherwise determined by the Committee, Performance Objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the bonus intended to be paid. With respect to any bonus intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that such adjustment be made in such manner as will not cause the bonus to fail to qualify as performance-based compensation.

(i)        Negative Discretion.  Notwithstanding any other provision in the Plan to the contrary, the Committee shall have the right, in its sole discretion, to reduce or eliminate the amount of the bonus earned by any Participant and the bonus percentage payable to any such Participant under Section 7 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate.

8.	Payment.

(a)        Timing.  Payment of any bonus to a Participant shall be made:

  (i)      in the case of a bonus payable in accordance with Section 7(d)(i), within 30 days of the Participant’s death;

(ii)      in the case of a bonus payable in accordance with the provisions of Section 7(f), within 30 days of the Change in Control; or

(iii)      in the case of bonuses payable under the Plan other than a bonus payable under Section 7(d)(i) or Section 7(f), within 30 days following the Committee’s determination and certification pursuant to Section 7(e) that the applicable targets for the preceding Performance Cycle were achieved, that the bonus was earned and what bonus percentage the Participant is entitled to, provided that the date of such payment shall occur no later than the 15th day of the third month following the later of (x) the last day of the Fiscal Year in which the Performance Cycle ends or (y) the last day of the Participant’s taxable year in which the Performance Cycle ends, in either case, in which the right to the payment of the bonus is no longer subject to forfeiture.

(b)        Forfeiture.

(i)      Except as otherwise set forth in Section 7(d) or in the case of a Change in Control, in order to remain eligible to receive a bonus, a Participant must be employed by the Company on the last day of the applicable Performance Cycle.

(ii)      In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Participant, as determined by the Board or a committee thereof, the Board or the committee:

(x)     will review or cause to be reviewed all bonuses paid to the Participant pursuant to the Plan on the basis of having met or exceeded Performance Objective(s) or other measures or goals for Performance Cycles beginning after 2008 to the extent the bonuses relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser bonus or bonuses would have been paid to the Participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the benefit of the Company the amount by which the Participant’s bonus or bonuses for the restated period(s) exceeded such lesser bonus or bonuses, plus a reasonable rate of interest; and

(y)      in addition to the foregoing, to the extent permitted by applicable law, may take or cause to be taken for the benefit of the Company such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the Participant’s outstanding bonus opportunities and recovery (in whole or in part) of any additional amounts relating to prior bonuses paid to the Participant under the Plan.

(c)        Form of Payment.  All bonuses payable under the Plan, if any, shall be payable in cash. All amounts hereunder shall be paid solely from the general assets of the Company. The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

(d)        Six-Month Delay.  Notwithstanding any provision in the Plan to the contrary, in the event any payment hereunder constitutes “deferred compensation” (within the meaning of Section 409A (as defined in Section 12(d) herein)), and such payment is payable to a Participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such bonus shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made hereunder or (y) the first business day following the end of the sixth-month period following the date of the Participant’s separation from service.

9.	General Provisions of the Plan.

(a)        Term of the Plan.  The Plan originally was effective with respect to Fiscal Years 2005 through 2009. The Plan as amended and restated April 30, 2009, and again amended and restated effective April 26, 2012, was effective with respect to Fiscal Years 2009 through 2013. The Plan as amended and restated effective May 2, 2013 is effective, subject to approval by the Company’s stockholders, with respect to Fiscal Years commencing on or after 2013 and prior to the Annual Meeting of Stockholders that occurs in 2018, and shall terminate upon the payment of all bonuses, if any, earned with respect to such Fiscal Years, unless the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2018 Annual Meeting of Stockholders shall approve the continuation of the Plan.

(b)        Amendment and Termination.  Notwithstanding Section 9(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such amendment shall be effective without approval by the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the Company’s stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to “covered employees” (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

(c)        Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)        Withholding.  Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

10.        No Right of Continued Employment.  Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Performance Cycle confer upon any Participant any right to participate in the Plan with respect to any subsequent Performance Cycle.

11.        No Limitation on Corporate Actions.  Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any bonuses paid under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

12.	Miscellaneous.

(a)        Nonalienation of Benefits.  Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under the Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company’s assets or (ii) any corporation or other entity into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(b)        Severability.  If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(c)        Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(d)        Section 409A.  The provisions of the Plan and any payments made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”).

EXHIBIT C

PVH CORP.

LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective May 2, 2013)

1.      Purpose. The purposes of the Plan are to induce executive officers (as defined in the Exchange Act) of the Company to remain in the employ of the Company and its Subsidiaries and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

2.      Definitions.

(a)     Defined Terms. The following words as used in the Plan shall have the meanings ascribed to each below.

“Award” means a benefit payable under the Plan, as provided herein.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, the definition of “cause” as contained in the Participant’s employment agreement as then in effect or, if no such agreement or definition exists, “Cause” shall mean:

(i)       gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position, which results in material economic harm to the Company or its affiliates or in material reputational harm causing demonstrable injury to the Company or its affiliates;

(ii)       the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Company that specifically identifies the manner in which the Board or the Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has not cured such failure to the reasonable satisfaction of the Board or the Company within 20 days following the Participant’s receipt of such written demand;

(iii)      the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation);

(iv)      the Participant having willfully divulged, furnished or made accessible to anyone other than the Company, its directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any Confidential Information; or

(v)       any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from acting in any or all capacities in which the Participant is then acting for the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

“Change in Control” means the first to occur of the following events:

(i)   Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

(ii)   Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)   Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

(iv)   The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

“Company” means PVH Corp., a Delaware corporation.

“Confidential Information” means any knowledge and information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of trade secrets, vendor and customer lists and information, employee lists and information, information regarding product development, marketing plans, management organization information, operating policies and manuals, sourcing data, performance results, business plans, financial records, and other financial, commercial, business and technical information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” means each fiscal year of the Company, as set forth in the Company’s books and records.

“Participant” means each of the executive officers of the Company designated by the Committee to participate in the Plan from time to time.

“Performance Cycle” means a three-year period commencing on the first day of a Fiscal Year and ending on the last day of the second subsequent Fiscal Year, or such other period (not to be less than 13 months) as may be designated by the Committee from time to time.

“Performance Objective” means any of the following: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of Subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such Performance Objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either in absolute terms, as a goal relative to performance in prior periods, or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Person” means person as such term is used in Section 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the PVH Corp. Long-Term Incentive Plan, as set forth herein and as may be amended from time to time.

“Retirement” means the termination of a Participant’s employment with the Company and all of its Subsidiaries (i) other than for Cause or by reason of his or her death and (ii) on or after the earlier to occur of (A) the first day of the calendar month in which his or her 65th birthday shall occur and (B) the date on which he or she shall have attained his or her 62nd birthday and completed five years of employment with the Company and/or any of its Subsidiaries.

“Subsidiary” has the meaning ascribed to such term in Section 424(f) of the Code.

(b)     Interpretation.

 (1)       The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

 (2)       Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

 (3)       All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

 (4)       The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

3.       Effective Date. The Plan originally became effective April 21, 2005. The Plan’s material terms were reapproved by the Company’s stockholders effective April 30, 2009, and the Plan was amended and restated by the Board effective April 27, 2012. The Plan is hereby amended and restated, effective May 2, 2013, subject to the approval of the Company’s stockholders.

4.       Eligibility. Participation in the Plan with respect to any Performance Cycle shall be available only to such executive officers of the Company as may be designated by the Committee.

5.       Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board each of whom it is intended would be “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board. The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committee, however created. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

6.       Administration. Subject to the express provisions of the Plan, the Committee shall have complete authority to administer and interpret the Plan. The Committee shall establish the Performance Objectives for any Performance Cycle in accordance with Section 7 hereof and determine whether such Performance Objectives have been attained prior to the payment of any Award. Any determination made by the Committee under the Plan shall be final and conclusive. Any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder shall be resolved by the Committee in its sole discretion. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual’s willful misconduct.

7.       Determination of Participation, Performance Criteria and Awards.

 (a)       Participation and Performance Criteria. The Committee shall determine who the Participants for each Performance Cycle will be and shall select the Performance Objective or Performance Objectives that must be satisfied in order for a Participant to receive an Award for such Performance Cycle, within 90 days of the commencement of such Performance Cycle.

(b)       Performance Targets. The Committee shall establish three or more targets for each Performance Cycle for the Performance Objectives established by the Committee. The targets shall consist of at least a threshold level (below which no Award shall be payable), a plan level and a maximum level (above which no additional Award shall be payable).

(c)       Award Percentages. At the time that the Committee determines the Participants and establishes the Performance Objectives with respect to a Performance Cycle, it shall determine the Award payable to each Participant with respect to such Performance Cycle if the applicable threshold, plan or maximum target level is attained. If a level achieved falls between two of the specified target levels for a Performance Cycle, a Participant shall receive an Award based on a straight line interpolation between the Awards for the two target levels, or such other basis as the Committee shall determine at the time the Performance Objective for the Participant is established. The Award represents the percentage of a Participant’s base salary on the last day of the Performance Cycle that he or she shall be entitled to receive as an Award if specified Performance Objective targets are attained. Subject to the provisions of Section 7(g), there shall be no limit to the minimum or maximum Award that may be established for any Performance Cycle. Awards may differ from Participant to Participant in any Performance Cycle and a Participant’s Award may change from year to year, but with respect to each Participant for each Performance Cycle, the Award for attaining the maximum level of the applicable Performance Objective shall exceed the Award for attaining the plan level (or other specified level above the plan level) of the applicable Performance Objective, which, in turn, shall exceed the Award for attaining the threshold level (or other specified level above the threshold level) of the applicable Performance Objective. In determining the Award for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his or her past, present and potential contribution to the Company and its Subsidiaries, his or her seniority with the Company or any of its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

(d)      Termination of Employment During or After Performance Cycle.

 (1)       If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her death, his or her estate shall receive the Award that would otherwise have been payable to such Participant for such Performance Cycle if the plan level were achieved, prorated to the portion of such Performance Cycle actually worked by such Participant.

 (2)       If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her disability, such Participant shall receive the Award, if any, which would otherwise been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

 (3)       If a Participant’s employment terminates during a Performance Cycle by reason of his or her Retirement or discharge without Cause or for any reason which would constitute grounds for the Participant to voluntarily terminate his or her employment for “good reason” under the terms of the Participant’s employment agreement, if any, with the Company or a Subsidiary, such Participant shall receive the Award, if any, which would otherwise have been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant; provided, however, that in the case of a Participant who retires or is discharged without Cause or terminates employment for “good reason” prior to the last day of the first Fiscal Year of a Performance Cycle, no Award shall be payable.

 (4)       If a Participant’s employment is terminated by the Company for Cause during a Performance Cycle for which he or she was determined to be a Participant, no Award shall be payable.

 (5)       If a Participant’s employment terminates for any reason on or after the end of a Performance Cycle but prior to the date of payment of an Award, such Participant shall receive the Award, if any, which would otherwise have been payable to such Participant for such Performance Cycle.

(e)       Determination of Awards. Subject to Section 8(a), the Committee shall determine whether any targets were achieved for a Performance Cycle, which Participants shall have earned Awards as the result thereof, and the Awards, if any, to which such Participants are entitled, no later than 90 days subsequent to the last day of the Performance Cycle with respect to which such Awards were earned. With respect to Awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee must certify in writing prior to the payment of the Award that the applicable Performance Objective targets and any other material terms were in fact satisfied. Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

(f)       Change in Control. Notwithstanding the foregoing, in the event that there shall be a Change in Control during a Performance Cycle, each Participant for such Performance Cycle shall be entitled to receive an Award equal to the Award payable to such Participant if the plan level for such Performance Cycle had been achieved prorated to the portion of such Performance Cycle actually worked by such Participant through the date of the Change in Control.

(g)       Absolute Maximum Award. Notwithstanding any other provision in the Plan to the contrary, the maximum Award that may be paid to any Participant under the Plan in any Fiscal Year may not exceed $10,000,000.

(h)       Unusual or Nonrecurring Events. Unless otherwise determined by the Committee, Performance Objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the Award intended to be paid. With respect to any Award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that such adjustment be made in such manner as will not cause the Award to fail to qualify as performance-based compensation.

(i)       Negative Discretion. Notwithstanding any provision in the Plan to the contrary, the Committee shall have the right, in its sole discretion, to reduce or eliminate the amount of an Award earned by any Participant and to which any such Participant is entitled under Section 7 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate.

8.       Payment.

 (a)     Timing. Payment of any Award determined under Section 7 shall be paid:

 (1)       in the case of an Award payable in accordance with Section 7(d)(i), within 30 days of the date of the Participant’s death;

 (2)       in the case of an Award payable in accordance with Section 7(f), within 30 days of the Change in Control; or

 (3)       in the case of Awards payable under the Plan other than an Award payable under Section 7(d)(i) or Section 7(f), within 30 days following the Committee’s determination and certification to performance results as set forth in Section 7(e), provided that the date of such payment shall occur no later than the 15th day of the third month following the later of (x) the last day of the Fiscal Year in which the Performance Cycle ends or (y) the last day of the Participant’s taxable year in which the Performance Cycle ends, in either case, in which the right to the Award is no longer subject to forfeiture.

(b)      Forfeiture.

 (1)       Except as otherwise set forth in Section 7(d) or in the case of a Change in Control, in order to remain eligible to receive an Award, a Participant must be employed by the Company on the last day of the applicable Performance Cycle.

 (2)       In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Participant, as determined by the Board or a committee thereof, the Board or the committee:

(x) will review or cause to be reviewed all Awards paid to the Participant pursuant to the Plan on the basis of having met or exceeded Performance Objective(s) or other measures or goals for Performance Cycles beginning after 2008 to the extent the Awards relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser Award or Awards would have been paid to the Participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the benefit of the Company the amount by which the Participant’s Award(s) for the restated period(s) exceeded such lesser Award or Awards, plus a reasonable rate of interest; and

(y) in addition to the foregoing, to the extent permitted by applicable law, may take or cause to be taken for the benefit of the Company such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the Participant’s outstanding Award opportunities and recovery (in whole or in part) of any additional amounts relating to prior Awards paid to the Participant under the Plan.

(c)       Form of Payment. All Awards payable under the Plan, if any, shall be payable in cash. All amounts hereunder shall be paid solely from the general assets of the Company. The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

(d)       Six-Month Delay. Notwithstanding any provision in the Plan to the contrary, in the event any Award payable hereunder constitutes “deferred compensation” (within the meaning of Section 409A (as defined in Section 12(d) herein)), and such Award is payable to a Participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such Award shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made hereunder or (y) the first business day following the end of the sixth-month period following the date of the Participant’s separation from service.

9.       General Provisions of the Plan.

 (a)       Term of the Plan. The Plan originally was effective with respect to Performance Cycles commencing in 2005 through 2009. The Plan as amended and restated as of April 30, 2009, and again amended and restated effective April 26, 2012, was effective with respect to Performance Cycles commencing in 2009 through 2013. The Plan as amended and restated effective May 2, 2013 is effective, subject to approval by the Company’s stockholders, with respect to Performance Cycles commencing on or after 2013 and prior to the Annual Meeting of Stockholders that occurs in 2018 and shall terminate upon the payment of all Awards, if any, earned with respect to such Performance Cycles, unless the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2018 Annual Meeting of Stockholders shall approve the continuation of the Plan.

  (b)       Amendment and Termination. Notwithstanding Section 9(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such amendment shall be effective without approval by the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the Company’s stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to “covered employees” (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

  (c)       Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

  (d)       Withholding. Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

10.      No Right of Continued Employment. Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Performance Cycle confer upon any Participant any right to participate in the Plan with respect to any subsequent Performance Cycle.

11.      No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any Awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

12.      Miscellaneous.

  (a)       Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under the Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company’s assets or (ii) any corporation or other entity into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

  (b)       Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

  (c)       Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

  (d)       Section 409A. The provisions of the Plan and any payments made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on June 20, 2013.

The proxy statement and annual report to stockholders are available to view online at

www.pvhannualmeetingmaterials.com.

“Green” Initiative

If you would like to access the proxy information electronically in the future rather than receive paper copies in the mail, please visit www.ematerials.com/pvh and follow the instructions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PVH CORP.

200 Madison Avenue

New York, New York 10016-3903

EMANUEL CHIRICO and MARK D. FISCHER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PVH CORP. held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 20, 2013, and any adjournments thereof, on the matters printed on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

—	FOR the election of all of the nominees for director.

—	FOR continuation of our Performance Incentive Bonus Plan and approval of material terms.

—	FOR continuation of our Long-Term Incentive Plan and approval of material terms

—	FOR the approval of the compensation paid to the Company’s Named Executive Officers.

—	FOR the ratification of auditors.

(Continued, and to be dated and signed on the other side.)

PVH CORP.
P.O. Box 64945
St. Paul, MN 55164-0945

The Board recommends a vote FOR all of the nominees in proposal 1 and FOR proposals 2, 3 and 4.

1.	Election of the nominees for director listed below:

		FOR	AGAINST	ABSTAIN

	MARY BAGLIVO	☐	☐	☐

	EMANUEL CHIRICO	☐	☐	☐

	JUAN R. FIGUEREO	☐	☐	☐

	JOSEPH B. FULLER	☐	☐	☐

	FRED GEHRING	☐	☐	☐

	MARGARET L. JENKINS	☐	☐	☐

	BRUCE MAGGIN	☐	☐	☐

	V. JAMES MARINO	☐	☐	☐

	HELEN McCLUSKEY	☐	☐	☐

	HENRY NASELLA	☐	☐	☐

	RITA M. RODRIGUEZ	☐	☐	☐

	CRAIG RYDIN	☐	☐	☐

2.	Vote to continue the Company’s Performance Incentive Bonus Plan and to approve the material terms under the plan.				FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Vote to continue the Company’s Long-Term Incentive Plan and to approve the material terms under the plan.				FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Advisory vote to approve the compensation paid to the Company’s Named Executive Officers.				FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Ratification of auditors.				FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address change and/or comments ☐

Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated: , 2013

Signature

Signature, if held jointly

To vote, fill in (x) with black or blue ink only.  ☒